Amended and Restated Indenture

between

New Jersey Economic Development Authority

and

U.S. Bank National Association, as Trustee

Relating to

New Jersey Economic Development Authority
$10,300,000 Natural Gas Facilities Refunding Revenue Bonds, Series 2005A
(New Jersey Natural Gas Company Project)
and
$10,500,000 Natural Gas Facilities Refunding Revenue Bonds, Series 2005B
(New Jersey Natural Gas Company Project)
and
$15,000,000 Natural Gas Facilities Revenue Bonds, Series 2005C
(New Jersey Natural Gas Company Project)
________________________

Dated as of October 1, 2005
and Amended and Restated as of April 1, 2019

‑16‑

Amended and Restated Indenture
This Amended and Restated Indenture (the “Indenture”), dated as of April 1, 2019 is between the New Jersey Economic Development Authority, a public body corporate and politic constituting an instrumentality of the State of New Jersey (the “Authority”), and U.S. Bank National Association, a national banking association, being qualified to accept and administer the trusts hereby created (the “Trustee”);
W i t n e s s e t h:
Whereas, the New Jersey Economic Development Authority Act, constituting Chapter 80 of the Pamphlet Laws of 1974 of the State of New Jersey (the “State”), approved August 7, 1974, as amended and supplemented (the “Act”), declares it to be in the public interest and to be the policy of the State to foster and promote the economy of the State, increase opportunities for gainful employment and improve living conditions, assist in the economic development or redevelopment of political subdivisions within the State, and otherwise contribute to the prosperity, health and general welfare of the State and its inhabitants by inducing manufacturing, industrial, commercial, recreational, retail, service and other employment promoting enterprises to locate, remain or expand within the State by making available financial assistance; and
Whereas, New Jersey Natural Gas Company (the “Borrower”) requested that the Authority issue, and the Authority issued, its Natural Gas Facilities Refunding Revenue Bonds, Series 2005A (New Jersey Natural Gas Company Project) in an aggregate principal amount of $10,300,000 (the “Series 2005A Bonds”), the proceeds of which Series 2005A Bonds were used to refund the Authority’s Natural Gas Facilities Refunding Revenue Bonds, Series 1993A (New Jersey Natural Gas Company Project) which were outstanding in the aggregate principal amount of $10,300,000 (the “Series 1993A Bonds”), the proceeds of which Series 1993A Bonds were issued to pay a portion of the cost of refunding the Authority’s Natural Gas Facilities Revenue Bonds, Series 1983 (New Jersey Natural Gas Company Project) (the “Series 1983 Bonds”), the proceeds of which Series 1983 Bonds were used to finance the purchase, construction and equipping by the Borrower of certain natural gas distribution mains and functionally related equipment (the “1983 Project”) and to pay certain costs of issuance of the Series 1983 Bonds;
Whereas, the Borrower requested that the Authority issue, and the Authority issued, its Natural Gas Facilities Refunding Revenue Bonds, Series 2005B (New Jersey Natural Gas Company Project) in an aggregate principal amount of $10,500,000 (the “Series 2005B Bonds”), the proceeds of which Series 2005B Bonds were used to refund the Authority’s Natural Gas Facilities Refunding Revenue Bonds, Series 1994A (New Jersey Natural Gas Company Project) which were outstanding in the aggregate principal amount of $10,500,000 (the “Series 1994A Bonds” and together with the Series 1993A Bonds, the “Refunded Bonds”), the proceeds of which Series 1994A Bonds were used issued to pay a portion of the cost of refunding the Authority’s Natural Gas Facilities Revenue Bonds, Series 1984 (New Jersey Natural Gas Company Project) (the “Series 1984 Bonds”), the proceeds of which Series 1984 Bonds were used to finance the purchase, construction and equipping by the Borrower of certain natural gas distribution mains and functionally related equipment (the “1984 Project”) and pay certain costs of issuance of the Series 1984 Bonds;

Whereas, the Borrower requested that the Authority issue, and the Authority issued, its Natural Gas Facilities Revenue Bonds, Series 2005C (New Jersey Natural Gas Company Project) in an aggregate principal amount of $15,000,000 (the “Series 2005C Bonds”, and with the Series 2005A Bonds and Series 2005B Bonds are hereinafter collectively, the “Bonds”), the proceeds of which Series 2005C Bonds were used to to finance the purchase, construction and equipping by the Borrower of certain natural gas distribution mains and functionally related equipment (the “2005C Project” or “New Project” and together with the 1983 Project and the 1984 Project are referred to collectively as the “Project” or Projects”) and pay certain costs of issuance of the Series 2005C Bonds;
Whereas, the Authority duly entered into a loan agreement, dated as of October 1, 2005 (as hereinafter in Section 1.1 further defined, the “Loan Agreement”), with the Borrower specifying the terms and conditions of a loan by the Authority to the Borrower of the proceeds of the Bonds for refunding the Refunded Bonds and financing the 2005C Project, and of the payment by the Borrower to the Authority of amounts sufficient for the payment of the principal of and premium, if any, and interest on the Bonds and certain related expenses, initially secured by the issuance and delivery by the Borrower to the Authority of (i) First Mortgage Bonds, Series II due 2023 in the aggregate principal amount of $10,300,000 (the “Series II First Mortgage Bonds”), (ii) First Mortgage Bonds, Series JJ due 2024 in the aggregate principal amount of $10,500,000 (the “Series JJ First Mortgage Bonds”) and (iii) First Mortgage Bonds, Series KK due 2040 in the aggregate principal amount of $15,000,000 (the “Series KK First Mortgage Bonds”) (the Series II First Mortgage Bonds, the Series JJ First Mortgage Bonds and the Series KK First Mortgage Bonds are referred to collectively as, the “Initial First Mortgage Bonds”), each such series issued pursuant to the Thirty-First Supplemental Indenture, dated as of October 1, 2005, to the Indenture of Mortgage and Deed of Trust to The Bank of New York Mellon Trust Company, N.A. (successor in interest to Harris Trust and Savings Bank), dated April 1, 1952, as subsequently amended and restated by the Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement by and between the Borrower and U.S. Bank National Association, as mortgage trustee (the “Mortgage Trustee”), dated as of September 1, 2014, as amended and supplemented (the “Mortgage Indenture”);
Whereas, to reflect certain amendments to the Bonds and the Original Indenture (as defined below), the Initial First Mortgage Bonds will be exchanged for new series of bonds as follows (i) First Mortgage Bonds, Series WW due 2042 in the aggregate principal amount of $10,300,000 (the “Series WW First Mortgage Bonds”) in exchange for the Series II First Mortgage Bonds, (ii) First Mortgage Bonds, Series XX due 2038 in the aggregate principal amount of $10,500,000 (the “Series XX First Mortgage Bonds”) in exchange for the Series JJ First Mortgage Bonds and (iii) First Mortgage Bonds, Series YY due 2059 in the aggregate principal amount of $15,000,000 (the “Series YY First Mortgage Bonds”) in exchange for the Series KK First Mortgage Bonds (the Series WW First Mortgage Bonds, the Series XX First Mortgage Bonds and the Series YY First Mortgage Bonds are referred to collectively as, the “First Mortgage Bonds”), each such series issued pursuant to the Mortgage Indenture, including as supplemented by the Fourth Supplemental Indenture, dated as of April 1, 2019;

Whereas, in order to provide for the authentication and delivery of the Bonds, to establish and declare the terms and conditions upon which the Bonds are to be issued and secured and to secure the payment of the principal or Purchase Price thereof and interest thereon, the Authority executed and delivered the Indenture of Trust dated as of October 1, 2005 (the “2005 Indenture”) between the Authority and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, National Association), as trustee (the “Prior Trustee”);
Whereas, the 2005 Indenture has been previously supplemented and amended by the Supplement and Amendment of Agreements dated September 24, 2014 by and among the Authority, the Prior Trustee and the Borrower (the “Supplement and Amendment” and together with the 2005 Indenture, the “Original Indenture”);
Whereas, the payment of principal of and interest (but not premium) on each series of the Bonds when due was insured by a separate financial guaranty insurance policy for each series of the Bonds (collectively, the “Bond Insurance Policies”) issued by Financial Guaranty Insurance Company, which such policies have been novated to National Public Finance Guarantee Corporation (the “Bond Insurer”);
Whereas, on January 17, 2017, the Borrower purchased the Bonds in lieu of redemption in accordance with the terms of the Original Indenture and the Borrower is the Beneficial Owner of all of the Bonds Outstanding (the “Current Bondholder”);
Whereas, the Bond Insurance Policies have been cancelled, which cancellations became effective April 18, 2019 pursuant to the Cancellation Agreement dated as of April 18, 2019 by and among the Authority, the Prior Trustee, the Borrower, the Current Bondholder and the Bond Insurer;
Whereas, the Borrower has requested that the Authority amend and restate the Original Indenture to (i) reflect the cancellations of the Bond Insurance Policies and the amendment of the Bonds, the Original Indenture and the Original Loan Agreement to remove references to such Policies, (ii) provide for the extension of the related maturity for each series of the Bonds, (iii) provide for the exchange of the previously issued Initial First Mortgage Bonds for new series of corresponding First Mortgage Bonds and (iv) make certain other changes to the Original Indenture and the Bonds;
Whereas, Section 804 of the Original Indenture provides that the term and provisions of the Original Indenture and the rights and obligations of the Authority and Bondholders may be modified and amended in any respect upon the entering into between the Authority and the Trustee of a Supplemental Indenture with the consent of the Holders of all of the Bonds Outstanding and Section 902 of the Original Indenture requires the written consent of the Bond Insurer with respect to certain amendments to the Original Indenture;
Whereas, the Authority and the Trustee, pursuant to (i) Section 804 of the Original Indenture, have obtained the written consent of the Current Bondholder and (ii) Section 902 of the Original Indenture, have obtained the written consent of the Bond Insurer;

Whereas, all acts and proceedings required by law necessary to make the Bonds, when executed by the Authority, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal special and limited obligations of the Authority, and to constitute this Indenture a valid and binding agreement for the uses and purposes herein set forth in accordance with its terms, have been done and taken, and the execution and delivery of this Indenture have been in all respects duly authorized;
Now, Therefore, This Indenture Witnesseth, that in order to secure the payment of the principal or Purchase Price of, and the premium, if any, and interest on, all Bonds at any time issued and Outstanding under this Indenture, according to their tenor, and thereafter to secure any amounts due to any Credit Provider pursuant to any Reimbursement Agreement with respect to any Letter of Credit and to secure the performance and observance of all the covenants and conditions therein and herein set forth, and to declare the terms and conditions upon and subject to which the Bonds are to be issued and received, and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the Holders (as defined herein) thereof, and for other valuable consideration, the receipt of which is hereby acknowledged, the Authority does hereby irrevocably grant, convey, transfer, assign and pledge unto the Trustee all right, title and interest of the Authority in, to and under the Loan Agreement (except as provided in Section 5.1(B) hereof), including the First Mortgage Bonds, and does hereby covenant and agree with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Bonds, and the Credit Provider, if any, as follows:
Article I
Definitions; Content of Certificates and Opinions
Section 1.1.    Definitions. Unless the context otherwise requires, the terms defined in this Article shall, for all purposes of this Indenture and of any indenture supplemental hereto and of any certificate, opinion or other document herein mentioned, have the meanings herein specified, to be equally applicable to both the singular and plural forms of any of the terms herein defined.
“Accountant” means any firm of independent certified public accountants selected by the Borrower.
“Act” has the meaning assigned thereto in the recitals.
“Additional Payments” means (i) all reasonable fees, charges and expenses of the Trustee for services rendered under this Indenture and all amounts referred to in Section 8.6 of this Indenture, as and when the same become due and payable; (ii) the reasonable fees and expenses of such accountants, consultants, attorneys and other experts as may be engaged by the Authority or the Trustee to prepare audits, financial statements, reports, opinions or provide such other services required under the Loan Agreement, the Remarketing Agreement, any Reimbursement Agreement or this Indenture; and (iii) the reasonable fees and expenses of the Authority or any agent or attorney selected by the Authority to act on its behalf in connection with the Loan Agreement, the Remarketing

Agreement, any Reimbursement Agreement, the Bonds or this Indenture, including, without limitation, any and all reasonable expenses incurred in connection with the authorization, issuance, sale and delivery of any such Bonds or in connection with any litigation, investigation or other proceeding which may at any time be instituted involving the Loan Agreement, the Remarketing Agreement, any Reimbursement Agreement, the Bonds or this Indenture or any of the other documents contemplated thereby, or in connection with the reasonable supervision or inspection of the Borrower, its properties, assets or operations or otherwise in connection with the administration of the Loan Agreement. Such Additional Payments shall be billed to the Borrower by the Authority or the Trustee from time to time, together with a statement certifying that the amount billed has been incurred or paid by the Authority or the Trustee for one or more of the above items. After such a demand, amounts so billed shall be paid by the Borrower within 30 days after the date of invoice.
“Administrative Fees and Expenses” means the reasonable and necessary expenses incurred by the Authority pursuant to the Loan Agreement or this Indenture and the compensation and expenses paid to or incurred by the Trustee, the Tender Agent, the Bond Registrar, the Remarketing Agent and/or any Paying Agent under the Loan Agreement or this Indenture, which include but are not limited to printing of Bonds, accomplishing transfers or new registration of Bonds, or other charges and other disbursements including those of their respective officers, directors, members, attorneys, agents and employees incurred in and about the administration and execution of the Loan Agreement and this Indenture.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.
“Alternate Letter of Credit” means an alternate irrevocable letter of credit, including, if applicable, a confirming letter of credit, or similar credit facility issued by a commercial bank, savings institution or other financial institution, the terms of which shall in all material respects be the same as those of the Letter of Credit then in effect, delivered to the Trustee pursuant to Section 2.12 of the Loan Agreement, and any extensions, amendments or supplements thereto.
“Alternate Rate” means an interest rate equal to 110% of the SIFMA Municipal Index, but in no event a rate in excess of the Maximum Rate.
“Applicable Factor” means during any Bank Index Rate Period, with an Approving Opinion, a percentage as may be designated in writing by the Borrower, and confirmed by the Market Agent, as the Applicable Factor for such Bank Index Rate Period pursuant to Section 2.3(E)(4).
“Applicable Spread” means, with respect to each Bank Index Rate Period, the number of basis points determined by the Market Agent on or before the first day of such Bank Index Rate Period and designated by the Borrower in accordance with Section 2.3(E)(4) (which may include a schedule for the Applicable Spread based upon the ratings assigned to the long‑term unenhanced debt of the Borrower as described in subparagraph (a) in this definition) that, when added to the SIFMA Index or the product of the LIBOR Index multiplied by the Applicable Factor, as applicable, would equal the minimum interest rate per annum that would enable the Bonds to be sold on such date at a price equal to the principal amount thereof (without regard to accrued interest, if any, thereon).
“Approving Opinion” means an opinion of Bond Counsel, acceptable to the Authority, that an action being taken (i) is authorized by applicable law and this Indenture, and (ii) will not adversely affect the Tax‑exempt status of interest on the Bonds.
“Authority” means the New Jersey Economic Development Authority, a public body politic and corporate and a political subdivision of the State organized and existing by virtue of the Act, and its successors and assigns.
“Authorized Denomination” means (i) during any Variable Interest Rate Period or any Term Interest Rate Period of less than one year, $100,000 or any multiple of $5,000 in excess thereof, (ii) during any Bank Index Rate Period, denominations of $250,000 and any larger denomination constituting an integral multiple of $5,000, and (iii) at any other time, $5,000 or any multiple thereof.
“Authorized Representative” means (i) with respect to the Authority, the Chairman, Vice Chairman, Chief Executive Officer, Chief Financial Officer, Director of Bonds and Incentives, Director of Closing Services, Secretary or Assistant Secretary and, when used with reference to an act or document, also means any other person authorized by resolution of the Authority to perform such act or sign such document; (ii) with respect to the Borrower, the person or persons at the time designated to act on behalf of the Borrower by a written certificate signed by the Borrower, furnished to the Trustee, the Credit Provider, if any, and the Authority, containing the specimen signature of each such person and signed on behalf of the Borrower by its President or Vice President, which certificate may designate an alternate or alternates; and (iii) with respect to the Credit Provider, if any, the person or persons at the time designated to act on behalf of the Credit Provider by a written certificate signed by the Credit Provider, furnished to the Trustee, the Borrower and the Authority, containing the specimen signature of each such person.
“Available Moneys” means, if a Letter of Credit is then in effect, (1) moneys derived from drawings under a Letter of Credit, (2) moneys provided by the Borrower held by the Trustee in funds and accounts established under this Indenture (except the Rebate Fund or the account described in Section 4.7(G) hereof) and subject to the lien of the Indenture for a period of at least 123 consecutive days and not commingled with any moneys so held for less than said period and during and prior to which period no petition in bankruptcy was filed by or against, and no receivership, insolvency, assignment for the benefit of creditors or other similar proceeding has been commenced by or against the Borrower or the Authority, (3) investment income derived from the investment of moneys described in clause (2) so long as (A) investments of such moneys are in Investment Securities rated by each Rating Agency in any of the two highest long‑term rating categories without regard to modifiers or, if applicable, in the highest short‑term rating category without regard to modifiers and (B) with respect to such investment earnings there has been delivered to the Trustee an opinion of nationally recognized bankruptcy counsel to the effect that the use of such amounts for such purpose would not constitute a voidable preference under Section 547 of the Bankruptcy Code should the Borrower or the Authority become the debtor in a case under the Bankruptcy Code or (4) proceeds of any remarketing of the Bonds (other than proceeds derived from a remarketing to the Authority or the Borrower or any affiliate of the Authority or the Borrower) or any refunding bonds issued to refund the Bonds.
“Bank” means, during any Bank Index Rate Period, the Holder of the Bonds, provided that there is a single Holder of all of the Bonds and provided further that the Bonds are not then held under the Book‑Entry System. If there is more than one Holder of the Bonds during any Bank Index Rate Period, “Bank” means Holders owning a majority of the aggregate principal amount of the Bonds then Outstanding. If the Bonds are then held under the Book‑Entry System during any Bank Index Rate Period, “Bank” means the Beneficial Owner of the Bonds, provided that there is a single Beneficial Owner of all of the Bonds. If there is more than one Beneficial Owner of the Bonds during any Bank Index Rate Period, “Bank” means Beneficial Owners who are the beneficial owners of a majority of the aggregate principal amount of the Bonds then Outstanding.
“Bank Bonds” has the meaning ascribed thereto in Section 4.7(C)(2)(a) hereof.
“Bank Index Rate” means the LIBOR Index Rate or the rate given such term in a Bank Index Rate Agreement.
“Bank Index Rate Agreement” means any agreement with respect to the Bonds between the Borrower and the Bank which may be designated as the Bank Index Rate Agreement.
“Bank Index Rate Bonds” means Bonds of a particular series that bear interest at a Bank Index Rate.
“Bank Index Rate Conversion Date” means each date on which the Interest Rate Period for the Bonds is changed to a Bank Index Rate Period pursuant to Section 2.3(E) (including without limitation a change from one Bank Index Rate Period to a subsequent Bank Index Rate Period).
“Bank Index Rate Period” means any period during which the Bonds bear interest at a Bank Index Rate.
“Bank Purchase Date” means, during any Bank Index Rate Period, (i) the date designated by the Borrower pursuant to Section 2.3(E)(3) and (ii) the date on which the Borrower elects to purchase the Bonds in lieu of acceleration thereof pursuant to Section 4.9.
“Bankruptcy Code” means Title 11 of the United States Code, as amended, and any successor statute or statutes having substantively the same function.
“Beneficial Owners” means those individuals, partnerships, corporations or other entities for whom the Direct Participants have caused DTC to hold Book‑Entry Bonds.
“Bond Counsel” means any attorney at law or firm of attorneys acceptable to the Trustee or the Authority of nationally recognized standing in matters pertaining to the federal tax exemption of interest on bonds issued by states and political subdivisions, and duly admitted to practice law before the highest court of any state of the United States of America and acceptable to the Authority.
“Bond Fund” means the fund by that name established pursuant to Section 5.1 hereof.
“Bondholder” whenever used with respect to a Bond, means the person in whose name such Bond is registered.
“Bond Payment Date” means any date upon which any amounts payable with respect to the Bonds shall become due, whether on an Interest Payment Date, upon redemption, acceleration, maturity or otherwise.
“Bond Registrar” means the entity or entities performing the duties of the bond registrar pursuant to Section 2.8 hereof.
“Bonds” means, collectively, the Series 2005A Bonds, the Series 2005B Bonds and the Series 2005C Bonds.
“Book‑Entry Bonds” means the Bonds registered in the name of the nominee of DTC, or any successor securities depository for such Bonds, as the registered owner thereof pursuant to the terms and provisions of Section 2.11 hereof.
“Borrower” means New Jersey Natural Gas Company, a corporation duly organized, validly existing and in good standing under the laws of the State, or any entity which is the surviving, resulting or transferee entity in any merger, consolidation or transfer of assets permitted under Section 4.15 of the Loan Agreement and also means, unless the context otherwise requires, an assignee of the Loan Agreement as permitted by Section 4.19 of the Loan Agreement.
“Borrower Bonds” has the meaning ascribed thereto in Section 4.7(C)(2)(b) hereof.
“Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which commercial banks in New York, New York, or the city or cities in which the Corporate Trust Office of the Trustee or the Tender Agent, the office of the Remarketing Agent designated pursuant to Section 8.12 or, if applicable, the office of the Credit Provider at which demands for payment under the Letter of Credit are to be presented are authorized or required by law to close, (iii) a day on which the New York Stock Exchange is closed, or (iv) if a Letter of Credit is in effect, any day not a business day for purposes of the Letter of Credit or the Reimbursement Agreement.
“Calculation Agent” means, (i) during any Bank Index Rate Period, such Calculation Agent as may be selected by the Borrower meeting the requirements of Sections 2.12(A) and 2.12(B), and (ii) during any Index Interest Rate Period, the Person selected by the Borrower.
“Capitalization” means the total of all the following items appearing on, or included in, the Borrower’s consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination and (ii) common stock, preferred stock, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of the Borrower’s capital stock held in the Borrower’s treasury. Capitalization will be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Borrower is engaged and approved by independent accountants regularly retained by the Borrower, and may be determined as of a date not more than 60 days prior to the happening of the event for which the determination is being made.
“Certificate,” “Statement,” “Request,” “Requisition” or “Order” of the Authority, the Credit Provider or the Borrower means, respectively, a written certificate, statement, request, requisition or order signed in the name of the Authority by an Authorized Representative of the Authority, in the name of the Borrower by an Authorized Representative of the Borrower, or in the name of the Credit Provider by an Authorized Representative of the Credit Provider, as applicable. Any such instrument and supporting opinions or representations, if any, may, but need not, be combined in a single instrument with any other instrument, opinion or representation, and the two or more so combined shall be read and construed as a single instrument. If and to the extent required by Section 1.2 hereof, each such instrument shall include the statements provided for in Section 1.2 hereof.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Computation Date” means with respect to Bank Index Rate Bonds, (i) during each LIBOR Index Rate Period, the first day of such period and thereafter, the second London Banking Day immediately preceding each LIBOR Index Reset Date and (ii) during any other Bank Index Rate Period, as set forth and in accordance with the terms of the applicable Bank Index Rate Agreement.
“Continuing Disclosure Agreement” means any continuing disclosure undertaking entered into by the Borrower relating to the Bonds, as originally executed and as it may be amended from time to time in accordance with the terms thereof.
“Conversion Date” means each date on which the Interest Rate Period for the Bonds is converted from one type of Interest Rate Period to another type of Interest Rate Period, from a Term Interest Rate Period to another Term Interest Rate Period or from a Bank Index Rate Period to another Bank Index Rate Period.
“Corporate Trust Office” means, (i) with respect to the Trustee, the corporate trust office of the Trustee at Edison, New Jersey, or such other office designated by the Trustee from time to time by notice to the Authority, the Borrower, the Credit Provider, if any, and the Remarketing Agent, and (ii) with respect to the Tender Agent, if other than the Trustee, such office designated by the Tender Agent to the Borrower, the Remarketing Agent and the Credit Provider, if any, as its Corporate Trust Office.
“Costs of Issuance” means costs or expenses directly or indirectly payable by or reimbursable to the Authority or the Borrower and related to the authorization, issuance, sale and delivery of the Bonds, including but not limited to the fees and expenses of the Authority, including its reasonable attorneys fees, costs of preparation and reproduction of documents, printing expenses, filing and recording fees, initial fees and charges of the Trustee, legal fees and charges, fees and disbursements of consultants and professionals, rating agency fees, underwriting fee, financial advisor fees, fees and charges for preparation, execution and safekeeping of the Bonds and any other cost, charge or fee in connection with the original issuance of the Bonds which constitutes a “cost of issuance” within the meaning of Section 147(g) of the Code.
“Counsel” means the attorney or firm of attorneys representing a particular party.
“Credit Provider” means any commercial bank, savings association or other financial institution issuing a Letter of Credit complying with Section 2.12 of the Loan Agreement and party to a Reimbursement Agreement.
“Daily Interest Rate” means a variable interest rate on all or a portion of the Bonds established daily in accordance with Section 2.3(B) hereof.
“Daily Interest Rate Period” means each period of time during which Daily Interest Rates are in effect.
“Default Rate” has the meaning set forth in the applicable Bank Index Rate Agreement.
“Determination of Taxability” means (1) during the Bank Index Rate Period, as set forth in the applicable Bank Index Rate Agreement; and (2) at all other times, a determination that, due to the untruth or inaccuracy of any representation or warranty made by the Borrower in the Loan Agreement or the breach of any covenant or warranty of the Borrower contained in the Loan Agreement, interest on the Bonds, or any of them, is determined not to be Tax‑exempt by (i) a final administrative determination of the Internal Revenue Service or a final judicial decision of a court of competent jurisdiction in a proceeding of which the Borrower received notice and in which the Borrower was afforded an opportunity to participate to the full extent permitted by law or (ii) an Approving Opinion obtained by the Borrower and delivered to the Trustee. A determination or decision will not be considered final for purposes of clause (i) of the preceding sentence unless (A) the Authority or the holder or holders of the Bonds involved in the proceeding in which the issue is raised (i) shall have given the Borrower and the Trustee prompt written notice of the commencement thereof, and (ii) shall have offered the Borrower the opportunity to control the proceeding; provided the Borrower agrees to pay all expenses and costs in connection therewith and to indemnify the Authority and such holder or holders against all liability for such expenses and costs (except that any such holder may engage separate counsel for the holder or holders of the Bonds, and the Borrower shall not be liable for the fees or expenses of such counsel but shall be liable for the fees and expenses of counsel to the Authority); and (B) such proceeding shall not be subject to a further right of appeal or shall not have been timely appealed.
“Direct Participants” means those broker‑dealers, banks and other financial institutions from time to time for which DTC holds the Bonds as securities depository.

“DTC” means The Depository Trust Company, New York, New York, a limited purpose trust company organized under the New York Banking Law, or any successor securities depository for the Bonds.
“Effective Date” means April 18, 2019.
“Electronic Means” means telegram, telex, telecopy, electronic mail or other telecommunications or electronic telecommunications device capable of creating a written notice that is operative as between the parties and acceptable for use by them.
“Environmental Regulation” means any federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating to dangerous, toxic or hazardous pollutants, hazardous substances, chemical waste, materials or substances.
“Escrow Agent” means The Bank of New York Mellon (as successor to JPMorgan Chase Bank, National Association), as escrow agent under the Escrow Deposit Agreement with respect to the Series 1993A Bonds and Wachovia Bank, National Association, as escrow agent under the Escrow Deposit Agreement with respect to the Series 1994A Bonds.
“Escrow Deposit Agreement” means the respective Escrow Deposit Agreement among the Authority, the Borrower and the Escrow Agent with respect to the Series 1993A Bonds and Series 1994A Bonds.
“Event of Default” means any of the events specified in Section 7.1 hereof.
“Excess Interest” has the meaning set forth in Section 2.3(E)(3)(c) hereof.
“First Mortgage Bonds” means the First Mortgage Bonds defined in the recitals contained in this Indenture. References to the First Mortgage Bonds shall mean the First Mortgage Bonds of the series related to the respective series of the Bonds.
“Fitch” means Fitch Ratings, Inc., its successors and their assigns, or, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, any other nationally recognized securities rating agency designated by the Borrower, with the approval of the Remarketing Agent.
“Government Obligations” means the following:
(A)    bonds, notes, certificates of indebtedness, treasury bills or other securities constituting direct obligations of, or obligations on which the full and timely payment of principal and interest is fully and unconditionally guaranteed by, the United States of America; and
(B)    evidences of direct ownership of a proportionate or individual interest in future interest or principal payments on specified direct obligations of, or obligations for which the full and timely payment of the principal of and interest is unconditionally guaranteed by, the United States of America, which obligations are held by a bank or trust company organized and existing under the laws of the United States of America or any state thereof in the capacity of custodian in form and substance satisfactory to the Trustee.
“Fund” means any of the special trust funds established pursuant to this Indenture.
“Holder” whenever used herein with respect to a Bond, means the person in whose name such Bond is registered.
“Indemnified Parties” shall have the meaning set forth in Section 4.07 of the Loan Agreement and Section 5.8 hereof.
“Indenture” means this Amended and Restated Indenture, as originally executed or as it may from time to time be supplemented, modified, amended or restated, in accordance of the terms hereof.
“Index Interest Rate” means a variable interest rate on all or a portion of the Bonds established in accordance with Section 2.3(D) hereof.
“Index Interest Rate Period” means each period of time during which Index Interest Rates are in effect.
“Initial Period” means the new Term Interest Rate Period commencing on the Effective Date and ending on March 31, 2042 with respect to the Series 2005A Bonds, March 31, 2038 with respect to the Series 2005B Bonds and March 31, 20__ with respect to the Series 2005C Bonds.
“Interest Account” means the account by that name in the Bond Fund established pursuant to Section 5.2 hereof.
“Interest Payment Date” means, (i) during a Variable Interest Rate Period, the first Business Day of each calendar month next succeeding the end of the Interest Period to which such Interest Payment Date relates, (ii) during a Term Interest Rate Period of more than six calendar months (other than the Initial Period), the first day of the calendar month that is six months after the commencement of such Term Interest Rate Period, and the first day of each sixth calendar month thereafter until the end of such Term Interest Rate Period; with respect to the Bonds during the Initial Period, each February 1 and August 1, commencing August 1, 2019, (iii) each Conversion Date and (iv) the Principal Payment Date.
“Interest Period” means the period from and including any Interest Payment Date to and including the day immediately preceding the next following Interest Payment Date, except that the first Interest Period shall be the period from and including the Issuance Date to and including the day immediately preceding the first Interest Payment Date for the Bonds; provided, that while the Bonds bear interest at the Bank Index Rate, the Interest Period shall be the period as set forth and in accordance with the terms of the applicable Bank Index Rate Agreement.

“Interest Rate Period” means a Daily Interest Rate Period, a Weekly Interest Rate Period, an Index Interest Rate Period, a Term Interest Rate Period or a Bank Index Rate Period.
“Investment Securities” means any securities permitted by applicable law as selected by the Borrower in writing to the Trustee, including any of the following securities (other than those issued by the Authority or the Borrower):
(A)    Government Obligations;
(B)    bonds, notes or other obligations of any state of the United States or any political subdivision of any state, which at the time of their purchase are rated in either of the two highest rating categories by a nationally recognized rating service;
(C)    certificates of deposit or time or demand deposits constituting direct obligations of any bank, bank holding company, savings and loan association or trust company organized under the laws of the United States or any state thereof (including the Trustee or any of its affiliates), except that investments may be made only in certificates of deposit or time or demand deposits which are:
(1)    insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, or any other similar United States Government deposit insurance program then in existence; or
(2)    continuously and fully secured by Government Obligations, which have a market value, exclusive of accrued interest, at all times at least equal to the principal amount of such certificates of deposit or time or demand deposits; or
(3)    issued by a bank, bank holding company, savings and loan association or trust company under the laws of the United States or any state thereof (including the Trustee or any of its affiliates) whose outstanding unsecured long‑term debt is rated at the time of issuance in either of the two highest rating categories by a Rating Agency;
(D)    repurchase agreements with any bank, bank holding company, savings and loan association, trust company or other financial institution organized under the laws of the United States of America or any state thereof (including the Trustee or any of its affiliates), that are continuously and fully secured by Government Obligations and that have a market value, exclusive of accrued interest, at all times at least equal to the principal amount of such repurchase agreements, provided that each such repurchase agreement conforms to current industry standards as to form and time, is in commercially reasonable form, is for a commercially reasonable period, results in transfer of legal title to identified Government Obligations that are segregated in a custodial or trust account for the benefit of the Trustee, and further provided that Government Obligations acquired pursuant to such repurchase agreements shall be valued at the lower of the then current market value thereof or the repurchase price thereof set forth in the applicable repurchase agreement;

(E)    investment agreements constituting an obligation of a bank, bank holding company, savings and loan association, trust company, insurance company or other financial institution whose outstanding unsecured short‑term debt is rated at the time of such agreement in the highest rating category by a Rating Agency or whose outstanding unsecured long‑term debt is rated at the time of such agreement in either of the two highest rating categories by a Rating Agency;
(F)    short term discount obligations of the Federal National Mortgage Association and the Government National Mortgage Association;
(G)    Money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Federal Securities Act of 1933, and having a rating by S&P, of AAAm‑G, AAA‑m, or AA‑m and if rated by Moody’s, rated Aaa, Aa1 or Aa2 including any such fund to which the Trustee or any of its affiliates provides services as an investment advisor of custodian.
(H)    commercial paper of “prime” quality of the highest ranking or of the highest letter and number rating as provided for by Moody’s, S&P, or Fitch, provided that the issuer of the commercial paper shall be organized and operating within the United States, shall have total assets in excess of $500,000,000, and shall issue debt, other than commercial paper that is rated “A” or higher by Moody’s, S&P, or Fitch, and provided further that such commercial paper shall have a maximum maturity of 270 days or less; and
(I)    such other investments permitted by law and approved in writing by the Credit Provider, if any.
“Investor Letter” means a letter in substantially the form of Exhibit B attached hereto and delivered pursuant to Section 2.6.
“Issuance Date” means October 18, 2005.
“Letter of Credit” means (i) any irrevocable letter of credit meeting the requirements of Section 2.12 of the Loan Agreement, including any extensions, amendments or supplements thereto naming the Trustee as beneficiary and delivered to the Trustee pursuant to the terms of the Loan Agreement on (a) any Conversion Date, (b) any Business Day during a Term Interest Rate Period on which the Bonds are otherwise subject to optional redemption; or (c) any Business Day during a Variable Interest Rate Period; and (ii) in the event of delivery of an Alternate Letter of Credit, such Alternate Letter of Credit.
“Letter of Credit Account” means the account by that name in the Bond Fund established pursuant to Section 5.3 hereof.
“LIBOR Index” means the rate of interest per annum determined by the Calculation Agent based on the rate for United States dollar deposits for delivery on the LIBOR Index Reset Date for a period equal to one month as reported on Reuters Screen LIBOR01 page (or any successor page)

at approximately 11:00 a.m., London time, on each Computation Date (or if not so reported, then as determined by the Calculation Agent from another recognized source of interbank quotation). If for any reason such rate is not available at such time, then the rate for the applicable interest period will be determined by such comparable alternate method and which shall be a market conventional rate designed to measure interest rates in a similar manner, as reasonably selected by the applicable Bank, with prior written notice of such rate and corresponding calculation methodology by the Calculation Agent to the Borrower. Any successor rate or alternate methodology must be an interest-based index, variations in the value of which can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in United States dollars. In order to account for the relationship of the replacement index to the original one-month LIBOR Index Rate, such alternate method will incorporate any positive or negative spread to any replacement index as is necessary to ensure that the alternate method will measure interest rates in a manner similar to the original one-month LIBOR Index Rate. Notwithstanding anything in this Indenture to the contrary, if the LIBOR Index determined as provided above would be less than zero percent (0.0%), then the LIBOR Index shall be deemed to be zero percent (0.0%).
“LIBOR Index Rate” means a per annum rate of interest established on each Computation Date equal to the product of (a) the sum of (i) the Applicable Spread plus (ii) the product of (x) the LIBOR Index multiplied by (y) the Applicable Factor multiplied by (b) the Margin Rate Factor; provided, however, that (A) if the LIBOR Index Rate would otherwise be 65% or less of the LIBOR Index plus the Applicable Spread, then the LIBOR Index Rate shall be 65.01% of the LIBOR Index plus the Applicable Spread and (B) if the LIBOR Index Rate would otherwise be more than 135% of the LIBOR Index plus the Applicable Spread, then the LIBOR Index Rate shall be 135% of the LIBOR Index plus the Applicable Spread. The LIBOR Index Rate shall be rounded to the fifth decimal place.
“LIBOR Index Rate Conversion Date” means (a) the date on which the Bonds begin to bear interest at the LIBOR Index Rate or (b) if the Bonds have previously borne interest at the LIBOR Index Rate during a LIBOR Index Rate Period then ending, the Bank Purchase Date or Conversion Date occurring at the end of the then ending LIBOR Index Rate Period.
“LIBOR Index Rate Period” means each period from and including a LIBOR Index Rate Conversion Date to but excluding the earliest of (i) the immediately succeeding Bank Purchase Date, (ii) the immediately succeeding Conversion Date and (iii) the Principal Payment Date or earlier redemption or purchase of all of the Bonds of such series.
“LIBOR Index Reset Date” means the first Business Day of each calendar month.
“Loan” means the loan of the proceeds of the Bonds by the Authority to the Borrower.
“Loan Agreement” means that certain Loan Agreement by and between the Authority and the Borrower, dated as of October 1, 2005, as originally executed (the “2005 Loan Agreement”), as supplemented and amended by the Supplement and Amendment (the 2005 Loan Agreement as supplemented and amended by the Supplement and Amendment is referred to as, the “Original Loan Agreement”), as further supplemented and amended by the Second Amendment to Loan

Agreement dated as of April 1, 2019 between the Authority and the Borrower (the “Second Amendment to Loan Agreement” and together with the Original Loan Agreement, and as it may from time to time be further supplemented, modified, amended or restated in accordance with the terms thereof and of this Indenture, the “Loan Agreement”).
“Loan Default Event” means any one or more of the events specified in Section 5.1 of the Loan Agreement.
“Loan Documents” means this Indenture, the Loan Agreement, the Mortgage Indenture, the First Mortgage Bonds, the Continuing Disclosure Agreement, the Escrow Agreement and the Remarketing Agreement.
“Loan Payments” means the loan repayments required to be made by the Borrower pursuant to the Loan Agreement.
“London Banking Day” means any day that is a day for trading by and between banks in Dollar deposits in the London interbank market.
“Margin Rate Factor” means the greater of (a) 1.0 and (b) the product of (i) one minus the Maximum Federal Corporate Tax Rate multiplied by (ii) 1.26582, rounded upward to the second decimal place. The effective date of any change in the Margin Rate Factor shall be the effective date of the decrease or increase (as applicable) in the Maximum Federal Corporate Tax Rate resulting in such change.
“Market Agent” means a third‑party financial advisory firm, investment banking firm, commercial bank or any other financial institution with experience in pricing information for Tax‑exempt municipal securities, as selected by the Borrower, with the consent of the Bank, to serve as market agent in connection with a conversion to a Bank Index Rate Period.
“Maximum Federal Corporate Tax Rate” means, for any day, the maximum rate of income taxation imposed on corporations pursuant to Section 11(b) of the Code, as in effect as of such day (or, if as a result of a change in the Code the rate of income taxation imposed on corporations generally shall not be applicable to the Bank, the maximum statutory rate of federal income taxation which could apply to the Bank as of such day).
“Maximum Rate” means 10% per annum or with respect to Bank Bonds, 18% per annum.
“Moody’s” means Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, or, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, any other nationally recognized securities rating agency designated by the Borrower, with the approval of the Remarketing Agent.

“Mortgage Indenture” shall mean the Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement by and between the Borrower and U.S. Bank National Association, as trustee, dated as of September 1, 2014, as supplemented or amended.
“Mortgage Trustee” means U.S. Bank National Association, as the present trustee under the Mortgage Indenture, and its successors in the trusts thereby created.
“Net Proceeds” means the proceeds from insurance with respect to the Projects, less any costs reasonably expended by the Borrower to receive such proceeds.
“Non‑Public Information” means information in a Rule G‑34 Document that is intended to remain confidential in order to maintain internal security or confidentiality of personal information, including but not limited to fees assessed by liquidity providers, staff names and contact information and information that could be used in a fraudulent manner, such as liquidity facility bank routing or account numbers.
“Opinion of Counsel” means a written opinion of counsel (who may be counsel for the Borrower) selected by the Borrower.  If and to the extent required by the provisions of Section 1.2 hereof, each Opinion of Counsel shall include the statements provided for in Section 1.2 hereof.
“Outstanding,” when used as of any particular time with reference to Bonds, means (subject to the provisions of Section 11.10 hereof) all Bonds theretofore, or thereupon being, authenticated and delivered by the Trustee under this Indenture except (1) Bonds theretofore canceled by the Trustee or surrendered to the Trustee for cancellation; (2) Bonds with respect to which liability of the Authority shall have been discharged in accordance with Section 10.2 hereof, including Bonds (or portions of Bonds) referred to in Section 11.10 hereof; and (3) Bonds for the transfer or exchange of or in lieu of or in substitution for which other Bonds shall have been authenticated and delivered by the Trustee pursuant to this Indenture.
“Owner” whenever used with respect to a Bond, means the person in whose name such Bond is registered.
“Paying Agent” means the Paying Agent described in Section 8.7 hereof.
“Person” means an individual, corporation, firm, association, limited liability company, partnership, trust, or other legal entity or group of entities, including a governmental entity or any agency or political subdivision thereof.
“Principal Account” means the account by that name in the Bond Fund established pursuant to Section 5.2 hereof.
“Principal Payment Date” means (i) April 1, 2042 with respect to the Series 2005A Bonds; (ii) April 1, 2038 with respect to the Series 2005B Bonds; and (iii) April 1, 2059 with respect to the Series 2005C Bonds.

“Project” or “Projects” means collectively, any buildings, structures, fixtures, equipment and improvements financed or refinanced in whole or in part from the proceeds of the sale of the Refunded Bonds and the Series 2005C Bonds.
“Purchase Date” means the date on which any Bond is required to be purchased pursuant to Section 2.4, 4.6, 4.8 or 4.9 hereof.
“Purchase Price” means that amount equal to 100% of the principal amount of any Bond purchased pursuant to Section 2.4, 4.6, 4.8 or 4.9 hereof, plus accrued and unpaid interest thereon to but not including the Purchase Date.
“Purchase Price Payments” means the purchase price payments required to be made by the Borrower pursuant to Section 2.3(a) of the Loan Agreement.
“Qualified Newspaper” means The Wall Street Journal or The Bond Buyer or any other newspaper or journal containing financial news, printed in the English language and customarily published on each Business Day, of general circulation in New York, New York, and selected by the Trustee, whose decision shall be final and conclusive.
“Rating Agency” means Moody’s, if Moody’s is then rating the Bonds, S&P, if S&P is then rating the Bonds, and Fitch, if Fitch is then rating the Bonds, or any other nationally recognized securities rating agency selected by the Borrower, with the approval of the Remarketing Agent.
“Rebate Amount” and “Rebate Expert” shall have the meanings assigned to them in the Tax Agreement.
“Rebate Fund” means the fund by that name created pursuant to Section 5.6 hereof.
“Record Date” means (i) the Business Day immediately preceding the applicable Interest Payment Date during a Variable Interest Rate Period or a Term Interest Rate Period of six months or less and (ii) the day, whether a Business Day, that is the fifteenth day of the month prior to an Interest Payment Date during any Term Interest Rate Period of more than six months.
“Redemption Account” means the account by that name established in the Bond Fund pursuant to Section 5.2 hereof.
“Refunded Bonds” is defined in the recitals hereto.
“Reimbursement Agreement” means any reimbursement or letter of credit agreement pursuant to which a Letter of Credit is issued, together with any other documents executed pursuant thereto or in connection therewith or with the related Letter of Credit, as any of the same may be amended, supplemented, restated or replaced from time to time, or any other similar agreements entered into in connection with a Letter of Credit or the issuance of any Alternate Letter of Credit.

“Remarketing Agent” means U.S. Bancorp Investments, Inc., and its respective successors, under this Indenture.
“Remarketing Agreement” means the Reoffering Agreement, dated as of even date herewith, between the Borrower and the Remarketing Agent and any agreement or instrument pursuant to which a successor to the Remarketing Agent shall perform its services.
“Reserved Rights” means all of the rights of the Authority under the Loan Agreement as defined therein.
“Revenues” means all amounts received by the Authority or the Trustee for the account of the Authority pursuant or with respect to the Loan Agreement, the First Mortgage Bonds or the Letter of Credit (if applicable) including, without limiting the generality of the foregoing, Loan Payments (including both timely and delinquent payments and any late charges paid from whatever source), prepayments, insurance proceeds, condemnation proceeds, and all interest, profits or other income derived from the investment of amounts in any fund or account established pursuant to this Indenture, but not including Administrative Fees and Expenses and other payments to the Authority, the Trustee or other parties, including pursuant to Sections 2.3(c), 4.05, 4.06, 4.07 and 5.6 of the Loan Agreement, any moneys paid for deposit into the Rebate Fund pursuant to Section 4.04 of the Loan Agreement, Purchase Price Payments pursuant to Section 2.3(a) of the Loan Agreement, or payments received under the Letter of Credit pursuant to Section 4.7(D) hereof.
“Rule G‑34 Documents” means: (i) the letter of credit agreement, reimbursement agreement, loan agreement, guaranty agreement or standby bond purchase agreement with respect to the Bonds; (ii) the indenture, bond resolution or any other document that establishes an obligation to provide liquidity for the Bonds as well as provisions with respect to such liquidity, including, without limitation, the circumstances under which a liquidity facility may terminate, the notice period for bondholder tenders and the term out period for Bank Bonds; and (iii) any amendments, extensions, renewals, replacements or terminations thereof.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., its successors and their assigns, or, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, any other nationally recognized securities rating agency designated by the Borrower, with the approval of the Remarketing Agent.
“Securities Depository” means The Depository Trust Company, New York, New York, its successors and assigns or, if the Depository Trust Company or its successor or assign resigns from its functions as Securities Depository for the Bonds, any other securities depository that agrees to follow the procedures required to be followed by the Securities Depository in connection with the Bonds and that is selected by the Borrower as indicated in a certificate of the Borrower delivered to the Trustee.
“Series 1993A Bonds” means the $10,300,000 Natural Gas Facilities Refunding Revenue Bonds, Series 1993A (New Jersey Natural Gas Company Project).

“Series 1994A Bonds” means the $10,500,000 Natural Gas Facilities Refunding Revenue Bonds, Series 1994A (New Jersey Natural Gas Company Project).
“Series 2005A Bonds” means the series of Bonds designated as such, as provided in Section 2.1 hereof, authorized and issued hereunder in an aggregate principal amount not to exceed $10,300,000.
“Series 2005B Bonds” means the series of Bonds designated as such, as provided in Section 2.1 hereof, authorized and issued hereunder in an aggregate principal amount not to exceed $10,500,000.
“Series 2005C Bonds” means the series of Bonds designated as such, as provided in Section 2.1 hereof, authorized and issued hereunder in an aggregate principal amount not to exceed $15,000,000.
“SIFMA” means the Securities Industry & Financial Markets Association (formerly the Bond Market Association).
“SIFMA Index” means, for any Computation Date, the level of the index which is issued weekly and which is compiled from the weekly interest rate resets of Tax‑exempt variable rate issues included in a database maintained by Municipal Market Data which meet specific criteria established from time to time by SIFMA and issued on each Computation Date. If the SIFMA Index is no longer published, then “SIFMA Index” shall mean the S&P Weekly High Grade Index. If the S&P Weekly High Grade Index is no longer published, then “SIFMA Index” shall mean the prevailing rate determined by the Calculation Agent for Tax‑exempt state and local government bonds meeting criteria determined in good faith by the Calculation Agent to be comparable under the circumstances to the criteria used by SIFMA to determine the SIFMA Index immediately prior to the date on which SIFMA ceased publication of the SIFMA Index. Notwithstanding anything in this Indenture to the contrary, if the SIFMA Index determined as provided above would be less than zero percent (0.0%), then the SIFMA Index shall be deemed to be zero percent (0.0%).
“SIFMA Municipal Index” means, with respect to any date on which an Index Interest Rate is set or any other relevant date of determination, the SIFMA Municipal Swap Index as published on such date or, if not published on such date, then as published as of the most recent date for which such index was published or such other weekly, high‑grade index comprised of seven‑day, Tax‑exempt variable rate demand notes produced by Municipal Market Data, Inc., or its successor, or as otherwise designated by SIFMA; provided, however, that, if such index is no longer produced by Municipal Market Data, Inc. or its successor, then “SIFMA Municipal Index” shall mean such other reasonably comparable index selected by the Remarketing Agent in consultation with the Borrower, for Tax‑exempt state and local government bonds meeting the then‑current Securities Industry and Financial Markets Association criteria.
“State” means the State of New Jersey.

“Supplemental Indenture” means any indenture hereafter duly authorized and entered into between the Authority and the Trustee, supplementing, modifying or amending this Indenture; but only if and to the extent that such Supplemental Indenture is specifically authorized hereunder.
“Taxable Date” has the meaning set forth in the applicable Bank Index Rate Agreement.
“Taxable Rate” has the meaning set forth in the applicable Bank Index Rate Agreement.
“Tax Agreement” means the Tax Certificate of the Borrower, dated the Issuance Date, as supplemented, amended or restated thereafter.
“Tax‑exempt” means, with respect to interest on any obligations of a state or local government, including the Bonds, that such interest is excluded from gross income of the Holders or Beneficial Owners thereof for federal income tax purposes (other than in the case of a Holder or Beneficial Owner of any Bonds who is a substantial user of the Project financed with the proceeds of such Bonds or a related person within the meaning of Section 147(a) of the Code) whether or not such interest is includable as an item of tax preference or otherwise includable directly or indirectly for purposes of calculating tax liabilities, including any alternative minimum tax or environmental tax, under the Code.
“Tender Agent” means initially the Trustee and thereafter any successor tender agent appointed pursuant to Section 8.16 hereof.
“Tender Notice” has the meaning ascribed thereto in Section 2.4(A) hereof.
“Term Interest Rate” means an interest rate on all or a portion of the Bonds established in accordance with Section 2.3(C) hereof.
“Term Interest Rate Period” means each fixed period of time during which a Term Interest Rate is in effect.
“Trustee” means U.S. Bank National Association, a national banking association organized and existing under and by virtue of the laws of the United States of America, or its successor as Trustee hereunder as provided in Section 8.1.
“Variable Interest Rate” means the Daily Interest Rate, the Weekly Interest Rate, the Index Interest Rate and the Bank Index Rate.
“Variable Interest Rate Period” means each period during which a Variable Interest Rate is in effect.
“Weekly Interest Rate” means a variable interest rate on all or a portion of the Bonds established weekly in accordance with Section 2.3(B) hereof.

“Weekly Interest Rate Period” means each period during which Weekly Interest Rates are in effect.
Section 1.2.    Content of Certificates and Opinions. Every certificate or opinion provided for in this Indenture with respect to compliance with any provision hereof shall include (1) a statement that the Person making or giving such certificate or opinion has read such provision and the definitions herein relating thereto; (2) a brief statement of the nature and scope of the examination or investigation upon which the certificate or opinion is based; (3) a statement that, in the opinion of such Person, such Person has made or caused to be made such examination or investigation as is necessary to enable such Person to express an informed opinion with respect to the subject matter referred to in the instrument to which such Person’s signature is affixed; (4) a statement of the assumptions upon which such certificate or opinion is based, and that such assumptions are reasonable; and (5) a statement of whether, in the opinion of such Person, such provision has been complied with.
Any such certificate or opinion made or given by an officer of the Authority or an officer or duly authorized representative of the Borrower may be based, insofar as it relates to legal, accounting or business matters of either of them, upon a certificate or opinion of or representation by counsel, an Accountant or a management consultant, unless such officer knows, or in the case of the Borrower, in the exercise of reasonable care should have known, that the certificate, opinion or representation with respect to the matters upon which such certificate or statement may be based, as aforesaid, is erroneous. Any such certificate or opinion made or given by counsel, an Accountant or a management consultant may be based, insofar as it relates to factual matters (with respect to which information is in the possession of the Authority or the Borrower, as the case may be) upon a certificate or opinion of or representation by an officer of the Authority or the Borrower, unless such counsel, Accountant or management consultant knows, or in the exercise of reasonable care should have known, that the certificate or opinion or representation with respect to the matters upon which such Person’s certificate or opinion or representation may be based, as aforesaid, is erroneous. The same officer of the Authority or the Borrower, or the same counsel or Accountant or management consultant, as the case may be, need not certify to or opine upon all of the matters required to be certified to or opined upon under any provision of this Indenture, but different officers, counsel, Accountants or management consultants may certify to or opine upon different matters, respectively. All reasonable costs and expenses of the Authority incurred in connection with any such required certifications, including, but not limited to, reasonable costs and expenses of counsel, shall be borne by the Borrower, and the Authority shall have no liability therefor.
Section 1.3.    Interpretation. (A)  Unless the context otherwise indicates, words expressed in the singular shall include the plural and vice versa and the use of the neuter, masculine, or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.
(B)    Headings of articles and Sections herein and the table of contents hereof are solely for convenience of reference, do not constitute a part hereof and shall not affect the meaning, construction or effect hereof.

(C)    All references herein to “Articles,” “Sections” and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Indenture; the words “herein,” “hereof,” “hereby,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subdivision hereof.
Article II
The Bonds
Section 2.1.    Authorization of Bonds. There shall be issued under and secured by this Indenture Bonds in the aggregate principal amount of $10,300,000, to be designated “Natural Gas Facilities Refunding Revenue Bonds, Series 2005A (New Jersey Natural Gas Company Project)”, in the aggregate principal amount of $10,500,000, to be designated “Natural Gas Facilities Refunding Revenue Bonds, Series 2005B (New Jersey Natural Gas Company Project)” and in the aggregate principal amount of $15,000,000, to be designated “Natural Gas Facilities Revenue Bonds, Series 2005C (New Jersey Natural Gas Company Project).” This Indenture constitutes a continuing agreement with the Holders from time to time of the Bonds to secure the full payment of the principal (or redemption price) of and interest on all such Bonds subject to the covenants, provisions and conditions herein contained.
Section 2.2.    Bonds. The Bonds shall be dated the Issuance Date and shall mature (subject to prior redemption at the prices and dates and upon the terms and conditions hereinafter set forth) on the related Principal Payment Dates. The Bonds shall bear interest on the unpaid principal amount thereof as set forth in Section 2.3 hereof; provided, however, that in no event shall the rate of interest on any Bond exceed at any time the Maximum Rate. If an Event of Default shall have occurred and be continuing, then all Bonds bearing interest at (i) a Daily Interest Rate, a Weekly Interest Rate or an Index Interest Rate shall bear interest at the Alternate Rate, (ii) a Term Index Rate shall bear interest at the rate on the Bonds on the day before the Event of Default occurred, or (iii) a Bank Index Rate shall bear interest at the Default Rate, in each case from the date of such Event of Default until such Event of Default shall be cured or waived. Each Bond will bear interest from the Interest Payment Date to which interest has been paid next preceding the date of authentication thereof, unless authenticated on an Interest Payment Date to which interest has been paid, in which event it will bear interest from such Interest Payment Date, or unless no interest has been paid on such Bond, in which event it will bear interest from the Issuance Date.
The Bonds shall be issued as fully registered Bonds in Authorized Denominations. The Bonds of each series shall be issued in substantially the form set forth in Exhibit A to this Indenture with such variations, insertions or omissions as are appropriate and not inconsistent therewith and shall conform generally to the rules and regulations of any governmental authority or usage or requirement of law with respect thereto. The Bonds shall be numbered and lettered from one upward preceded by the letter “R” prefixed to the number and may bear such additional letters, numbers, legends or designations as the Bond Registrar determines are desirable.

On the Effective Date, the Bonds shall be exchanged for the outstanding Bonds of the related series, shall be registered in the name of Cede & Co. and delivered to DTC, each series of Bonds shall be evidenced by one bond certificate in the principal amount of such series of the Bonds, and during any Bank Index Rate Period each shall be issued in physical, certificated form registered in the name of the Holder thereof or as otherwise directed by the Holder. Each Bond bearing interest at a Bank Index Rate shall contain a legend indicating that the transferability of such Bond is subject to the restrictions set forth in this Indenture. Registered ownership of the Bonds, or any portion thereof, may not thereafter be transferred except as set forth in Section 2.6.
On the Effective Date, the Trustee is hereby directed to exchange the Initial First Mortgage Bonds for the First Mortgage Bonds.
The Bonds shall be subject to redemption and mandatory tender for purchase as provided in Sections 4.1, 4.6 and 4.8 hereof.
THE STATE OF NEW JERSEY IS NOT OBLIGATED TO PAY, AND NEITHER THE FAITH AND CREDIT NOR TAXING POWER OF THE STATE OF NEW JERSEY IS PLEDGED TO THE PAYMENT OF, THE PRINCIPAL, PURCHASE PRICE OR PREMIUM, IF ANY, OF OR INTEREST ON THE BONDS. THE BONDS ARE SPECIAL, LIMITED OBLIGATIONS OF THE AUTHORITY, PAYABLE SOLELY OUT OF THE REVENUES OR OTHER RECEIPTS, FUNDS OR MONEYS OF THE AUTHORITY PLEDGED UNDER THIS INDENTURE AND FROM ANY AMOUNTS OTHERWISE AVAILABLE UNDER THIS INDENTURE FOR THE PAYMENT OF THE BONDS. THE BONDS DO NOT NOW AND SHALL NEVER CONSTITUTE A CHARGE AGAINST THE GENERAL CREDIT OF THE AUTHORITY. THE AUTHORITY HAS NO TAXING POWER.
Section 2.3.    Interest Rates. (A)  The Bonds shall bear interest from and including the Issuance Date until payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise or until the Bonds have been accelerated pursuant hereto. Interest on the Bonds with respect to each Interest Period shall be paid on the immediately succeeding Interest Payment Date, as provided below, provided that if any Interest Payment Date is not a Business Day, such interest shall be mailed or wired pursuant to this Section 2.3 on the next succeeding Business Day, with the same effect as if made on the day such payment was due. During a Daily Interest Rate Period, Weekly Interest Rate Period, Index Interest Rate Period or a Term Interest Rate Period of six calendar months or less, interest on the Bonds shall be computed upon the basis of a 365‑day year or 366‑day year, as applicable, for the number of days actually elapsed. During any Term Interest Rate Period of more than six calendar months, interest on the Bonds shall be computed upon the basis of a 360‑day year, consisting of twelve 30‑day months. During any LIBOR Index Rate Period, interest on the Bonds shall be computed on the basis of a 360‑day year for the actual number of days elapsed. During any Bank Index Rate Period, other than a LIBOR Index Rate Period, interest on the Bonds shall be computed as set forth and in accordance with the terms of the applicable Bank Index Rate Agreement. Interest on the Bonds accruing at the Default Rate shall be computed upon the basis of a 365‑day year or 366‑day year, as applicable, for the number of days actually elapsed.

Payment of the interest on any Bond of a series shall be made to the Person appearing on the bond registration books of the Bond Registrar as the Bondholder thereof on the Record Date, such interest to be paid by the Paying Agent to such Bondholder (i) by check mailed on the Interest Payment Date to such Bondholder’s address as it appears on the registration books, or at such other address as has been furnished to the Bond Registrar as provided below in writing by such Bondholder not later than the Record Date, (ii) for any Bondholder holding Bonds of such series accruing interest at the Daily Interest Rate, the Weekly Interest Rate, the Index Interest Rate or a Bank Index Rate by wire transfer in immediately available funds at an account maintained in the United States at such wire address as such Bondholder shall specify in its written request (any such written request shall remain in effect until rescinded in writing by such Bondholder), or (iii) during a Term Interest Rate Period, upon written request at least three Business Days prior to the applicable Record Date of a Bondholder of Bonds of such series aggregating not less than $1,000,000 in principal amount, by wire transfer in immediately available funds at an account maintained in the United States at such wire address as such Bondholder shall specify in its written request (any such written request shall remain in effect until rescinded in writing by such Bondholder); except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the Bondholder in whose name any such Bonds are registered at the close of business on the fifth Business Day next preceding the date of payment of such defaulted interest. Both the principal of and premium, if any, on the Bonds shall be payable upon surrender thereof in lawful money of the United States of America at the Corporate Trust Office of the Trustee.
(B)    In the manner hereinafter provided, the term of each series of Bonds (or any portion thereof pursuant to Section 2.3(G) hereof) will be divided into consecutive Interest Rate Periods, during each of which such Bonds shall bear interest at a Daily Interest Rate, Weekly Interest Rate, Index Interest Rate, Term Interest Rate or Bank Index Rate. A series of Bonds may bear interest in a different Interest Rate Period than the other series of Bonds. A series of Bonds that bears interest in the same Interest Rate Period as the other series may have different interest rates than the other series. On the Effective Date, (i) the Series 2005A Bonds shall be in a new Term Interest Rate Period and shall bear interest at the Term Interest Rate of ___% per annum, which Term Interest Rate Period shall be effective from the Effective Date and shall continue through the end of the Initial Period, which is the day before the Principal Payment Date, subject to prior redemption, (ii) the Series 2005B Bonds shall be in a new Term Interest Rate Period and shall bear interest at the Term Interest Rate of ___% per annum, which Term Interest Rate Period shall be effective from the Effective Date and shall continue through the end of the Initial Period, which is the day before the Principal Payment Date, subject to prior redemption, and (iii) the Series 2005C Bonds shall be in a new Term Interest Rate Period and shall bear interest at the Term Interest Rate of ___% per annum, which Term Interest Rate Period shall be effective from the Effective Date and shall continue through the end of the Initial Period, subject to prior redemption. Notwithstanding any other provision of this Indenture or the Bonds, no notices shall be required in connection with the conversion of the Interest Rate Period for the Bonds on the Effective Date.
(1)    Determination of Daily Interest Rate and Weekly Interest Rate. During each Daily Interest Rate Period, the Bonds shall bear interest at the Daily Interest Rate, which shall be determined by the Remarketing Agent not later than 10:00 a.m. (New York City time) on each Business Day during such Daily Interest Rate Period to take effect on such Business Day. During each Weekly Interest Rate Period, the Bonds shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. (New York City time) on Wednesday of each week (or by 4:00 p.m. (New York City time) on the next succeeding Business Day if such Wednesday is not a Business Day) during such Weekly Interest Rate Period for the week commencing on the next succeeding Thursday (unless such Weekly Interest Rate is determined on the next succeeding Business Day if Wednesday is not a Business Day, in which case it shall be effective on the day of such determination); provided, however, that if the then current Interest Rate Period is a not a Weekly Interest Rate Period, the first Weekly Interest Rate shall be determined not later than the Business Day next preceding the effective date of such Weekly Interest Rate Period. The Daily Interest Rate or the Weekly Interest Rate, as applicable, shall be the rate determined by the Remarketing Agent (on the basis of examination of obligations comparable to the applicable Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by such Bonds, would enable the Remarketing Agent to sell such Bonds on the effective date of such Daily Interest Rate or Weekly Interest Rate, at a price equal to the principal amount thereof plus accrued interest; provided, however, that if for any reason such Variable Interest Rate cannot be determined, (a) the Daily Interest Rate for such Business Day and the Business Day thereafter shall remain at the then‑existing Daily Interest Rate, and thereafter (or, if the first Daily Interest Rate is not determined for a Daily Interest Rate Period), the Daily Interest Rate for such Bonds shall be the applicable Alternate Rate and (b) the Weekly Interest Rate for the next succeeding week shall remain at the then‑existing Weekly Interest Rate, and thereafter (or if for any reason the first Weekly Interest Rate is not determined for a Weekly Interest Rate Period) the Weekly Interest Rate for such Bonds shall be the applicable Alternate Rate. Each Daily Interest Rate shall apply to the period commencing on each Business Day and ending on the day before the next succeeding Business Day. The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding Wednesday. Thereafter, each Weekly Interest Rate shall apply to the period commencing on Thursday and ending on the next succeeding Wednesday, unless such Weekly Interest Rate Period shall end on a day other than Wednesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on the Thursday preceding the last day of such Weekly Interest Rate Period and ending on such last day.
(2)    Conversion to Daily Interest Rate Period or Weekly Interest Rate Period. The Borrower, by written direction to the Trustee and the Remarketing Agent, and accompanied by an Approving Opinion, may elect to convert the Interest Rate Period for Bonds (i) from a Weekly Interest Rate Period, an Index Interest Rate Period, a Bank Index Rate Period or a Term Interest Rate Period to a Daily Interest Rate Period or (ii) from a Daily Interest Rate Period, an Index Interest Rate Period, a Bank Index Rate Period or a Term Interest Rate Period to a Weekly Interest Rate Period; provided that no Approving Opinion shall be required in connection with a conversion from a Daily Interest Period to a Weekly Interest Period or vice versa. Such direction shall include the information set forth in Section 2.3(B)(3), shall state whether such Bonds will be secured by a Letter of Credit and if so, the name of the Credit Provider, and shall specify the Conversion Date, which shall be the Business Day next succeeding the last day of any Daily Interest Rate Period, Weekly Interest Rate Period, Index Interest Rate Period, Bank Index Rate Period or Term Interest Rate Period, as applicable, but not less than 20 days following the date of receipt by the Trustee of such direction. If the Bonds are in an Index Interest Rate Period, a condition to conversion to a Daily Interest Rate Period or a Weekly Interest Rate Period is that all such Bonds are remarketed. If that or any other condition to conversion is not satisfied, the Bonds will not be subject to mandatory tender for purchase on the Conversion Date and will remain in the Index Interest Rate Period with the Index Interest Rate determined as if no conversion had been proposed.
(3)    Notice of Conversion to Daily Interest Rate Period or Weekly Interest Rate Period. The Trustee shall give notice by mail of a conversion of Bonds to a Daily Interest Rate Period or a Weekly Interest Rate Period to the Bondholders, the Credit Provider, if any, the Remarketing Agent and the Borrower not less than 15 days prior to the Conversion Date of such Daily Interest Rate Period or Weekly Interest Rate Period. Such notice shall state (a) that the interest rate on such Bonds will be converted to a Daily Interest Rate or a Weekly Interest Rate, as applicable, (b) the effective date of such Daily Interest Rate Period or Weekly Interest Rate Period, as applicable, (c) that such Bonds will be purchased on such Conversion Date, pursuant to Section 4.6 hereof, (d) the procedures for the purchase described in (c) above, (e) the principal amount and the Interest Rate Period of the Bonds to be converted, including (if applicable) the CUSIP number or letter and numerical designator of such Bonds, and (f) if the change is from an Index Interest Rate Period, that the mandatory purchase on the Conversion Date and the conversion to a different Interest Rate Period is conditioned upon all such Bonds being remarketed on the Conversion Date.
(C)    (1) Determination of Term Interest Rate. During each Term Interest Rate Period, the Bonds (or any portion thereof) shall bear interest at the Term Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. (New York City time) on the Business Day preceding the first day of such Term Interest Rate Period. The Term Interest Rate shall be the rate determined by the Remarketing Agent (on the basis of examination of obligations comparable to such Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by such Bonds, would enable the Remarketing Agent to sell such Bonds on the first day of such Term Interest Rate Period at a price equal to the principal amount thereof; provided, however, that if for any reason the Term Interest Rate cannot be determined for any Term Interest Rate Period, the interest rate on such Bonds shall convert to a Weekly Interest Rate. Notwithstanding the foregoing, Bonds may be remarketed at a price other than par provided such Bonds are being remarketed for a Term Interest Rate Period to the maturity date, and the Remarketing Agent and the Trustee receive an Approving Opinion.
(2)    Conversion to Term Interest Rate Period. The Borrower, by written direction to the Trustee and the Remarketing Agent, may elect that the Interest Rate Period for the Bonds (or any portion thereof) shall be a Term Interest Rate Period or, if such Bonds then bear interest at a Term Interest Rate, the Borrower may elect that such Bonds bear interest for a Term Interest Rate Period of a different duration. Such direction (a) shall specify the Conversion Date on which such Bonds shall be purchased pursuant to Section 4.6 hereof, which date shall be (1) with respect to conversion from a Variable Interest Rate Period, the first Business Day of a month not less than 20 days following the date of receipt by the Trustee of such direction, (2) the Business Day next succeeding the last day of the then‑current Term Interest Rate Period and not less than 20 days following the date of receipt by the Trustee of such direction or (3) the Effective Date; (b) shall state whether a Letter of Credit shall secure such Bonds during the Term Interest Rate Period and, if so, state the name of the Credit Provider; (c) shall provide the information described in Section 2.3(C)(3) and (d) shall state that the Borrower will provide an Approving Opinion on the proposed Conversion Date unless such Term Interest Rate Period follows a Term Interest Rate Period of a similar duration. No later than the second Business Day prior to the proposed Conversion Date or at any earlier time as the Remarketing Agent or the Trustee may request from the Borrower, the Borrower shall provide to the Trustee and the Remarketing Agent the form of an Approving Opinion (if required) and, by written direction to the Trustee and the Remarketing Agent, shall determine the duration of the Term Interest Rate Period (which may be (i) any period of (a) three calendar months, or (b) any multiple of three calendar months, except that the duration of any such period may be adjusted to allow any subsequent Term Interest Rate Period to commence or terminate on a Business Day, or (ii) the period of time remaining to the Principal Payment Date). A conversion to the Term Interest Rate Period shall not occur unless the Borrower provides to the Trustee and the Remarking Agent an Approving Opinion on the Conversion Date. If, at least 20 days prior to the last day of any Term Interest Rate Period, the Borrower shall not have elected that the Bonds (or any portion thereof) bear interest at a Variable Interest Rate or a Term Interest Rate during the next succeeding Interest Rate Period, the next succeeding Interest Rate Period shall be a Term Interest Rate Period of the same duration as the Term Interest Rate Period currently in effect, or, if less, until the Principal Payment Date. If the Bonds are in an Index Interest Rate Period, a condition to conversion to a Term Interest Rate Period is that all such Bonds are remarketed. If that or any other condition to conversion is not satisfied, the Bonds will not be subject to mandatory tender for purchase on the Conversion Date and will remain in the Index Interest Rate Period with the Index Interest Rate determined as if no conversion had been proposed.
(3)    Notice of Conversion to Term Interest Rate Period. Except upon the conversion to a Term Interest Rate Period on the Effective Date, the Trustee shall give notice by mail of each Term Interest Rate Period to the Bondholders, the Credit Provider, if any, the Remarketing Agent and the Borrower not less than 15 days prior to the effective date of such Term Interest Rate Period and, if the Bonds are then in a Term Interest Period, not less than 30 days prior to the effective date of such Term Interest Rate Period. Such notice shall state (a) that the interest rate on the Bonds will be converted to or continue to be a Term Interest Rate, (b) the Conversion Date to such Term Interest Rate Period, (c) that the Bonds will be purchased on such Conversion Date pursuant to Section 4.6 hereof, (d) the procedures for such purchase described in (c) above, (e) the principal amount and the Interest Rate Period of the Bonds to be converted, including (if applicable) the CUSIP numbers or letters and designation of such Bonds, and (f) if the Bonds are then in an Index Interest Rate Period, that the mandatory purchase on the Conversion Date and the conversion to the Term Interest Rate Period is conditioned upon all Bonds being remarketed on the Conversion Date.

(D)    (1)  Determination of Index Interest Rate. During each Index Interest Rate Period, the Bonds shall bear interest at the Index Interest Rate, which shall be determined by the Calculation Agent, not later than 4:00 p.m. (New York City time), on Wednesday of each week (or by 4:00 p.m. (New York City time) on the next succeeding Business Day if such Wednesday is not a Business Day), during such Index Interest Rate Period for the week commencing on the next succeeding Thursday (unless such Index Interest Rate is determined on the next succeeding Business Day if Wednesday is not a Business Day, in which case it shall be effective on the day of such determination); provided, however, that if the then current Interest Rate Period is a not an Index Interest Rate Period, the first Index Interest Rate shall be determined not later than the Business Day next preceding the effective date of such Index Interest Rate Period. The Calculation Agent shall calculate, and shall certify to the Remarketing Agent and the Borrower by Electronic Means, the Index Interest Rate applicable to the Bonds, which shall be the SIFMA Municipal Index, plus the number of basis points per annum determined by the Remarketing Agent pursuant to Section 2.3(D)(4) hereof. Such determination shall be conclusive and binding upon the Borrower, the Authority, the Trustee, the Remarketing Agent and the Holders. While the Bonds bear interest at an Index Interest Rate, at least one Business Day prior to each Interest Payment Date for the Bonds, the Trustee shall notify the Bondholders, via Electronic Means, of the effective interest rate of the Bonds during the corresponding Index Interest Rate Period. The first Index Interest Rate determined for each Index Interest Rate Period shall apply to the period commencing on the first day of such Index Interest Rate Period and ending on the next succeeding Wednesday. Thereafter, each Index Interest Rate shall apply to the period commencing on Thursday and ending on the next succeeding Wednesday, unless such Index Interest Rate Period shall end on a day other than Wednesday, in which event the last Index Interest Rate for such Index Interest Rate Period shall apply to the period commencing on the Thursday preceding the last day of such Index Interest Rate Period and ending on such last day.
(2)    Conversion to Index Interest Rate Period. The Borrower, by written direction to the Trustee and the Remarketing Agent, and accompanied by an Approving Opinion, may elect to convert the Interest Rate Period for the Bonds to an Index Interest Rate Period. Such direction shall include the information set forth in Section 2.3(D)(3), including the duration of the Index Interest Rate Period, and shall specify the Conversion Date, which shall be the Business Day next succeeding the last day of any Daily Interest Rate Period, Weekly Interest Rate Period, Bank Index Rate Period or Term Interest Rate Period, as applicable, and not less than 20 days following the date of receipt by the Trustee of such direction.
(3)    Notice of Conversion to Index Interest Rate Period. The Trustee shall give notice by mail of a conversion to an Index Interest Rate Period to the Bondholders, the Credit Provider, if any, the Remarketing Agent and the Borrower not less than 15 days prior to the Conversion Date of such Index Interest Rate Period. Such notice shall state (a) that the interest rate on the Bonds will be converted to an Index Interest Rate Period and the duration of such Index Interest Rate Period, (b) the effective date of such Index Interest Rate Period, (c) that the Bonds will be purchased on such Conversion Date, pursuant to Section 4.6 hereof, (d) the procedures for the purchase described in (c) above, and (e) the principal amount and the Interest Rate Period of the Bonds to be converted, including (if applicable) the CUSIP number or letter and numerical designator of such Bonds.

(4)    Determination of Spread to SIFMA Municipal Index for Purposes of Determining the Index Interest Rate. For purposes of determining the Index Interest Rate pursuant to Section 2.3(D)(1) hereof, the Remarketing Agent shall, in connection with the conversion of the interest rate on the Bonds to an Index Interest Rate, determine the number of basis points which, when added to the SIFMA Municipal Index, will be the minimum interest rate which, if borne by the Bonds, would enable the Remarketing Agent to sell the Bonds on the first day of such Index Interest Rate Period at a price equal to the principal amount thereof, provided that such rate shall not exceed the Maximum Rate.
(E)    Determination of Bank Index Rate.
(1)    LIBOR Index Rate. During each LIBOR Index Rate Period, the Bonds shall bear interest at the LIBOR Index Rate, subject to adjustment as set forth in Section 2.3(E)(3). The Calculation Agent shall determine the LIBOR Index Rate on each Computation Date during the LIBOR Index Rate Period (provided that the LIBOR Index Rate to be effective on the Effective Date shall be determined by the Calculation Agent on the Effective Date, based upon the LIBOR Index two London Banking Days prior to the Effective Date), and such rate shall become effective on the LIBOR Index Reset Date next succeeding the Computation Date and interest at such rate shall accrue each day during such LIBOR Index Rate Period. The LIBOR Index Rate shall be rounded upward to the fifth decimal place. Promptly following the determination of the LIBOR Index Rate, the Calculation Agent shall give notice thereof to the Trustee and the Borrower. If the LIBOR Index Rate cannot be determined by the Calculation Agent on the Computation Date, the rate of interest born on such LIBOR Index Rate Bonds shall be the rate in effect for the immediately preceding Interest Period until the Calculation Agent next determines the LIBOR Index Rate as required hereunder.
(2)    Other Bank Index Rate. During any other Bank Index Rate Period, the Bonds shall bear interest at the Bank Index Rate as set forth and in accordance with the terms of the applicable Bank Index Rate Agreement.
(3)    Adjustments to Bank Index Rates.
(a)    Taxable Rate. From and after any Taxable Date, the interest rate on the Bonds in a Bank Index Rate Period, except as provided in Section 2.3(E)(3)(b), shall be established at a rate at all times equal to the Taxable Rate.
(b)    Default Rate. Notwithstanding the foregoing provisions of this Section 2.3(E), upon the occurrence and during the continuation of an Event of Default, the interest rate for Bonds in a Bank Index Rate Period shall be established at a rate at all times equal to the greater of (a) the Default Rate and (b) the interest rate that otherwise would be applicable to the Bonds but for the provisions of this paragraph.

(c)    Excess Interest. Notwithstanding anything in this Indenture to the contrary, if during a Bank Index Rate Period the rate of interest on the Bonds exceeds the Maximum Rate for such Bonds, then (a) such Bonds shall bear interest at the Maximum Rate and (b) interest at the rate equal to the difference between (i) the rate of interest for such Bonds as calculated pursuant to this Indenture and (ii) the Maximum Rate (the “Excess Interest”) shall be deferred until such date as the rate of interest borne by such Bonds as calculated pursuant to this Section 2.3 is below the Maximum Rate, at which time Excess Interest shall be payable with respect to such Bonds in amounts that, when combined with the then‑current interest due on the Bonds, does not exceed payment at the Maximum Rate. Payments of deferred Excess Interest shall no longer be due and payable upon the earlier to occur of the date on which the Bonds are tendered for purchase in accordance with Section 4.6 hereof and are so paid or such Bonds are paid in full.
(4)    Conversion to Bank Index Rate. The Borrower, by written direction to the Trustee, the Remarketing Agent and any Credit Provider, with a copy to the Authority, may elect that the Bonds shall bear interest at a Bank Index Rate. Such direction of the Borrower shall specify the proposed Conversion Date for such conversion to a Bank Index Rate Period, which shall be (i) a Business Day not earlier than the 20th day following receipt by the Trustee of such direction, (ii) in the case of conversion from a Term Interest Rate Period, the day immediately following the last day of the then‑current Term Interest Rate Period, and (iii) in the case of a conversion from a Daily Rate Period, a Weekly Rate Period, an Index Rate Period or a Bank Index Rate Period, the date immediately following an Interest Period during the Daily Rate Period, Weekly Rate Period, Index Rate Period or Bank Index Rate Period, respectively. Such direction shall be accompanied by a proposed form of an Approving Opinion. In addition, such direction shall confirm the appointment of a Calculation Agent and a Market Agent. Such direction shall also state whether such Bank Index Rate shall be a LIBOR Index Rate or such other Bank Index Rate, the new Bank Purchase Date and the new Applicable Factor (if such rate shall be a LIBOR Index Rate) and the new Applicable Spread. The new Applicable Spread shall be determined by the Market Agent such that the applicable Bank Index Rate shall be the interest rate per annum (based upon tax exempt obligations comparable, in the judgment of the Market Agent, to the Bonds and known to the Market Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate at which a Person will agree to purchase the Bonds on the Conversion Date at a price (without regard to accrued interest) equal to the principal amount thereof. In addition, the Borrower shall provide a copy of such notice to the Calculation Agent contemporaneously with the Trustee. During each Bank Index Rate Period commencing on a date so specified and ending on the day immediately preceding the effective date of the next succeeding Interest Rate Period, the interest rate borne by the Bonds shall be a Bank Index Rate.
(5)    Notice of Conversion to Bank Index Rate. The Trustee shall give notice by first‑class mail of a conversion to a Bank Index Rate Period to the Holders of the Bonds not less than 15 days prior to the proposed effective date of such Bank Index Rate Period. Such notice shall state: (i) that the interest rate on such Bonds will be adjusted to a Bank Index

Rate unless Bond Counsel fails to deliver an Approving Opinion to the Trustee, the Borrower, the Credit Provider, the Authority and the Remarketing Agent on the Conversion Date; (ii) the proposed Conversion Date for such Bank Index Rate Period; and (iii) that the Bonds are subject to mandatory tender for purchase on such proposed Conversion Date and setting forth the applicable Purchase Price and the place of delivery for purchase of the Bonds. A conversion to the Bank Index Rate shall not occur unless the Borrower provides to the Trustee an Approving Opinion on the Conversion Date.
(6)    Certain Conversion between Direct Purchase Periods. Notwithstanding anything to the contrary in this Section 2.3, in the event that (i) a single Bank is the Holder of all of the Bank Index Rate Bonds of a series and (ii) such Bank and the Borrower wish to convert such Bonds to a new Bank Index Rate Period where such Bank shall repurchase all of the Bonds of such series, in such new Bank Index Rate Period, all in accordance with the terms of the applicable Bank Index Rate Agreement, such Bank and the Borrower may cause the Bonds of such series to be converted to such new Bank Index Rate Period by delivering a notice (a “Bank Index Rate Period Conversion Notice”) in the form of Exhibit C properly completed and executed by the Borrower, the Bank and the Market Agent to the Trustee not less than 20 days prior to the Conversion Date on which the change in the Interest Rate Period is to be effective, as specified in such notice. The Bank Index Rate Period Conversion Notice shall contain that information described in paragraph (E)(4) of this Section 2.3 which relates to conversion of the Bonds to a Bank Index Rate Period. The conversion to the new Bank Index Rate Period shall not occur unless the Borrower provides to the Trustee an Approving Opinion on the Conversion Date.
(F)    Determination of Interest Rate Conclusive. The determination of the interest rate on the Bonds by the Remarketing Agent, including the determination under Section 2.3(D)(4) hereof, or the Calculation Agent (in the case of Bonds in the Bank Index Rate Period) and of the SIFMA Municipal Index by the Calculation Agent, shall be conclusive and binding upon the Holders of the Bonds, the Borrower, the Authority, the Tender Agent, the Credit Provider, if any, the Bank, if any, and the Trustee. The Remarketing Agent shall furnish the interest rates that it determines to parties and in the manner specified in Section 4.7(B).
(G)    Partial Conversions.
(1)    General. Bonds of a series may be converted in whole or, subject to the last sentence of this paragraph, in part to any Interest Rate Period subject to the terms of this Indenture. In the event such Bonds are in (or are to be converted to) more than one Interest Rate Period, the provisions herein relating to Bonds in a particular Interest Rate Period (or to be converted to a particular Interest Rate Period) shall apply only to such Bonds in (or to be converted to) such Interest Rate Period and, where necessary or appropriate, any reference in this Indenture to the Bonds shall be construed to mean the Bonds in (or to be converted to) such Interest Rate Period. Notwithstanding anything in this Indenture to the contrary, Bonds of a series may only bear interest at a Bank Index Rate if all the Bonds of the series bear interest at such rate.

(2)    Selection. In the event of any partial conversion of any series of the Bonds to a new Interest Rate Period, the Bonds or portions thereof to be converted shall be selected by the Trustee from the Bonds in the Interest Rate Period as directed by the Borrower. The particular Bonds (or portions thereof) in the Interest Rate Period to be converted shall be selected by lot by the Trustee from all the Bonds of such series in the Interest Rate Period from which Bonds are to be converted. The principal amount of Bonds to be converted shall be determined so that all of the Bonds shall be in Authorized Denominations. Bonds (or portions thereof) shall be selected by lot in any manner that the Trustee in its sole discretion shall deem appropriate and fair and such selection shall be conclusive and binding upon any affected Bondholder, the Borrower, the Remarketing Agent, the Authority and the Credit Provider, if any, and the selection of the Bonds to be converted shall occur prior to the date notice of mandatory tender is sent by the Trustee to the Bondholders pursuant to Section 4.6 hereof.
(3)    Amendments. The provisions of this Indenture may be amended to permit or facilitate partial conversions of the Bonds without Bondholder consent in accordance with Section 9.1(B)(2) hereof.
Section 2.4.    Demand Purchase of Bonds. (A) During any Daily Interest Rate Period or Weekly Interest Rate Period, the Bonds or portions thereof in Authorized Denominations shall be purchased at the option of the Bondholder thereof, or, with respect to Book‑Entry Bonds, at the option of the Direct Participant with an ownership interest in Book‑Entry Bonds, on any Business Day, at a price of 100% of the principal amount thereof, plus accrued interest to the Purchase Date, upon (i) delivery to the Trustee and the Tender Agent, at their respective Corporate Trust Offices, of an irrevocable notice in writing (a “Tender Notice”) by 11:00 a.m. (New York City time) on any Business Day in the case of Bonds in a Daily Interest Rate Period, by 3:00 p.m. (New York City time) on any Business Day in the case of Bonds in a Weekly Interest Rate Period, which states the name of the registered Bondholder of such Bonds or the Direct Participant for such Bonds and such Direct Participant’s account number, as applicable, payment instructions with respect to the Purchase Price of such Bonds, the principal amount of such Bonds or portions thereof in Authorized Denominations being tendered for purchase, the CUSIP number of such Bonds and the date on which the same are to be purchased (which date, in the case of Bonds bearing interest at a Daily Interest Rate, shall be any Business Day; in the case of Bonds in a Weekly Interest Rate Period, shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such Tender Notice to the Trustee and the Tender Agent;), and (ii) (a) if the Bonds are not Book‑Entry Bonds, delivery of such Bonds to the Tender Agent at its Corporate Trust Office, accompanied by an instrument of transfer thereof in form satisfactory to the Tender Agent, executed in blank by the Bondholder thereof with the signature guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs, at or prior to 2:30 p.m. (New York City time) on the Purchase Date specified in the Tender Notice, or (b) if the Bonds are Book‑Entry Bonds, confirmation by DTC (obtained by the Direct Participant of the Book‑Entry Bonds being tendered for purchase pursuant to this Section 2.4) that such Direct Participant has an ownership interest in such Book‑Entry Bonds at least equal to the amount specified in such Tender Notice, and of the transfer on the registration books of DTC of the beneficial ownership interest in such

Book‑Entry Bonds to the account of the Trustee (or to the account of a Direct Participant acting on behalf of the Trustee).
(B)    If moneys sufficient to pay the Purchase Price of the Bonds to be purchased pursuant to Section 2.4(A) hereof shall be held by the Trustee on the date such Bonds are to be purchased, any such Bonds to be so purchased which are not delivered by the Bondholders thereof to the Tender Agent or transferred on the registration books of DTC, as applicable, on the date specified for purchase thereof will be deemed to have been delivered for purchase, or transferred on the registration books of DTC, as applicable, on such date and to have been purchased. The former Holders of such Bonds, or Direct Participants with respect to Book‑Entry Bonds, will thereafter have no rights with respect to such Bonds except to receive payment of the Purchase Price therefor upon surrender of such Bonds to the Tender Agent or the transfer, on the registration books of DTC, of the beneficial interest in such Book‑Entry Bonds.
Section 2.5.    Execution of Bonds. The Bonds shall be executed in the name of the Authority by the manual or facsimile signature of its Chairman, Chief Executive Officer, Chief Operating Officer, Director of Bonds and Incentives, Director of Closing Services, or any other Authority Officer of the Authority and its corporate seal shall be thereunto affixed, imprinted or otherwise reproduced and attested by the manual or facsimile signature of the Secretary or Assistant Secretary of the Authority. In case any officer who shall have signed, sealed or attested any of the Bonds shall cease to be such officer of the Authority before the Bonds so signed, sealed or attested shall have been authenticated and delivered by the Trustee, such Bonds may nevertheless be authenticated and delivered as herein provided as if the person who so signed, sealed or attested such Bonds had not ceased to be such officer. Any Bond may be signed, sealed or attested on behalf of the Authority by any person who, at the date of such act, shall hold the proper office, notwithstanding that at the date of such Bond such person may not have held such office.
Only such of the Bonds as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A, with the manual signature of the Trustee as authenticating agent, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of the Trustee shall be conclusive evidence that the Bonds so authenticated have been duly executed, authenticated and delivered hereunder and are entitled to the benefits of this Indenture.
Section 2.6.    Transfer of Bonds. Subject to the limitations set forth below with respect to Bank Index Rate Bonds, any Bond may, in accordance with its terms, be transferred, upon the books required to be kept pursuant to the provisions of Section 2.8 hereof, by the Person in whose name it is registered, in person or by its duly authorized attorney, upon surrender of such registered Bond for cancellation, accompanied by delivery of a written instrument of transfer, duly executed in a form approved by the Trustee. Transfer of any Bond shall not be permitted by the Trustee after the Record Date prior to the next succeeding Interest Payment Date or after notice calling such Bond (or portion thereof) for redemption has been given and prior to such redemption, except that (1) in the case of any Bond to be redeemed in part, the portion thereof not to be redeemed may be transferred and (2) transfers are permitted in connection with a tender of Bonds pursuant to Section 2.4, 4.6 or

4.8 hereof. In connection with any transfer pursuant to a tender of Bonds under Section 2.4, 4.6 or 4.8 hereof, the Trustee shall deliver to the transferee a copy of the applicable notice of redemption.
Whenever any Bond or Bonds shall be surrendered for transfer, the Authority shall execute and the Trustee shall authenticate and deliver a new Bond or Bonds of the same series and maturity for a like aggregate principal amount in Authorized Denominations. The Trustee shall require the Bondholder requesting such transfer to pay any tax or other governmental charge required to be paid with respect to such transfer. The costs of printing bonds and any services rendered or expenses incurred by the Authority or the Trustee in connection with such transfer shall be paid by the Borrower. Whenever any Outstanding Bond shall be delivered to the Trustee for transfer, exchange or cancellation pursuant to this Indenture, upon payment of the principal amount represented thereby, or for replacement, such Bond shall be promptly cancelled and cremated or otherwise destroyed by the Trustee.
During the Bank Index Rate Period, Bonds bearing interest at the Bank Index Rate may be transferred without limitation to any Affiliate of the Bank or to a trust or other custodial arrangement established by the Bank or an Affiliate of the Bank, the owners of any beneficial interest in which are limited to “qualified institutional buyers” as defined in Rule 144A promulgated under the Securities Act of 1933, as amended (“Rule 144”) and subject to the limitations, if any, set forth in the applicable Bank Index Rate Agreement. During the Bank Index Rate Period, Bonds bearing interest at the Bank Index Rate may be transferred to another purchaser with the prior written consent of the Borrower (other than an Affiliate of the Bank or a trust or custodial arrangement as described in the preceding sentence), which consent shall not be unreasonably withheld and shall only be required so long as no Default or Event of Default (as defined in the applicable Bank Index Rate Agreement) has occurred and is continuing, if (i) written notice of such transfer, together with addresses and related information with respect to such purchaser, is delivered to the Authority, the Borrower and the Trustee by such transferor and (ii) such purchaser shall have delivered to the Authority, the Borrower, the Trustee and the transferor an Investor Letter in the form attached hereto as Exhibit B executed by a duly authorized officer of such purchaser; provided that each such purchaser shall constitute a “qualified institutional buyer” as defined in Rule 144A, that is a commercial bank organized under the laws of the United States, or any state thereof, or any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and, in any such case, having a combined capital and surplus, determined as of the date of any transfer pursuant to this Section, of not less than $5,000,000,000 and subject to such other limitations, if any, set forth in the applicable Bank Index Rate Agreement.
Section 2.7.    Exchange of Bonds. Bonds may be exchanged at the Corporate Trust Office of the Trustee for a like aggregate principal amount of Bonds of other Authorized Denominations of the same series and maturity. The Trustee shall require the Bondholder requesting such exchange to pay any tax or other governmental charge required to be paid with respect to such exchange. The costs of printing bonds and any services rendered or expenses incurred by the Authority or the Trustee in connection with such exchange shall be paid by the Borrower.

Section 2.8.    Bond Register. The Trustee, as Bond Registrar, will keep or cause to be kept at its Corporate Trust Office sufficient books for the registration and transfer of the Bonds, which shall at all times be open to inspection during regular business hours by the Authority upon reasonable notice; and, upon presentation for such purpose, the Trustee, as Bond Registrar, shall, under such reasonable regulations as it may prescribe, register or transfer or cause to be registered or transferred, on such books, Bonds as hereinbefore provided.
Section 2.9.    Temporary Bonds. The Bonds may be issued in temporary form exchangeable for definitive Bonds when ready for delivery. Any temporary Bond may be printed, lithographed or typewritten, shall be in an Authorized Denomination, shall be in fully registered form without coupons and may contain such reference to any of the provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the Authority and be authenticated by the Trustee upon the same conditions and in substantially the same manner as the definitive Bonds. If the Authority issues temporary Bonds it will execute and deliver definitive Bonds as promptly thereafter as practicable, and thereupon the temporary Bonds may be surrendered, for cancellation, in exchange therefor at the Corporate Trust Office of the Trustee and the Trustee shall authenticate and deliver in exchange for such temporary Bonds an equal aggregate principal amount of definitive Bonds in Authorized Denominations. Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds authenticated and delivered hereunder.
Section 2.10.    Bonds Mutilated, Lost, Destroyed or Stolen. If any Bond shall become mutilated, the Authority, at the expense of the Holder of said Bond, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of the Bond so mutilated. Every mutilated Bond so surrendered to the Trustee shall be canceled by it and upon request delivered to the Authority. If any Bond shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the Trustee and, if such evidence be satisfactory to it and indemnity satisfactory to it shall be given, the Authority, at the expense of the Holder, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor in lieu of and in substitution for the Bond so lost, destroyed or stolen (or if any such Bond shall have matured or shall be about to mature, instead of issuing a substitute Bond, the Trustee may pay the same without surrender thereof). The Authority may require payment by the Holder of a sum not exceeding the actual cost of preparing each new Bond issued under this Section and of the expenses which may be incurred by the Authority and the Trustee in the premises. Any Bond issued under the provisions of this Section in lieu of any Bond alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the Authority whether or not the Bond so alleged to be lost, destroyed or stolen be at any time enforceable by anyone, and shall be entitled to the benefits of this Indenture with all other Bonds secured by this Indenture.
Section 2.11.    Book‑Entry Only System. On the Effective Date, the Trustee shall authenticate and deliver to DTC the Bonds of the related series registered in the name of Cede & Co. in exchange for the outstanding Bonds held by DTC.

Except during a Bank Index Rate Period and unless otherwise directed by the Borrower, the Bonds will be, and the Authority hereby approves of the Bonds being, held as book-entry bonds through the facilities of DTC.
(A)    Except as otherwise provided above and in subsections (B) and (C) of this Section 2.11 or as otherwise provided in a Supplemental Indenture, the Bonds may be registered in the name of Cede & Co., as nominee of DTC, New York, New York, or such other nominee as DTC shall request. Payments of interest on, principal of, any premium on, and the Purchase Price of, the Bonds shall be made to the account of Cede & Co. on each payment date for principal or interest or Purchase Price on the Bonds at the address indicated for Cede & Co. in the registration books maintained by the Bond Registrar by transfer of immediately available funds. DTC has represented to the Authority that it will maintain a book‑entry system in recording ownership interests of the Direct Participants and the ownership interests of Beneficial Owners will be recorded through book entries on the records of the Direct Participants.
(B)    The Bonds shall be initially issued in the form of a single authenticated fully registered Bond for and in the amount of each series. With respect to Bonds so registered in the name of Cede & Co., the Authority, the Trustee and the Tender Agent shall have no responsibility or obligation to any Direct Participant (with the exception of the right of Direct Participants to demand purchase of Bonds pursuant to Section 2.4 hereof) or to any Beneficial Owner of such Bonds. Without limiting the immediately preceding sentence, the Authority, the Trustee, the Paying Agent, the Bond Registrar and the Tender Agent shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any Direct Participant with respect to any beneficial ownership interest in the Bonds, (ii) the delivery to any Direct Participant, Beneficial Owner or other person, other than DTC, of any notice with respect to the Bonds, including any notice of redemption, (iii) the payment to any Direct Participant, Beneficial Owner or other person, other than DTC, of any amount with respect to the principal or redemption price or Purchase Price of, or interest on, the Bonds or (iv) any consent given or other action taken by DTC as Holder of the Bonds. The Authority, the Trustee and the Tender Agent may treat DTC as, and deem DTC to be, the absolute Holder of each Bond for all purposes whatsoever (with the exception of the right of Direct Participants to demand purchase of Bonds pursuant to Section 2.4 hereof) including (but not limited to) (i) payment of the principal or redemption price or Purchase Price of, and interest on, each such Bond, (ii) giving notices of conversion or redemption and other matters with respect to such Bonds and (iii) registering transfers with respect to such Bonds. The Trustee shall pay the principal or Purchase Price or redemption price of, and interest on, all Bonds only to or upon the order of DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Authority’s obligations with respect to such principal or redemption price or Purchase Price, and interest, to the extent of the sum or sums so paid. Except as provided in (C) and (D) below, no person other than DTC shall receive a Bond evidencing the obligation of the Authority to make payments of principal or redemption price or Purchase Price of, and interest on, the Bonds pursuant to this Indenture. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the transfer provisions hereof, the word “Cede & Co.” in this Indenture shall refer to such new nominee of DTC.

(C)    (1)  DTC may determine to discontinue providing its services with respect to the Bonds at any time by giving reasonable written notice to the Authority or the Trustee (provided that whichever of such parties receives such notice shall promptly notify the other party if it is not clear from the notice received that such other party also was notified by DTC) and discharging its responsibilities with respect thereto under applicable law.
(2)    The Authority, at the written direction of the Borrower, shall terminate, upon provision of notice to the Trustee, the Remarketing Agent and the Tender Agent, the services of DTC with respect to the Bonds.
(D)    Upon the termination of the services of DTC with respect to the Bonds pursuant to subsection (C) hereof and after which no substitute Securities Depository is appointed by the Authority, at the written direction of the Borrower, the Bonds shall no longer be restricted to being registered in the registration books kept by the Trustee in the name of Cede & Co. as nominee of DTC. In such event, the Authority shall issue and the Trustee shall authenticate, transfer and exchange Bond certificates as requested by DTC or Direct Participants of like principal amount and maturity, in Authorized Denominations to the identifiable Beneficial Owners in replacement of such Beneficial Owners’ beneficial interests in the Bonds.
(E)    Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal or redemption price or Purchase Price of, and interest on, such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the letter of representations of the Authority, addressed to DTC.
(F)    In connection with any notice or other communication to be provided to Bondholders pursuant to this Indenture by the Authority, the Tender Agent or the Trustee with respect to any consent or other action to be taken by Bondholders, the Authority, the Tender Agent or the Trustee, as the case may be, shall establish a record date for such consent or other action and give DTC notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.
(G)    Notwithstanding any provision herein to the contrary, the Authority and the Trustee may agree to allow DTC, or its nominee, Cede & Co., to make a notation on any Bond redeemed in part to reflect, for informational purposes only, the principal amount and date of any such redemption.
(H)    Notwithstanding any provision herein to the contrary, so long as the Bonds are subject to a system of book‑entry only transfers pursuant to this Section, any requirement for the delivery of Bonds to the Tender Agent in connection with an optional or mandatory tender pursuant to Sections 2.4, 4.6 or 4.8 hereof shall be deemed satisfied upon the transfer, on the registration books of DTC, of the beneficial ownership interests in such Bonds tendered for purchase to the account of the Trustee, or a Direct Participant acting on behalf of the Trustee.

Section 2.12.    Calculation Agent. (A) The Calculation Agent shall be such person as the Borrower may appoint meeting the requirements of Section 2.12(B) with the consent of the Bank. Any Calculation Agent which is not also the Bank shall designate its principal office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Borrower, the Trustee and the Bank in which the Calculation Agent will agree to perform all calculations and provide all notices required of the Calculation Agent under this Indenture.
(B)    The Calculation Agent shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof and shall be authorized by law to perform all the duties imposed upon it by this Indenture and may be the Trustee, the Bank, the Credit Provider or any other Person, but may not be the Borrower or an Affiliate of the Borrower. The Calculation Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 60 days’ notice to the Borrower, the Bank, the Trustee, the Tender Agent, the Remarketing Agent, the Credit Provider, if any. Upon receipt of such notice, during any Interest Rate Period in which the services of a Calculation Agent are required under this Indenture, the Borrower will diligently seek to appoint a successor Calculation Agent to assume the duties of the Calculation Agent on the effective date of the prior Calculation Agent’s resignation. In the event that the Borrower shall fail to appoint a successor Calculation Agent in a timely manner when required under this Indenture, the Trustee shall either (i) appoint a Calculation Agent to act as such, or (ii) petition any court of competent jurisdiction for the appointment of a successor Calculation Agent, and such court may thereupon, after such notice, if any, as it may deem proper, appoint such successor Calculation Agent; provided however, that during the pendency of any such petition the Trustee shall itself act as Calculation Agent, service in any such case shall commence on the effective date of the resignation of the prior Calculation Agent and to remain in effect until a successor Calculation Agent assumes such position in accordance with the provisions hereof. The Calculation Agent may be removed at any time with the consent of the Bank by written notice from the Borrower to the Trustee, the Tender Agent and the Credit Provider, if any, and the Remarketing Agent, provided that such removal shall not be effective until a successor Calculation Agent assumes such position in accordance with the provisions hereof.
(C)    The Trustee shall, within three Business Days of the resignation or removal of the Calculation Agent or the appointment of a successor Calculation Agent, give notice thereof by Electronic Means, confirmed by first class mail, to the registered owners of the Bonds.
Article III
Issuance of Bonds; Application of Proceeds; Application of Funds
of the Borrower to Pay Costs of Issuance
Section 3.1.    Issuance of the Bonds. On the Issuance Date, the Authority executed and the Prior Trustee authenticated and, at the request of the Authority, delivered the Bonds in a total aggregate principal amount not exceeding $35,800,000, consisting of the Series 2005A Bonds in an aggregate principal amount not exceeding $10,300,000, the Series 2005B Bonds in an aggregate principal amount not exceeding $10,500,000 and the Series 2005C Bonds in an aggregate principal amount not exceeding $15,000,000.
Section 3.2.    Application of Proceeds of Bonds. (a) Upon receipt of the proceeds from the sale of the Series 2005A Bonds by the Prior Trustee on behalf of the Authority in the amount of $10,300,000, the Prior Trustee transferred such proceeds on the Issuance Date to the Escrow Agent for deposit under the Escrow Deposit Agreement, which together with $119,952.08 provided by the Borrower pursuant to the Escrow Deposit Agreement, was used to pay the redemption price of the Series 1993A Bonds within 90 days of the Issuance Date.
(b)    Upon receipt of the proceeds from the sale of the Series 2005B Bonds by the Prior Trustee on behalf of the Authority in the amount of $10,500,000, the Prior Trustee transferred such proceeds on the Issuance Date to the Escrow Agent for deposit under the Escrow Deposit Agreement, which together with $235,550 provided by the Borrower pursuant to the Escrow Deposit Agreement, was used to pay the redemption price of the Series 1994A Bonds within 90 days of the Issuance Date.
(c)    Upon receipt of the proceeds from the sale of the Series 2005C Bonds by the Prior Trustee on behalf of the Authority in the amount of $15,000,000, the Prior Trustee transferred such proceeds on the Issuance Date to the trustee under the Original Indenture for deposit in the Construction Fund thereunder to pay for costs associated with the 2005C Project.
Article IV
Redemption and Purchase of Bonds
Section 4.1.    Terms of Redemption of Bonds. The Bonds are subject to redemption if and to the extent the Borrower is entitled to make, or is required to make, a prepayment pursuant to Section 2.5 or Section 4.21 of the Loan Agreement. All such prepayments shall be deposited in the Redemption Account, which Redemption Account the Trustee shall establish and maintain within the Bond Fund as further provided in Section 5.2 hereof. The Authority shall not call the Bonds for optional redemption, and the Trustee shall not give notice of any such redemption, unless the Borrower has so directed in writing. The Bonds shall be subject to redemption upon the following terms:
(A)    (i) Mandatory Redemption upon Invalidity or a Determination of Taxability. Except during a Bank Index Rate Period, if the Loan Agreement is determined to be invalid or a Determination of Taxability occurs, then Bonds Outstanding on the date of the determination of invalidity or the occurrence of such Determination of Taxability shall be redeemed in whole (or in part if the Borrower delivers an Approving Opinion addressed to the Trustee and the Authority) at any time within 60 days thereafter, at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.

(ii)    Mandatory Redemption relating to First Mortgage Bonds. The Bonds of each series are subject to mandatory redemption in whole or in part on any date prior to maturity in the event the corresponding series of First Mortgage Bonds is called for redemption in the event of the sale and release, or the taking by eminent domain, of either the entire Trust Estate (as defined in the Mortgage Indenture) or all or substantially all of the portion thereof used in the Gas Business (as defined in the Mortgage Indenture) of the Borrower. Any such redemption of such Bonds shall be on the date fixed for redemption established for the First Mortgage Bonds in an aggregate principal amount equal to the principal amount of First Mortgage Bonds so called for redemption, and at a redemption price (expressed as a percentage of principal amount to be redeemed) equal to the redemption price for the First Mortgage Bonds plus accrued interest thereon to the date fixed for redemption, but only to the extent the Trustee has received funds from the Borrower in an amount sufficient to pay such redemption price.
(iii)    Special Mandatory Redemption. The Bonds are also subject to mandatory redemption prior to maturity at any time if the Authority has notified the Trustee and the Borrower that (1) the Borrower has ceased to operate the Projects or has caused the Projects not to be operated as an authorized project under the Act for 12 consecutive months without first obtaining the written consent of the Authority, or (2) any representation or warranty of the Borrower in the Loan Agreement or in any other document furnished in connection with the Loan Agreement proves to have been false or misleading in any material respect when made. Any such redemption of such series of Bonds will be at a redemption price of 100% of the principal amount of the Bonds being redeemed plus interest, if any, accrued to the redemption date.
(B)    Optional Redemption Upon Occurrence of Extraordinary Events. During any Term Interest Rate Period, the Bonds may be redeemed in whole or in part on any date (in such amounts and on such dates as shall be specified by the Borrower), from insurance and condemnation proceeds or other amounts that are deposited by the Borrower in the Redemption Account, at a redemption price equal to the principal amount thereof, without premium, plus accrued interest to the date of redemption, upon receipt by the Trustee of a specific written notice from the Borrower stating that any of the following events has occurred:
(1)    all of the Projects are, or a portion thereof is, damaged, destroyed, condemned or taken by eminent domain to such extent that, in the opinion of the Borrower contained in a certificate provided to the Authority and the Trustee, which certificate may be conclusively relied upon by the Trustee and the Authority, (i) it is not practicable or desirable to rebuild, repair or restore the Projects or the portion thereof within a period of six consecutive months following such damage, destruction or condemnation, and the Borrower is or will be thereby prevented from carrying on its normal operations at the Projects or the portion thereof for a period of at least six consecutive months, or (ii) the cost of restoration of the Projects or the portion thereof would substantially exceed the Net Proceeds of insurance carried thereon; or

(2)    the continued operation of the Projects is enjoined or prevented or is otherwise prohibited by, or conflicts with, any order, decree, rule or regulation of any court or federal, state or local regulatory body, administrative agency or other governmental body.
(C)    Optional Redemption during Variable Interest Rate Period or on any Conversion Date. On any Business Day during a Variable Interest Rate Period (except a Bank Index Rate Period) and on any Conversion Date, the Bonds may be redeemed by the Trustee, at the option of the Authority upon written direction of the Borrower as provided in Section 2.5 of the Loan Agreement, in whole or in part, at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.
Subject to any limitations set forth in the applicable Bank Index Rate Agreement, during any Bank Index Rate Period, the Bonds are subject to redemption on any Interest Payment Date and on any Conversion Date at the direction of the Borrower as provided in Section 2.5 of the Loan Agreement, in whole or in part in such amounts as are designated by the Borrower at a redemption price equal to the principal amount of Bonds called for redemption, plus interest accrued thereon, if any, to the date fixed for redemption, without premium.
(D)    Optional Redemption during Term Interest Rate Period. During any Term Interest Rate Period other than the Initial Period, the Bonds shall be subject to redemption prior to their stated maturity, in whole or in part, (i) on the final Interest Payment Date for such Term Interest Rate Period; and (ii) prior to the end of a Term Interest Rate Period which is longer than ten years, on any date immediately succeeding the tenth anniversary of the commencement of the Term Interest Rate Period, in each case at the option of the Authority upon written direction of the Borrower as provided in Section 2.5 of the Loan Agreement, at the redemption price of 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date. During any Term Interest Rate Period of ten years or shorter, the Bonds shall not be subject to optional redemption under this Section 4.1(D) other than on the final Interest Payment Date for such Term Interest Rate Period. During the Initial Period, each of the Series 2005A Bonds and the Series 2005B Bonds shall be subject to redemption prior to their stated maturity in whole or in part on any date on or after April 1, 2024, in each case at the option of the Authority upon written direction of the Borrower as provided in Section 2.5 of the Loan Agreement, at the redemption price of 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date.
Notwithstanding the optional redemption schedule set forth above, on or prior to the effective date of a Term Interest Rate Period, the Borrower can provide an alternate optional redemption schedule if it obtains an Approving Opinion addressed to the Authority and the Trustee.
Section 4.2.    Selection of Bonds for Redemption. Whenever provision is made in this Indenture for the redemption of less than all of the Bonds, the Trustee shall select the Bonds to be redeemed from all Bonds or such given portion thereof not previously called for redemption by lot provided that Bank Bonds shall be selected prior to any other Bonds. Redemption shall be made so that no Bond shall remain Outstanding in an amount that is not an Authorized Denomination.
Section 4.3.    Notice of Redemption. (A) Notice of redemption shall be mailed by first class mail not less than 30 days (15 days in case of redemption under Section 4.1(C) hereof) nor more than 60 days before such redemption date, to the respective Holders of any Bonds designated for redemption at their addresses on the registration books maintained by the Bond Registrar. Each notice of redemption shall state the redemption date, the place or places of redemption, if less than all of the Bonds are to be redeemed, the series and distinctive number(s) of the Bonds to be redeemed, and in the case of Bonds to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed. Subject to the second succeeding sentence, each such notice shall also state that on said date there will become due and payable on each of said Bonds the principal thereof or of said specified portion of the principal thereof in the case of a Bond to be redeemed in part only, and that from and after such redemption date interest thereon shall cease to accrue, and shall require that such Bonds be then surrendered. Neither failure to receive such notice nor any defect therein shall affect the sufficiency of such redemption. With respect to any notice of optional redemption of Bonds at the specific written direction of the Borrower, unless upon the giving of such notice Bonds shall be deemed to have been paid within the meaning of Article X, such notice may state (if so directed by the Borrower in writing to the Trustee) that such redemption shall be conditional upon the receipt by the Trustee on or prior to the date fixed for such redemption of moneys (or Available Moneys if a Letter of Credit is then in effect) sufficient to pay the principal of, and premium, if any, and interest on, such Bonds to be redeemed, and that if such moneys shall not have been so received said notice shall be of no further force and effect and the Authority shall not be required to redeem such Bonds. In the event that such notice of redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Trustee shall promptly thereafter give notice to such Holders, in the manner in which the notice of redemption was given, that such moneys were not so received.
(B)    If the Bonds have a CUSIP number or CUSIP numbers assigned, then the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers.
(C)    Notice of redemption of the Bonds shall be given by the Trustee, at the expense of the Borrower, for and on behalf of the Authority.
(D)    At the same time that it sends notice of redemption to Holders of the Bonds, the Trustee shall also send a copy of the notice by first class mail, by telecopy or by overnight delivery to the Remarketing Agent, to the Tender Agent, to the Credit Provider, if any, and to the Securities Depository, if the Bonds are then held by the Securities Depository. Failure to provide notice to the Remarketing Agent, to the Tender Agent, to the Credit Provider, if any, or to the Securities Depository shall not affect the validity of proceedings for the redemption of the Bonds.

Section 4.4.    Partial Redemption of Bonds. Upon surrender of any Bond redeemed in part only, the Authority shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Borrower, a new Bond or Bonds of Authorized Denominations equal in aggregate principal amount to the unredeemed portion of the Bond surrendered.
Section 4.5.    Effect of Redemption of Bonds. Notice of redemption having been duly given as aforesaid, and moneys for payment of the redemption price of, together with interest accrued to the date fixed for redemption on, the Bonds (or portions thereof) so called for redemption being held by the Trustee on the redemption date designated in such notice, the Bonds (or portions thereof) so called for redemption shall become due and payable, interest on the Bonds so called for redemption shall cease to accrue, said Bonds (or portions thereof) shall cease to be entitled to any benefit or security under this Indenture (except for payment of particular Bonds for which moneys are being held by the Trustee and which money shall be pledged to such payment), and the Holders of said Bonds shall have no rights in respect thereof except to receive payment of said principal, premium, if any, and interest accrued to the date fixed for redemption.
Section 4.6.    Mandatory Tender for Purchase of Bonds. (A)(1) On any Conversion Date or Bank Purchase Date for the Bonds; provided that if the Conversion Date is from a Bank Index Rate Period to another Bank Index Rate Period, the Bondholder may repurchase the Bonds pursuant to Section 2.3(E)(6);
(2)    On the last Business Day not less than five calendar days preceding the expiration date of any then current Letter of Credit if no Alternate Letter of Credit will be provided, except that if subparagraph (A)(1) or subparagraph (A)(3) will also apply, this subparagraph will not apply;
(3)    On the effective date of any Letter of Credit or Alternate Letter of Credit complying with the requirements of Section 2.12 of the Loan Agreement (or if such date is not a Business Day on the next succeeding Business Day); and
(4)    On the date set forth in a notice provided by the Credit Provider or the Borrower in accordance with Section 4.9 hereof that the Credit Provider or the Borrower, as applicable, has elected to purchase the Bonds in lieu of acceleration thereof.
The Holder or Direct Participant of each Bond shall tender such Bond for purchase as provided below and such Bond shall be purchased or deemed purchased as provided in Section 4.7(A)(3) hereof at a Purchase Price equal to the principal amount thereof plus accrued and unpaid interest thereon. Subject to Section 4.7(G) hereof, payment of the Purchase Price of such Bond shall be made by 3:00 p.m. (New York City time), in the same manner as payment of interest on the Bonds, to the Bondholders of record on the Record Date. If the Bonds are not Book‑Entry Bonds, the Holders shall deliver the Bonds no later than 2:30 p.m. (New York City time) on the Purchase Date to the Tender Agent at its Corporate Trust Office, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, with the signatures guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs. If the Bonds are Book‑Entry Bonds, on the Purchase Date, the tendering Direct Participants shall transfer, on the registration books of DTC, the beneficial ownership interests in the Bonds tendered for purchase to the account of the Trustee or a Direct Participant acting on behalf of the Trustee.
(B)    Any instrument delivered to the Trustee or Tender Agent in accordance with this Section shall be irrevocable with respect to the mandatory purchase for which such instrument was delivered and shall be binding upon any subsequent Bondholder or Direct Participant of the Bond to which it relates (including any Bond issued in exchange therefor or upon the registration of transfer thereof) and as of the date of such instrument.
(C)    (1) Whenever the Borrower has delivered to the Trustee a notice of the delivery of a Letter of Credit or an Alternate Letter of Credit pursuant to Section 2.12 of the Loan Agreement, the Trustee shall mail by first class mail a notice to all Holders of the Bonds stating that the Bonds will be subject to mandatory tender for purchase on the effective date of the Letter of Credit or Alternate Letter of Credit (or if not a Business Day on the next succeeding Business Day) and information on where such Bonds are to be delivered. Such notice shall be mailed at least 10 days prior to the effective date of the Letter of Credit or Alternate Letter of Credit and a copy of such notice shall be provided to the Credit Provider, if any.
(2)    The Trustee shall provide notice to the Authority, each Rating Agency then rating the Bonds, the Remarketing Agent and the Borrower upon the receipt of any Letter of Credit or Alternate Letter of Credit.
(3)    In the event of a mandatory tender pursuant to Section 4.6(A)(2) hereof, the Trustee shall mail by first class mail a notice to all Holders of the Bonds stating that the Bonds will be subject to mandatory tender on the last Business Day not less than five calendar days preceding the expiration date of the Letter of Credit. Such notice shall be mailed at least 30 days prior to the expiration date of the Letter of Credit and a copy of such notice shall be provided to the Remarketing Agent and the Credit Provider, if any.
Section 4.7.    Purchase and Remarketing of Bonds.
(A)    Purchase of Bonds. Whenever the Bonds are Book‑Entry Bonds, all references in this Section 4.7 to the Tender Agent shall instead mean the Trustee, as the context may require.
(1)    As soon as practicable but in any event no later than (a) 11:00 a.m. (New York City time) on the Business Day after a Tender Notice is received during a Weekly Interest Rate Period or (b) 11:15 a.m. (New York City time) on the same Business Day that a Tender Notice is received during a Daily Interest Rate Period, the Tender Agent shall give telephonic, electronic, or telecopier notice, promptly confirmed in writing, to the Trustee, the Borrower and the Remarketing Agent, specifying the principal amount of Bonds tendered pursuant to Section 2.4(A) hereof. The Trustee shall promptly supply the same notice to the Credit Provider.
(2)    The Tender Agent shall purchase, but only from the sources listed below, Bonds required to be purchased in accordance with Section 4.6, 4.8 or 4.9 or tendered pursuant to Section 2.4(A) hereof from the Holders thereof by 3:00 p.m. (New York City time) on the date such Bonds are required to be purchased at the Purchase Price provided in Section 4.6 or Section 2.4(A) hereof. Funds for the payment of such Purchase Price shall be derived from the following sources in the order of priority indicated:
(a)    the proceeds of the sale of the Bonds (but only such remarketing proceeds as are received from purchasers of the Bonds pursuant to Section 4.7(B) hereof) furnished to the Tender Agent by the Trustee, which shall have received such funds from the Remarketing Agent against delivery of the remarketed Bonds to the Remarketing Agent; provided, however, that while a Letter of Credit is then in effect such proceeds shall not have been derived from the Authority or the Borrower unless subparagraph (c) below applies;
(b)    moneys furnished to the Tender Agent representing the proceeds of a draw under the Letter of Credit; and
(c)    (i) if the Bonds are subject to an Interest Rate Period that is not a Bank Index Rate Period, only if the Credit Provider has failed to pay a drawing on the Letter of Credit, if the Letter of Credit has been repudiated or if there is no Letter of Credit, and the sources in subparagraphs (a) and (b) above are insufficient, from Purchase Price Payments furnished by the Borrower to the Tender Agent; and (ii) if the Bonds are subject to a Bank Index Rate Period and the source in subparagraph (a) above is insufficient, from Purchase Price Payments furnished by the Borrower to the Tender Agent.
(3)    The provisions of this Section 4.7(A)(3) shall not apply at any time that the Bonds are Book‑Entry Bonds. With respect to any Bonds tendered for purchase or required to be tendered for purchase, for which sufficient funds to accomplish such purchase are available to the Tender Agent at the respective times at which payment of the Purchase Price is to be made as provided herein:
(a)    Such Bonds shall be deemed purchased for all purposes of this Indenture, irrespective of whether or not such Bonds shall have been presented to the Tender Agent, and the former Holder or Holders of such Bonds shall have no claim thereon, under this Indenture or otherwise, for any amount other than the Purchase Price thereof and such Bonds shall no longer be deemed to be Outstanding for purposes of this Indenture and the Bond Registrar shall so note on the Bond Register for the Bonds.
(b)    Subject to Section 4.7(G) hereof, in the event that any Bonds shall not be presented to the Tender Agent, the Tender Agent shall segregate and hold the moneys for the Purchase Price of such Bonds in trust, uninvested, as provided in Section 5.5 hereof for the benefit of the former Holders of such Bonds, who shall thereafter be restricted exclusively to such moneys for the satisfaction of any claim for the Purchase Price of such Bonds.

(c)    In the event that any Bonds shall not be presented to the Tender Agent at the time specified in Section 2.4, 4.6 or 4.8 hereof (each, an “Undelivered Bond”), then the Authority shall execute and deliver to the Tender Agent, and the Tender Agent shall deliver to the Trustee for authentication, a new Bond or Bonds, as the case may be, in an aggregate principal amount equal to the principal amount of the Undelivered Bonds bearing a number or numbers not contemporaneously outstanding. Every Bond authenticated and delivered as provided in the preceding sentence shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder. The Tender Agent shall maintain a record of any Undelivered Bonds, together with the names and addresses of the former Holders thereof.
(d)    In case any Bonds which have been deemed purchased as provided in Section 4.7(A)(3)(a) hereof are delivered to the Tender Agent subsequent to the date and time specified for such delivery for payment of the Purchase Price thereof at its Corporate Trust Office, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, executed in blank by the Holder thereof with the signature guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs on any Business Day, the Tender Agent shall (subject to Section 4.7(G) hereof) pay the Purchase Price of such Bond to the Holder no later than 12:30 p.m. (New York City time) on the next succeeding Business Day. Any such Bond so delivered to the Tender Agent shall be canceled and delivered to the Trustee.
(B)    Notice of Interest Rates; Remarketing of Bonds; Restrictions on Remarketing.
(1)    The Remarketing Agent or the Calculation Agent, as the case may be, shall determine the rate of interest to be borne by the Bonds as provided in Section 2.3 hereof and shall furnish to the Remarketing Agent, the Trustee, the Credit Provider and the Tender Agent in a timely manner all information necessary for the Tender Agent and the Trustee to carry out their respective duties hereunder, including, but not limited to, the interest rates applicable to all Bonds.
(2)    The Remarketing Agent or the Calculation Agent, as the case may be, shall periodically inform the Trustee, the Credit Provider, and DTC pursuant to the letter of representations described in Section 2.11(E) hereof, if so requested, of the rate of interest borne by the Bonds from time to time.
(3)    The Remarketing Agent shall, pursuant to and subject to the Remarketing Agreement, use its best efforts to sell any Bonds tendered for purchase to new purchasers, and shall arrange for the Purchase Price of remarketed Bonds to be deposited with the Trustee against the delivery of remarketed tendered Bonds. Not later than 12:00 noon (New York City time) or, if later, one hour before the time by which the Trustee would be required to draw on the Letter of Credit pursuant to Section 4.7(D)(1) below, or, if no Letter of Credit is in effect, not later than 11:30 a.m. (New York City time) on the Purchase Date, the

Remarketing Agent shall notify the Tender Agent of (i) the amount of Bonds which have been remarketed and for which remarketing proceeds will be deposited with the Trustee (against delivery of the remarketed Bonds) and the name, address and taxpayer identification number of the new purchasers and the denominations with respect to which such remarketed Bonds are to be registered and (ii) if applicable, the amount required to be drawn under the Letter of Credit or, if no Letter of Credit is in effect, the amount required to be provided by the Borrower to provide sufficient funds to purchase the Bonds actually tendered or deemed tendered for which no remarketing proceeds are available as of the time of such notice. Not later than 12:00 p.m. (New York City time) on the Purchase Date, the Tender Agent shall notify the Trustee, the Borrower and the Credit Provider, if any, of the same. Notwithstanding the above, the Trustee will draw by the time required under the Letter of Credit an amount equal to the amount required to pay the tendering Bondholders minus the proceeds it has on hand prior to the required draw time. Notwithstanding anything in this Indenture to the contrary, Bonds may be remarketed only at a price of par (except with an Approving Opinion, for a Term Interest Rate Period which has a term to the maturity date of such Bonds), plus accrued interest, if any.
(4)    While a Letter of Credit is in effect, the Remarketing Agent shall not sell any Bonds to the Authority, the Borrower or any affiliate of the Authority or the Borrower, except under the circumstances described in Section 4.7(D)(2).
(5)    Notwithstanding the foregoing Section 4.7(B)(3), the Remarketing Agent shall not offer any tendered Bonds for sale upon written instructions from the Borrower to suspend remarketing efforts. In such event, provided sufficient funds are available, the Trustee shall purchase tendered Bonds from the other sources described in Section 4.7(B)(3).
(C)    Delivery of Remarketed Bonds.
(1)    The Tender Agent and the Trustee shall each hold all Bonds delivered to them respectively in trust for the benefit of the respective Holders which shall have so delivered such Bonds or for the Direct Participants who have transferred their interests in the Book‑Entry Bonds until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of or to the order of such Holders or Direct Participants. The Trustee, for Book‑Entry Bonds, or the Tender Agent (or after five days, as provided in Section 4.7(G), the Trustee) for non‑Book‑Entry Bonds, shall each hold all moneys for the purchase of Bonds in trust in non‑commingled funds, uninvested, for the benefit of the person or entity which shall have so delivered such moneys until Bonds purchased with such moneys shall have been delivered to or for the account of such person or entity. Neither the Authority nor the Borrower shall have any right, title, or interest in or to any moneys held by the Trustee, the Tender Agent or the Remarketing Agent or pursuant to Section 4.7(G) hereof. Bonds purchased with moneys described in Section 4.7(A)(2)(a) hereof, including without limitation Bonds issued in place of such Bonds pursuant to Section 4.7(A)(3)(c) hereof, shall be registered as directed by the Trustee (based on specific written instructions received from the Remarketing Agent) and made available to the Remarketing Agent by

2:00 p.m. (New York City time) on the date of such purchase or transferred on the registration books of DTC on the date of such purchase or the date the ownership interest shall be transferred to the new Direct Participants on the books of DTC, against payment in immediately available funds or evidence of immediately available funds in the form of a federal reserve wire number.
(2)    (a) Bonds purchased with moneys obtained by a drawing on a Letter of Credit (the “Bank Bonds”), including without limitation Bonds issued in place of such Bonds pursuant to Section 4.7(A)(3)(c) hereof, shall be registered in the name of the Credit Provider on the registration books of DTC in accordance with DTC’s rules with respect to Book‑Entry Bonds, or, if not Book‑Entry Bonds, shall be registered in the name of the Credit Provider and delivered to the Credit Provider or the Trustee or Tender Agent, as agent for the Credit Provider. The Remarketing Agent shall seek to remarket any such Bank Bonds prior to remarketing any other Bonds tendered for purchase. The proceeds of any remarketing of Bank Bonds shall, except as provided in Section 4.7(D)(1), be delivered to the Credit Provider. Upon receipt by the Credit Provider of funds representing the proceeds of the remarketing of Bank Bonds, the Credit Provider shall notify the Trustee of the receipt and amount of such funds and the Trustee shall cause Bonds in place of such Bank Bonds to be made available for pick‑up by the Remarketing Agent for subsequent delivery to the purchasers thereof and shall cause such Bank Bonds to be canceled, or the ownership interest shall be transferred to the new Direct Participants on the books of DTC. Prior to such delivery, the Trustee or the Tender Agent shall have received written confirmation from the Credit Provider of the reinstatement of the Letter of Credit.
(b)    Bonds purchased with moneys provided by the Borrower as Purchase Price Payments (“Borrower Bonds”), including without limitation Bonds issued in place of such Bonds pursuant to Section 4.7(A)(3)(c) hereof, shall be registered as follows: (A) if the Bonds are Book‑Entry Bonds, in the name of the Borrower on the registration books of DTC in accordance with DTC’s rules, or (B) if not Book‑Entry Bonds, in the name of the Borrower and delivered to the Borrower or to the Trustee or Tender Agent, as agent for the Borrower for this purpose. The Remarketing Agent shall seek to remarket any such Borrower Bonds prior to remarketing any other Bonds tendered for purchase except Bank Bonds. The proceeds of any remarketing of Borrower Bonds shall be delivered to the Borrower. Upon receipt by the Borrower of funds representing the proceeds of the remarketing of Borrower Bonds, the Borrower shall notify the Trustee of the receipt and amount of such funds and the Trustee shall cause Bonds in place of such Borrower Bonds to be made available for pick‑up by the Remarketing Agent for subsequent delivery to the purchasers thereof and shall cause such Borrower Bonds to be canceled, or the ownership interest shall be transferred to the new Direct Participants on the books of DTC.
(3)    In the event that the Remarketing Agent is able to remarket any Bonds required to be purchased pursuant to Section 2.4, 4.6 or 4.8 hereof after the time on which the Remarketing Agent is required to provide notice to the Trustee as specified in Section 4.7(B)(3), or after the Trustee has given notice to the Borrower pursuant to Section 4.7(D)(2) if no Letter of Credit is then in effect, the Remarketing Agent shall give notice in the manner and containing the details set forth in said Section 4.7(B)(3), as soon as practicable after such remarketing, and the Bonds shall be registered in the names of the purchasers thereof and made available to the Remarketing Agent as soon as practicable thereafter on such date or the next succeeding Business Day or transferred on the registration books of DTC to the account of Direct Participants furnished to the Trustee or Tender Agent, as applicable, by the Remarketing Agent.
(4)    If any Bond is tendered after a notice of redemption for such Bond has been given, the Remarketing Agent will give the redemption notice to any purchaser of such Bond or to DTC if a Book‑Entry Bond and the purchaser (or the Direct Participant in the case of a Book‑Entry Bond) shall be required to acknowledge receipt of such redemption notice as a condition to such remarketing.
(D)    Draws Upon the Letter of Credit; Payments of Purchase Price by Borrower.
(1)    While a Letter of Credit is in effect, the Trustee shall draw on the Letter of Credit in an amount necessary and in sufficient time (as set forth by the terms of the Letter of Credit) so as to provide to the Trustee or Tender Agent, as applicable, the balance of the funds needed to purchase tendered Bonds under Sections 2.4, 4.6 or 4.8 hereof by 2:30 p.m. (New York City time) on the Purchase Date, in an amount equal to the difference between the Purchase Price of the Bonds tendered and the remarketing proceeds received by the Trustee in conformance with the Remarketing Agent’s notice pursuant to Section 4.7(B)(3) hereof prior to the draw time. If the Remarketing Agent remarkets Bonds after giving the notice pursuant to Section 4.7(B)(3) hereof prior to the time required to draw on the Letter of Credit, the Remarketing Agent or the Trustee (i) if a Letter of Credit is in effect and the Credit Provider has honored the drawing for the Purchase Price, shall deliver such remarketing proceeds to the Credit Provider as provided in Section 4.7(C)(2) against delivery of Bank Bonds or (ii) if a Letter of Credit has been dishonored or is not in effect, deliver such proceeds to the Trustee against delivery of remarketed tendered Bonds, which will use the remarketing proceeds to pay the Purchase Price if the same has not been paid or will transfer the remarketing proceeds to the Borrower to reimburse the Borrower for its payment of the Purchase Price. The Trustee shall transfer to the Credit Provider any excess moneys received from a draw on the Letter of Credit that are not needed to pay the Purchase Price of the Bonds on the Purchase Date. If the Trustee submits a draw request on the Letter of Credit by facsimile, the Trustee shall endeavor to telephonically confirm with the Credit Provider the terms of such draw request.
(2)    If the Trustee has made a drawing on the Letter of Credit and the Credit Provider fails to make a payment for the Purchase Price of tendered Bonds by 2:30 p.m. (New York City time) on the Purchase Date or the Letter of Credit has been repudiated, or if there is no Letter of Credit and the Trustee does not have sufficient funds from remarketing of the Bonds by 12:00 noon (New York City time), the Trustee shall promptly notify the Borrower by telephone promptly confirmed in writing and request payment from the Borrower in accordance with the provisions of Section 4.7(A)(2)(c) hereof of the applicable Purchase Price in immediately available funds by 2:45 p.m. (New York City time) on the

Purchase Date, and in the event the Bonds are not Book‑Entry Bonds, the Trustee will direct the Borrower to transfer the funds to the Tender Agent.
(E)    Delivery of Proceeds of Sale. Upon receipt, the proceeds of the remarketing by the Remarketing Agent of any Bonds shall be immediately applied by the Trustee or the Tender Agent, as applicable, to the payment of the Purchase Price of Bonds to the Holders or Beneficial Owners thereof pursuant to Section 4.7(A)(2)(a) hereof or to the reimbursement of the Credit Provider or the Borrower for such payment pursuant to Section 4.7(D)(1). The Trustee or Tender Agent, as applicable, will make the Bonds available for delivery against receipt of proceeds of the remarketing to the Remarketing Agent and will register such Bonds pursuant to the instructions of the Remarketing Agent or will direct the transfer on the registration books of DTC pursuant to the instructions of the Remarketing Agent or (1) in the case of the remarketing of Bonds which constitute Bank Bonds, as provided in Section 4.7(C)(2)(a) hereof and (2) in the case of the remarketing of Bonds which constitute Borrower Bonds, as provided in Section 4.7(C)(2)(b) hereof. In making payments to the Credit Provider or the Borrower, as applicable, the Trustee may conclusively assume that the Credit Provider or the Borrower, as applicable, has not been repaid from any other sources. To the extent that the Credit Provider is repaid with proceeds of the sale of Bank Bonds by the Remarketing Agent, or the Borrower is repaid with proceeds of the sale of Borrower Bonds, new Bonds shall be registered and delivered (or ownership interests transferred) as provided in Section 4.7(C)(1) hereof.
(F)    No Remarketing During Default. Notwithstanding any other provision of this Indenture, there shall be no remarketing of Bonds under Section 4.7(B)(3) hereof during an Event of Default under Article VII hereof and the rate of interest borne by the Bonds shall be as set forth in Section 2.2 of this Indenture.
(G)    Unclaimed Moneys. The Tender Agent shall, at the end of the fifth Business Day after a Purchase Date, transfer to the Trustee all funds then held on hand by virtue of the fact that Bonds deemed tendered on such date were not presented for purchase to the Tender Agent in accordance with the provisions of Sections 4.7(A)(3) or 4.7(C) hereof, such funds to be held by the Trustee in trust, in a segregated account for the benefit of the Bondholders (the “Unclaimed Moneys Fund”), for the payment of the Purchase Price thereof to the former Holders of such Bonds as required by the provisions of Sections 4.7(A)(3) or 4.7(C) hereof. The Trustee shall pay such Purchase Price from such amounts by check or draft of the Trustee made payable to the party entitled to such payment as soon as practicable after such party surrenders the Bond or Bonds so deemed purchased to the Trustee. Any such moneys so held in trust by the Trustee shall be held uninvested until paid to the person entitled thereto or disposed of as provided by law.
(H)    Purchase of Tendered Bonds with Purchase Price Payments Not to be Deemed a Redemption of Bonds. Anything herein to the contrary notwithstanding, in no event shall the purchase of Bonds with Purchase Price Payments pursuant to this Section 4.7 be deemed to constitute a redemption of such Bonds, and the Borrower Bonds shall be and remain outstanding until they are remarketed in accordance with the provisions of Section 4.7, except upon the written notice by the Borrower to the Trustee and the Tender Agent that the Borrower has elected to treat the Borrower Bonds as paid and retired in full, accompanied by the surrender of said Borrower Bonds to the

Trustee for cancellation, in the event that the Bonds are not Book‑Entry Bonds at the time of said notice.
Section 4.8.    Purchase in Lieu of Optional Redemption. The Borrower shall have the option to cause the Bonds to be purchased in lieu of redemption pursuant to Section 4.1(C) or (D) hereof. Such option shall be exercised by the Borrower by delivering to the Trustee on or prior to the Business Day preceding the redemption date a written direction of the Borrower specifying that the Bonds shall not be redeemed, but instead shall be subject to purchase pursuant to this Section. The Trustee shall send a copy of such written direction of the Borrower as soon as practicable to the Credit Provider, if any. Upon delivery of such notice, the Bonds shall not be redeemed but shall instead be subject to mandatory tender for purchase at a Purchase Price equal to the redemption price at which the Bonds would have been redeemed hereunder on a Purchase Date (the date that would have been the redemption date); provided that funds in an amount equal to the Purchase Price shall be made available to the Trustee on or prior to the Purchase Date. The applicable provisions of Section 4.7 shall govern such purchase.
Section 4.9.    Purchase in Lieu of Acceleration. When Bonds are subject to acceleration as a result of an Event of Default under Section 7.1(E) or Section 7.1(F) hereof, all (but not less than all) of the Bonds are also subject to mandatory purchase as set forth in Section 4.6(A)(4) hereof at the prior written direction of the Credit Provider or the Borrower, as applicable, on the date designated by the Credit Provider or the Borrower, as applicable, as the date of purchase in lieu of acceleration of such Bonds. In each case, the Purchase Price shall equal to 100% of the principal amount thereof plus all accrued and unpaid interest to the date of purchase in lieu of acceleration of such Bonds. In the event of such purchase by the Credit Provider, the Trustee shall give notice to the holders of the Bonds at least one Business Day prior to such Purchase Date of such purchase in lieu of acceleration as described herein, and the Bonds will be purchased in lieu of acceleration only from amounts provided by the Credit Provider.
In the event of such purchase by the Credit Provider, the date of purchase shall be no more than ten days after receipt by the Trustee (x) of written notice from the Credit Provider that a “default” or an “event of default” has occurred and is continuing under the Reimbursement Agreement or (y) of written notice from the Credit Provider that the Borrower has failed to reimburse the Credit Provider for an interest drawing under the Letter of Credit in accordance with its terms and/or the terms of the Reimbursement Agreement and the Credit Provider notifies the Trustee that the amount of such interest drawing will not be reinstated by the Credit Provider, if the Credit Provider gives notice to the Trustee and the Borrower at least two Business Days prior to the Purchase Date that it elects to have the Bonds purchased in lieu of acceleration.
In the event of such purchase by the Borrower during a Bank Index Rate Period, the date of purchase by the Borrower shall be the date which is seven calendar days (or if such seventh calendar day is not a Business Day, the next Business Day) after the date on which the Trustee receives written notice from the Bank under a Bank Index Rate Agreement which (x) advises the Trustee of the occurrence and continuance of an “Event of Default” under and as defined in such Bank Index Rate Agreement and (y) directs the Trustee to cause a mandatory tender of the Bonds by reason of such “Event of Default.”

Article V
Revenues; Funds and Accounts;
Payment of Principal and Interest
Section 5.1.    Pledge and Assignment; Bond Fund. (A)  Subject only to the provisions of this Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein, all of the Revenues and any other amounts held in the Bond Fund are hereby pledged to secure the full payment of the principal of, and premium, if any, and interest on, the Bonds in accordance with their terms and the provisions of this Indenture and thereafter to secure any amounts due from the Borrower to the Credit Provider pursuant to the Reimbursement Agreement with respect to any Letter of Credit. Subject only to the provisions of this Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein, all proceeds of the remarketing of Bonds pursuant to Section 4.7(B) hereof, all proceeds of draws under the Letter of Credit pursuant to Section 4.7(D) hereof, and all Purchase Price Payments pursuant to Section 2.3(a) of the Loan Agreement are hereby pledged to secure the full payment of the Purchase Price of the Bonds in accordance with their terms and the provisions of this Indenture. Notwithstanding any other provision of this Indenture, moneys in the account created by Section 4.7(G) hereof shall be held solely for the benefit of the former holders of Bonds as provided in Section 4.7(G), and the Series WW First Mortgage Bonds are security for the Series 2005A Bonds, the Series XX First Mortgage Bonds are security for the Series 2005B Bonds and the Series YY First Mortgage Bonds are security for the Series 2005C Bonds. Said pledge shall constitute a lien on and security interest in such assets and shall attach and be valid and binding from and after delivery by the Trustee of the Bonds, without any physical delivery thereof or further act.
(B)    The Authority hereby transfers in trust, and assigns to the Trustee, for the benefit of the Holders from time to time of the Bonds, and thereafter any Credit Provider, all of the Revenues and other assets pledged in subsection (A) of this Section and all of the right, title and interest of the Authority in the Loan Agreement, including the First Mortgage Bonds, except for the Reserved Rights of the Authority which have been assigned to the Trustee, but are also held and retained by the Authority concurrently with the Trustee and may be exercised and enforced by the Authority whether or not the Trustee shall exercise or shall have purported to exercise such rights and remedies, without limiting the obligation of the Trustee to do so. The Trustee shall be entitled to and shall collect and receive all of the Revenues, and any such Revenues collected or received by the Authority shall be deemed to be held, and to have been collected or received, by the Authority as the agent of the Trustee and shall forthwith be paid by the Authority to the Trustee. The Trustee as assignee of the Authority (but not in the name of the Authority) shall be entitled to and shall take all steps, actions and proceedings reasonably necessary in its judgment to enforce, either jointly with the Authority or separately, all of the rights of the Authority and all of the obligations of the Borrower under the Loan Agreement and the First Mortgage Bonds.
(C)    All Revenues shall be promptly deposited by the Trustee upon receipt thereof in a special fund designated as the Bond Fund which the Trustee shall establish, maintain and hold in trust. Except as otherwise provided in Section 5.2 hereof, all moneys received by the Trustee and required to be deposited in the Redemption Account shall be promptly deposited in the Redemption

Account, which the Trustee shall establish, maintain and hold in trust as provided in Section 5.2 hereof. All Revenues deposited with the Trustee shall be held, disbursed, allocated and applied by the Trustee only as provided in this Indenture. Payments on account of the First Mortgage Bonds shall be deposited into the Bond Fund and applied to the payment of the related series of Bonds.
(D)    Any amount held by the Trustee in the Bond Fund on the due date for a Loan Payment under the Loan Agreement shall be credited against the installment due on such date to the extent available for such purpose under the terms of this Indenture and the Loan Agreement.
Section 5.2.    Allocation of Revenues. On or before any date on which interest or principal (whether at maturity, or by redemption or acceleration) is due, the Trustee shall transfer funds from the Bond Fund and deposit into the following respective accounts (each of which the Trustee is hereby directed and agrees to establish and maintain within the Bond Fund), the following amounts, in the following order of priority, the requirements of each such account (including the making up of any deficiencies in any such account resulting from lack of Revenues sufficient to make any earlier required deposit) at the time of deposit to be satisfied before any transfer is made to any account subsequent in priority:
First: to the Interest Account, the aggregate amount of interest becoming due and payable on the next succeeding Interest Payment Date or date of redemption of all Bonds then Outstanding, until the balance in said account is equal to said aggregate amount of interest.
Second: to the Principal Account, the amount paid by the Borrower and designated as or attributable to principal on the Bonds in the most recent Loan Payment equal to the aggregate amount of principal due on the next succeeding Interest Payment Date.
Third: to the Redemption Account, the aggregate amount of principal and premium next coming due by acceleration under Article VII or by redemption permitted or required under Article IV hereof, or any portion thereof paid by the Borrower.
Section 5.3.    Priority of Moneys in Bond Fund; Letter of Credit Account. (A)  Except for the payment of the Purchase Price which shall be made in the priority set forth in Section 4.7(A)(2) hereof, funds for the payment of the principal or redemption price of and interest on the Bonds shall be derived from the following sources in the order of priority indicated in each of the accounts in the Bond Fund; provided however, that amounts in the respective accounts in the Bond Fund shall be used to pay when due (whether upon redemption, acceleration, Interest Payment Date, maturity or otherwise) the principal or redemption price of and interest on the Bonds held by Holders other than the Credit Provider, the Authority or the Borrower prior to the payment of the principal and interest on the Bonds held by the Credit Provider, the Authority or the Borrower:
(1)    moneys paid into the Letter of Credit Account of the Bond Fund from a draw by the Trustee under the Letter of Credit;

(2)    moneys paid into the Interest Account, if any, representing accrued interest received at the initial sale of the Bonds and proceeds from the investment thereof which shall be applied to the payment of interest on such Bonds;
(3)    moneys paid into the Bond Fund pursuant to Section 10.1(B) hereof and proceeds from the investment thereof which, while a Letter of Credit is then in effect, constitute Available Moneys;
(4)    any other moneys (other than from draws on the Letter of Credit) paid into and deposited in the Bond Fund and proceeds from the investment thereof, which, while a Letter of Credit is then in effect, constitute Available Moneys;
(5)    any other moneys paid into and deposited in the Bond Fund by the Borrower and proceeds from the investment thereof, which are not Available Moneys; and
(6)    any other moneys paid into and deposited in the Bond Fund and proceeds from the investment thereof, which are not Available Moneys.
The Trustee shall create within the Bond Fund a separate account called the “Letter of Credit Account,” into which all moneys drawn under the Letter of Credit (other than moneys drawn pursuant to Section 4.7(D) hereof to pay the Purchase Price of tendered Bonds, which shall be held as provided in Section 4.7(C)(1) hereof) shall be deposited and disbursed. Neither the Borrower nor the Authority shall have any rights to or interest in the Letter of Credit Account. The Letter of Credit Account shall be established and maintained by the Trustee and held in trust apart from all other moneys and securities held under this Indenture or otherwise, and over which the Trustee shall have the exclusive and sole right of withdrawal for the exclusive benefit of the Holders of the Bonds with respect to which such drawing was made. No moneys from the Letter of Credit Account may in any circumstance be used to pay principal or interest on any Bank Bonds or Borrower Bonds.
When notified by the Borrower in writing of the intent to create Available Moneys, the Trustee shall establish within the Interest Account, Principal Account or Redemption Account one or more subaccounts to facilitate the calculation of the aging of moneys deposited with the Trustee until they become Available Moneys.
(B)    (1) The Trustee shall draw moneys under the Letter of Credit, if any, in accordance with the terms thereof in an amount necessary to make timely payments of principal of, and premium, if any, and interest on, the Bonds, other than Bank Bonds or Borrower Bonds, on each Interest Payment Date and when due whether at maturity, redemption, acceleration or otherwise. In addition, the Trustee shall draw moneys under the Letter of Credit in accordance with the terms thereof to the extent necessary to make timely payments of the Purchase Price required to be made pursuant to, and in accordance with, Section 4.7(D) hereof.

(2)    Immediately after making a drawing under the Letter of Credit which has been honored, the Trustee shall reimburse the Credit Provider for the amount of the drawing using moneys, if any, contained in:
(a)    the Interest Account, if the drawing was to pay interest on the Bonds;
(b)    the Principal Account, if the drawing was to pay principal on the Bonds; and
(c)    the Redemption Account, if the drawing was to redeem Bonds.
(C)    If at any time there shall have been delivered to the Trustee an Alternate Letter of Credit pursuant to Section 2.12 of the Loan Agreement, then the Trustee shall accept such Alternate Letter of Credit and promptly surrender the then held Letter of Credit to the Credit Provider, in accordance with the terms of such Letter of Credit, for cancellation. If at any time there shall cease to be any Bonds Outstanding hereunder, the Trustee shall promptly surrender the Letter of Credit to the Credit Provider, in accordance with the terms of the Letter of Credit, for cancellation. The Trustee shall comply with the procedures set forth in the Letter of Credit relating to the termination thereof.
(D)    If at any time the Trustee has made a drawing on the Letter of Credit for principal of, or premium, if any, or interest due on the Bonds, and the Credit Provider has failed to make payment within the time specified in the Letter of Credit or the Letter of Credit has been repudiated, the Trustee shall immediately notify the Borrower by telephone promptly confirmed in writing and request payment of the amount due pursuant to the Loan Agreement and under the First Mortgage Bonds, in immediately available funds by 2:45 p.m. (New York City time) on the Bond Payment Date. The Trustee agrees to give a similar notice with respect to a drawing on the Letter of Credit for the applicable Purchase Price pursuant to Section 4.7(D)(2) hereof.
Section 5.4.    Letter of Credit. The Trustee shall hold and maintain any Letter of Credit for the benefit of the Bondholders until such Letter of Credit expires in accordance with its terms or is replaced by an Alternate Letter of Credit. The Trustee shall enforce all terms, covenants and conditions of any Letter of Credit, including payment when due of any draws on the Letter of Credit, and the provisions relating to the payment of draws on, and reinstatement of amounts that may be drawn under, the Letter of Credit, and will not consent to, agree to or permit any amendment or modification of the Letter of Credit that would materially adversely affect the rights or security of the Holders of the Bonds. If at any time during the term of a Letter of Credit any successor Trustee shall be appointed and qualified under this Indenture, the resigning or removed Trustee shall request that the Credit Provider transfer the Letter of Credit to the successor Trustee. If the resigning or removed Trustee fails to make this request, the successor Trustee shall do so before accepting the appointment. When a Letter of Credit expires in accordance with its terms or is replaced by an Alternate Letter of Credit, the Trustee shall immediately surrender the Letter of Credit to the Credit Provider.
To the extent that any payment has been made to a Bondholder with funds provided by a draw upon a Letter of Credit for which the Credit Provider has not been reimbursed pursuant to the

Reimbursement Agreement, the following provisions shall apply notwithstanding any other provision of this Indenture to the contrary. The Credit Provider shall be subrogated to the rights of such Bondholder. Any such payment shall not extinguish any payment obligation to the Bondholder, but shall effect a purchase by the Credit Provider of the payment right of the Bondholder, and the Credit Provider shall be considered a Bondholder with respect thereto. To the extent that any such payment is made to pay principal on a Bond, such Bond shall be registered in the name of the Credit Provider on the registration books of DTC, with respect to Book‑Entry Bonds, or shall be registered in the name of the Credit Provider and delivered to the Credit Provider or an agent designated by the Credit Provider, and shall be given all of the rights accorded a Bank Bond hereunder.
Section 5.5.    Investment of Moneys. All moneys in any of the funds or accounts established pursuant to this Indenture shall be invested by the Trustee as specifically directed in writing by the Borrower or its agent, solely in Investment Securities. Notwithstanding any other provision herein, in the absence of specific written investment instructions directing the Trustee by noon of the second Business Day preceding the day when investments are to be made, the Trustee is directed to invest available funds in the money market mutual fund to be designated in writing by the Borrower to the Trustee prior to the Effective Date, or should such designation not have been made or such designated fund be unavailable, in an Investment Security rated in the highest rating category by any Rating Agency. The Trustee shall not be liable for any consequences resulting from any investments made pursuant to the preceding sentence. The Trustee shall be entitled to rely conclusively upon the Borrower’s specific written investment directions as to the fact that each such investment meets the criteria of this Indenture.
Investment Securities may be purchased at such prices as the Trustee may be directed by the Borrower or its agent. All Investment Securities shall be acquired subject to the limitations set forth in Section 6.5 hereof, the limitations as to maturities hereinafter in this Section set forth and such additional limitations or requirements consistent with the foregoing as may be established by request of the Borrower.
Except as otherwise provided in this paragraph, moneys in all funds and accounts shall be invested in Investment Securities maturing not later than the date on which such moneys will be required for the purposes specified in this Indenture. Notwithstanding anything else in this Section 5.5, any moneys in the Interest Account, the Principal Account or the Redemption Account held for the payment of particular Bonds (prior to the payment or redemption date thereof) shall be invested at the specific written direction of the Borrower solely in direct obligations of the United States or bonds or other obligations guaranteed by the United States government or for which the full faith and credit of the United States is pledged for the full and timely payment of principal and interest thereof (or mutual funds consisting of such obligations which are rated in the highest rating category by each Rating Agency), rated in the highest rating category applicable to such investments which mature not later than the date on which it is estimated that such moneys will be required to pay such Bonds (but in any event maturing in not more than 30 days). Investments of moneys in the Rebate Fund are also subject to the provisions of the Tax Agreement. Moneys in the Letter of Credit Account created in Section 5.3 and moneys held for non‑presented Bonds in accordance with Sections 4.7(G), 4.8 and 11.11 hereof shall be held uninvested.

All interest, profits and other income received from the investment of moneys in any fund established pursuant to this Indenture and allowed to be invested in accordance herewith shall be deposited in the fund from which such investment was made. Notwithstanding anything to the contrary contained in this paragraph, an amount of interest received with respect to any Investment Security equal to the amount of accrued interest, if any, paid as part of the purchase price of such Investment Security shall be credited to the fund from which such accrued interest was paid. To the extent that any Investment Securities are registrable, such Investment Securities shall be registered in the name of the Trustee or its nominee.
For the purpose of determining the amount in any fund, all Investment Securities credited to such fund shall be valued at the lesser of cost or par value plus, prior to the first payment of interest following purchase, the amount of accrued interest, if any, paid as a part of the purchase price.
Subject to Section 6.6 hereof, investments in any and all funds and accounts (other than moneys representing the proceeds of a draw on a Letter of Credit or held in the Letter of Credit Account, remarketing proceeds, Available Moneys, moneys being aged to become Available Moneys, moneys in the Rebate Fund or moneys held for the payment of particular Bonds (including moneys held for non‑presented Bonds or held under Section 10.3 hereof)) may be commingled for purposes of making, holding and disposing of investments, notwithstanding provisions herein for transfer to or holding in particular funds and accounts amounts received or held by the Trustee hereunder, provided that the Trustee shall at all times account for such investments strictly in accordance with the funds and accounts to which they are credited and otherwise as provided in this Indenture. Subject to Section 6.5 hereof, any moneys invested in accordance with this Section may be invested in a pooled investment account consisting solely of funds held by the Trustee as a fiduciary. The Authority acknowledges that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant the Authority the right to receive brokerage confirmations of security transactions as they occur, the Authority specifically waives receipt of such confirmations to the extent permitted by law. The Trustee may act as principal or agent in the making or disposing of any investment. The Trustee may sell or present for redemption any Investment Securities so purchased whenever it shall be necessary to provide moneys to meet any required payment, transfer, withdrawal or disbursement from the fund to which such Investment Security is credited, and the Trustee shall not be liable or responsible for any loss or tax resulting from such investment.
Section 5.6.    Rebate Fund. At the specific request of the Borrower, the Trustee shall establish and maintain the Rebate Fund separate from any other fund established and maintained hereunder. The Trustee shall deposit funds into and disburse funds from the Rebate Fund as directed in writing by the Borrower in accordance with the terms hereof and the Tax Agreement. The Trustee shall deposit into the Rebate Fund any payments received from the Borrower for purposes of ultimate rebate to the United States in respect of the Bonds. The amount required to be held in the Rebate Fund in respect of the Bonds at any point in time is determined pursuant to the requirements of the Code, including particularly Section 148(f) of the Code. Moneys in the Rebate Fund neither will be pledged to nor are expected to be used to pay debt service on the Bonds. Amounts in the Rebate Fund may be invested without regard to yield.

Section 5.7.    Transfer of Additional Payments. The Trustee shall transfer the Additional Payments to or at the direction of the Authority when due, to the extent of amounts received from the Borrower therefor.
Section 5.8.    Indemnification. (a) Pursuant to Section 4.07 of the Loan Agreement, the Borrower shall indemnify the Authority, the Trustee and the State, any person who “controls” the Authority, the Trustee or the State, within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, and any member, director, officer, official, agent, attorney and employee of the Authority, the Trustee or the State (herein the “Indemnified Parties”).
(b)    Except as described in Section 7.3 hereof, to secure the Borrower’s indemnification payment obligation to the Authority and the State, the Authority shall have a lien prior to the lien created by this Indenture for the benefit of the Owners of the Bonds on all money or property held or collected by the Trustee or money held for the payment of the principal of, redemption price of, or interest on any Bonds previously matured or called for redemption in accordance with this Indenture. Such obligations shall survive the satisfaction and discharge of this Indenture.
(c)    When an Indemnified Party incurs expenses or renders services after an Event of Default, the expenses and compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy law.
Section 5.9.    Voting of First Mortgage Bonds Held by the Trustee. The Trustee, as a registered owner of First Mortgage Bonds, may attend any meeting of bondholders under the Mortgage Indenture. Either at such meeting, or otherwise where consent of registered owners of First Mortgage Bonds is sought without a meeting, the Trustee may vote the First Mortgage Bonds held by it, or may consent with respect thereto, as directed by a majority of the registered owners of the Bonds.
Notwithstanding the foregoing, the Trustee may not vote any of the First Mortgage Bonds held by it in favor of, or give its consent to, any action which, in the Trustee’s opinion, would materially adversely affect the interests of the Bondholders, except upon notification by the Trustee to the Bondholders of such proposal and consent thereto of at least a majority in aggregate principal amount of all the Outstanding Bonds; and the Trustee may not, without the unanimous consent of the registered owners of all Bonds then Outstanding, vote any of the First Mortgage Bonds held by it in favor, or give its consent to, any action which would (1) decrease the amounts payable on the First Mortgage Bonds held by the Trustee or (2) change the maturity date or the date of payment of any installment of interest, or change the redemption provisions of, the First Mortgage Bonds held by the Trustee, except as described in Section 9.6 hereof.
Section 5.10.    [Reserved.]
Section 5.11.    No Transfer of First Mortgage Bonds Held by the Trustee; Exception. Except as required to effect an assignment to a successor Trustee, and except to effect an exchange in connection with a bankruptcy, reorganization, insolvency, or similar proceeding involving the

Borrower, the Trustee shall not sell, assign or transfer First Mortgage Bonds held by it, and the Trustee is authorized to enter into an agreement with the Borrower to such effect, including a consent to the issuance of stop transfer instructions to the Mortgage Trustee. No liability shall attach to the Mortgage Trustee for any action taken by it in good faith in reliance upon such instructions.
Section 5.12.    Credits on First Mortgage Bonds. In addition to any credit, payment or satisfaction expressly provided for under the provisions of this Indenture in respect of any series of First Mortgage Bonds, the Trustee shall make credits against amounts otherwise payable in respect of that series of First Mortgage Bonds in an amount corresponding to (a) the principal amount of any Bond to which that series of First Mortgage Bonds relates surrendered to the Trustee by the Borrower or the Authority, or purchased by the Trustee, for cancellation and (b) the amount of money held by the Trustee and available and designated for the payment of principal or premium, if any, or interest on, the Bonds to which that series of First Mortgage Bonds relates, regardless of the source of payment to the Trustee of such moneys.
Article VI
Particular Covenants
Section 6.1.    Punctual Payment. The Authority shall punctually pay or cause to be paid the principal, premium, if any, and interest to become due in respect of all the Bonds, in strict conformity with the terms of the Bonds and of this Indenture, according to the true intent and meaning thereof, but only out of Revenues and other assets specifically pledged for such payment as provided in this Indenture, and nothing in this Indenture or the Bonds shall otherwise be considered as assigning or pledging any funds or assets of the Authority. When and as paid in full, all Bonds, if any, shall be delivered to the Trustee, shall forthwith be canceled and disposed of, and a certificate of such disposal shall thereafter be delivered to the Authority upon its request therefor.
Section 6.2.    Extension of Payment of Bonds. The Authority shall not directly or indirectly extend or assent to the extension of the maturity of any of the Bonds or the time of payment of any claims for interest by the purchase or funding of such Bonds or claims for interest or by any other arrangement and in case the maturity of any of the Bonds or the time of payment of any such claims for interest shall be extended, such Bonds or claims for interest shall not be entitled, in case of any default hereunder, to the benefits of this Indenture, except subject to the prior payment in full of the principal of all of the Bonds then Outstanding and of all claims for interest thereon which shall not have been so extended. Nothing in this Section shall be deemed to limit the right of the Authority to issue bonds for the purpose of refunding any Outstanding Bonds, and such issuance shall not be deemed to constitute an extension of maturity of Bonds. The provisions of this Section shall not apply if the maturity of all of the Bonds is extended in accordance with the provisions of Section 9.1(A) hereof.
Section 6.3.    Against Encumbrances. The Authority shall not create, or permit the creation of, any pledge, lien, charge or other encumbrance upon the Revenues and other assets specifically pledged or assigned under this Indenture while any of the Bonds are Outstanding, except the pledge and assignment created by this Indenture. Subject to this limitation, the Authority expressly reserves the right to enter into one or more other indentures for any of its corporate purposes, and reserves the right to issue other obligations for such purposes.
Section 6.4.    Power to Issue Bonds and Make Pledge and Assignment; Limited Obligations. The Authority is duly authorized pursuant to law to issue the Bonds and to enter into this Indenture and to pledge and assign the Revenues and other assets purposed to be pledged and assigned, respectively, under this Indenture in the manner and to the extent provided in this Indenture. The Authority has duly authorized the execution and delivery of the Bonds and this Indenture under the terms and provisions of the Act and a resolution adopted by the Authority and further represents, covenants and warrants that all requirements have been met and procedures have occurred in order to ensure the enforceability against the Authority of the Bonds and this Indenture. The Authority has taken all necessary action and has complied with all provisions of the Act required to make the Bonds and this Indenture the valid, legal and binding special and limited obligations of the Authority.
Section 6.5.    Accounting Records and Reports. The Trustee shall keep or cause to be kept books of record and account in its customary fashion in which entries shall be made of all transactions relating to the receipt, investment, disbursement, allocation and application of the Revenues and the proceeds of the Bonds. Such records shall specify the account or fund to which each investment (or portion thereof) held by the Trustee is to be allocated and shall set forth, in the case of each Investment Security, (a) its purchase price, (b) identifying information, including principal amount, interest rate, and payment dates, (c) the amount received at maturity or its sale price, as the case may be, (d) the amounts and dates of any payments made with respect thereto, and (e) such documentation as is required to be retained by the Trustee as evidence to establish that any requirements set forth in the Tax Agreement or with respect to establishing market price, to the extent provided to it. Such records shall be open to inspection by any Holder, the Borrower, the Authority and the Credit Provider at any reasonable time during regular business hours on reasonable notice.
Section 6.6.    Arbitrage Covenants. (A)  The Authority covenants and agrees that it will not take any action, or fail to take any action, if such action or failure to take such action on a matter of which the Authority has actual knowledge would adversely affect the exclusion from gross income of the interest payable on the Bonds under Section 103 of the Code. Without limiting the generality of the foregoing, the Authority covenants and agrees that it will comply with the requirements of the Tax Agreement. The covenants of Authority in this Section are made solely in reliance on the representations and the covenants of the Borrower set forth in the Loan Agreement and the Tax Agreement.
(B)    The Borrower has covenanted to pay or cause to be paid to the United States rebate payments with respect to the Bonds as provided in the Tax Agreement. The Trustee agrees to comply with all specific written instructions of the Borrower given pursuant to the Tax Agreement; provided, however, that the Borrower shall be responsible for such instructions complying with the Tax Agreement, and the Trustee shall not be responsible in any way for any rebate or other arbitrage calculations.

The Trustee conclusively shall be deemed to have complied with the provisions of this Section 6.6(B) if it follows the directions of the Borrower set forth in the instructions required by the Tax Agreement and shall not be required to take any action under this Section 6.6(B) in the absence of such directions from the Borrower. The Trustee shall not be liable for any consequences resulting from its failure to act if no instructions from the Borrower (or in the absence of Borrower instructions, instructions from the Authority) are delivered to it.
(C)    Notwithstanding any provision of this Section, if the Borrower shall provide to the Trustee and the Authority an Approving Opinion addressed to the Authority and the Trustee that any action required under Section 5.6 or this Section 6.6 is no longer required, or that some further action is required to maintain the Tax‑exempt status of interest on the Bonds, the Trustee and the Authority may rely conclusively on such opinion in complying with the requirements of this Section, and the covenants contained herein shall be deemed to be modified to that extent.
Section 6.7.    Other Covenants. (A) The Trustee shall promptly collect all amounts due from the Borrower pursuant to the Loan Agreement, and from the Credit Provider pursuant to the Letter of Credit (if any), shall perform all duties imposed upon it pursuant to the Loan Agreement and shall diligently enforce, and take all steps, actions and proceedings reasonably necessary for the enforcement of all of the rights of the Authority (other than the Authority’s Reserved Rights) and all of the obligations of the Borrower pursuant to the Loan Agreement.
(B)    The Authority shall not purchase Bonds from the Remarketing Agent.
Section 6.8.    Further Assurances. The Authority will make, execute and deliver any and all such further indentures, instruments and assurances as may be reasonably necessary or proper to carry out the intention or to facilitate the performance of this Indenture and for the better assuring and confirming unto the Holders of the Bonds of the rights and benefits provided in this Indenture.
Section 6.9.    Continuing Disclosure. Pursuant to Section 4.17 of the Loan Agreement, the Borrower has covenanted and agreed to undertake all responsibility for compliance, or to cause compliance with, continuing disclosure requirements, when and if applicable. The Authority shall have no liability to the Holders of the Bonds or any other person with respect to such disclosure matters. Notwithstanding any other provision of this Indenture, failure of the Borrower to comply with the Continuing Disclosure Agreement shall not be considered an Event of Default hereunder or a Loan Default Event under the Loan Agreement and may not result in the acceleration of the maturity of the Bonds; provided that the Trustee may (and, at the request of any Holder of Outstanding Bonds and upon being indemnified to its satisfaction therefor shall) or any Bondholder or Beneficial Owner may take such actions as may be necessary and appropriate, including seeking specific performance by court order, to cause the Borrower to comply with its obligations under Section 4.17 of the Loan Agreement or the Continuing Disclosure Agreement. For purposes of this Section, “Beneficial Owner” shall mean any person which has the power, directly or indirectly, to vote or give consent with respect to, or to dispose of ownership of, any Bonds (including persons holding Bonds through any nominees, depositories or other intermediaries).

Article VII
Events of Default and Remedies of Bondholders
Section 7.1.    Events of Default; Acceleration; Waiver of Default. Each of the following events which has occurred and is continuing shall constitute an “Event of Default” hereunder:
(A)    default in the due and punctual payment of the principal of, redemption price or premium (if any) on, any Bond, whether at maturity as therein expressed, by proceedings for redemption, by declaration or otherwise;
(B)    default in the due and punctual payment of (i) any installment of interest on any Bond and such default shall continue for a period of five Business Days thereafter, or (ii) the Purchase Price of, any Bond;
(C)    failure by the Authority to perform or observe any other of the covenants, agreements or conditions on its part in this Indenture or in the Bonds contained, and the continuation of such failure for a period of 60 days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the Authority, any Credit Provider, and the Borrower by the Trustee, or to the Authority, the Borrower and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Bonds at the time Outstanding;
(D)    the occurrence and continuance of a Loan Default Event;
(E)    if applicable, receipt by the Trustee of written notice from any Credit Provider stating that either (i) an Event of Default (as defined in the Reimbursement Agreement) has occurred under the Reimbursement Agreement and directing the Trustee to accelerate the Bonds or (ii) the interest component of a Letter of Credit will not be reinstated by the Credit Provider; or
(F)    during a Bank Index Rate Period, the Trustee shall receive a written notice from the Bank that an Event of Default (as defined in the applicable Bank Index Rate Agreement) has occurred under the Bank Index Rate Agreement.
No default specified in (C) above shall constitute an Event of Default unless the Authority and the Borrower shall have failed to correct such default within the applicable period; provided, however, that if the default shall be such that it cannot be corrected within such period, it shall not constitute an Event of Default if corrective action is instituted by the Authority or the Borrower within the applicable period and diligently pursued. With regard to any alleged default concerning which notice is given to the Borrower under the provisions of this Section, the Authority hereby grants the Borrower full authority for the account of the Authority to perform any covenant or obligation the non‑performance of which is alleged in said notice to constitute a default in the name and stead of the Authority with full power to do any and all things and acts to the same extent that the Authority could do and perform any such things and acts and with power of substitution.

During the continuance of an Event of Default described in (A), (B), (C) or (D) above, and, in the case of an Event of Default described in (F) above, receipt by the Trustee of a written direction from the Bank to declare the principal of the Bonds to be due and payable, unless the principal of all the Bonds shall have already become due and payable, the Trustee may (but shall be under no obligation to), with the consent of the Bank, if any, and upon the written request of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding or upon the occurrence of an Event of Default described in (E) or (F) above, the Trustee shall, promptly upon such occurrence, by notice in writing to the Authority, the Borrower, any Bank and any Credit Provider, declare the principal of all of the Bonds then Outstanding, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, subject to Section 4.9 hereof, anything in this Indenture or in the Bonds contained to the contrary notwithstanding. Upon any such declaration, the Trustee shall promptly draw upon any then existing Letter of Credit in accordance with the terms thereof and apply the amount so drawn to pay the principal of and interest on the Bonds declared to be due and payable and shall take such enforcement action under the Loan Agreement as the Trustee shall deem appropriate. Interest on the Bonds shall cease to accrue as of the date of the declaration of acceleration, subject to Section 4.9 hereof. The Trustee shall promptly notify the Bondholders of the date of acceleration and the cessation of accrual of interest on the Bonds in the same manner as for a notice of redemption.
The preceding paragraph, however, is subject to the condition that if, at any time after the principal of the Bonds shall have been declared due and payable because of the occurrence of a default specified in (A), (B), (C), or (D) above, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, and before the Letter of Credit has been drawn upon in accordance with its terms and honored, there shall have been deposited with the Trustee a sum sufficient to pay (with Available Moneys if a Letter of Credit is in effect) all the principal of the Bonds matured prior to such declaration and all matured installments of interest (if any) upon all the Bonds, with interest on such overdue installments of principal at the rate of interest then borne by the Bonds, and the reasonable fees and expenses of the Trustee, and any and all other defaults known to the Trustee (other than in the payment of principal of and interest on the Bonds due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Trustee and the Authority or provision deemed by the Trustee and the Authority to be adequate shall have been made therefor, then, and in every such case, the Holders of at least a majority in aggregate principal amount of the Bonds then Outstanding, by written notice to the Authority and to the Trustee, may, on behalf of the Holders of all the Bonds, rescind and annul such declaration and its consequences and waive such default; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon. Notwithstanding any other provision of this Indenture, but subject to Section 8.1(A), the Trustee may not exercise any remedy in the event of an Event of Default under Section 7.1(A) through (D) hereof without the written consent of the Credit Provider, so long as a Letter of Credit is in effect and the Credit Provider has not wrongfully failed to make a payment thereunder, or without the written consent of the Bank, if the Bank is the sole Holder of all of the Bonds; except that the Trustee may exercise any and all remedies under this Indenture and the Loan Agreement to collect any fees, expenses and indemnification, in a form and content acceptable to the Trustee, from the Borrower without obtaining the consent of the Credit Provider or the Bank.

Written notice of such waiver, and the cancellation of any notice to redeem a corresponding amount of First Mortgage Bonds, shall be provided by the Trustee to the Mortgage Trustee.
Section 7.2.    Institution of Legal Proceedings by Trustee. Subject to Section 7.1 hereof, if one or more of the Events of Default shall happen and be continuing, the Trustee in its discretion may, but shall be under no such obligation to, and upon the written request of the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding (or, if not all Bonds Outstanding are affected, the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds of the related series) and in all such cases whether the Trustee has elected voluntarily to proceed or by the direction of the Holders upon being indemnified to its satisfaction therefor pursuant to Sections 8.1(A), 8.3(D) and 8.6(B) hereof shall, proceed to protect or enforce its rights or the rights of the Holders of such Bonds under the Act or under this Indenture, the Loan Agreement, the First Mortgage Bonds or the Letter of Credit, if any, by exercise of such rights as it may have as holder of First Mortgage Bonds, including the right to demand redemption of First Mortgage Bonds held by it, by a suit in equity or action at law, either for the specific performance of any covenant or agreement contained herein or therein, or in aid of the execution of any power herein or therein granted, or by mandamus or other appropriate proceeding for the enforcement of any other legal or equitable remedy as the Trustee may deem necessary in support of any of its rights or duties hereunder or thereunder.
Section 7.3.    Application of Revenues and Other Funds After Default. If an Event of Default shall occur and be continuing, all Revenues and any other funds then held or thereafter received by the Trustee under any of the provisions of this Indenture (subject to Sections 5.6, 6.6 and 11.11 hereof) shall be promptly applied by the Trustee as follows and in the following order:
(A)    To the payment of any expenses necessary in the opinion of the Trustee to protect the interests of the Holders of the Bonds and payment of reasonable fees, charges and expenses of the Trustee and the Authority (including reasonable fees and disbursements of its legal counsel) incurred in and about the performance of its powers and duties under this Indenture; and
(B)    To the payment of the principal of and interest then due on the Bonds (upon presentation of the Bonds to be paid, and stamping thereon of the payment if only partially paid, or surrender thereof if fully paid) subject to the provisions of this Indenture (including Section 6.2 hereof), as follows:
(1)    Unless the principal of all of the Bonds shall have become or have been declared due and payable,
First: To the payment to the persons entitled thereto of all installments of interest then due in the order of the maturity of such installments, and, if the amount available shall not be sufficient to pay in full any installment or installments maturing on the same date, then to the payment thereof ratably, according to the amounts due thereon, to the persons entitled thereto, without any discrimination or preference; and

Second: To the payment to the persons entitled thereto of the unpaid principal of any Bonds which shall have become due, whether at maturity or by call for redemption, with interest on the overdue principal at the rate borne by the Bonds, and, if the amount available shall not be sufficient to pay in full all the Bonds, together with such interest, then to the payment thereof ratably, according to the amounts of principal due on such date to the persons entitled thereto, without any discrimination or preference; and
(2)    If the principal of all of the Bonds shall have become or have been declared due and payable, to the payment of the principal and interest then due and unpaid upon the Bonds, with interest on the overdue principal at the rate borne by the Bonds, and, if the amount available shall not be sufficient to pay in full the whole amount so due and unpaid, then to the payment thereof ratably, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or preference;
provided, however, that (i) in no event shall moneys derived from drawings under a Letter of Credit, moneys set aside to pay principal or interest on any particular Bonds (including moneys held for non‑presented Bonds or held under Section 10.3 hereof), or the proceeds from remarketing of the Bonds be used to pay any of the items listed in clause (A) of this Section or the costs described in Section 5.8(b), and (ii) Available Moneys and moneys being aged to become Available Moneys, if applicable, shall not be used to pay any of the items listed in clause (A) of this Section or the costs described in Section 5.8(b), until all amounts have been paid under clause (B) of this Section.
Whenever the principal of, and premium, if any, and interest on, all Bonds have been paid under the provisions of this Indenture and all fees, expenses and charges of the Trustee have been paid, any balance remaining hereunder shall be paid in the order of priority as provided in Section 10.1.
Section 7.4.    Trustee to Represent Bondholders. The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Bonds, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) as trustee and true and lawful attorney‑in‑fact of the Holders of the Bonds for the purpose of exercising and prosecuting on their behalf such rights and remedies as may be available to such Holders under the provisions of the Bonds, this Indenture, the Loan Agreement, the Letter of Credit, the Act and applicable provisions of any other law. Subject to Section 7.1 hereof, upon the occurrence and continuance of an Event of Default or other occasion giving rise to a right in the Trustee to represent the Bondholders, the Trustee in its discretion may (but shall be under no obligation to), and upon the written request of the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding, and upon being indemnified to its satisfaction therefor, shall, proceed to protect or enforce its rights or the rights of the Holders by such appropriate action, suit, mandamus or other proceedings as it may deem necessary to protect and enforce any such right, at law or in equity, either for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable right or remedy vested in the Trustee or in the Holders under this Indenture, the Loan Agreement, the Letter of Credit, the Act or any other law; and upon instituting such proceeding, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver of the Revenues and other assets pledged under this Indenture, pending such proceedings. All rights of action under this Indenture or the Bonds or otherwise may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in the name of the Trustee for the benefit and protection of all the Holders of the Bonds, subject to the provisions of this Indenture (including Section 6.2 hereof).
Section 7.5.    Bondholders’ Direction of Proceedings. Anything in this Indenture to the contrary notwithstanding, but subject to Sections 8.1(A), 8.3(A), 8.3(D), 8.6(B) and 11.13, the Holders of 25% in aggregate principal amount of the Bonds then Outstanding shall have the right, by an instrument or concurrent instruments in writing executed and delivered to the Trustee, to direct the method of conducting all remedial proceedings taken by the Trustee hereunder, provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, and that the Trustee shall have the right to decline to follow any such direction which in the opinion of the Trustee would be unjustly prejudicial to Bondholders not parties to such direction or for which it has not been provided indemnity reasonably satisfactory to it.
Section 7.6.    Limitation on Bondholders’ Right to Sue. Subject to Section 7.7 hereof, no Holder of any Bond shall have the right to institute any suit, action or proceeding at law or in equity, for the protection or enforcement of any right or remedy under this Indenture, the Loan Agreement, any Letter of Credit, the Act or any other applicable law with respect to such Bond, unless (1) such Holder shall have given to the Trustee written notice of the occurrence of an Event of Default; (2) the Holders of not less than 25% in aggregate principal amount of the Bonds then Outstanding (or, if not all Bonds are affected, of the Bonds of the related series then Outstanding) shall have made written request upon the Trustee to exercise the powers hereinbefore granted or to institute such suit, action or proceeding in its own name; (3) subject to Sections 8.1(A), 8.3(D) and 8.6(B) hereof, such Holder or said Holders shall have tendered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; and (4) the Trustee shall have refused or omitted to comply with such request for a period of 60 days after such written request shall have been received by, and said tender of indemnity shall have been made to, the Trustee.
Such notification, request, tender of indemnity and refusal or omission are hereby declared, in every case, to be conditions precedent to the exercise by any Holder of Bonds of any remedy hereunder or under law; it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by such Holders’ action to affect, disturb or prejudice the security of this Indenture or the rights of any other Holders of Bonds, or to enforce any right under this Indenture, the Loan Agreement, any Letter of Credit, the Act or other applicable law with respect to the Bonds, except in the manner herein provided, and that all proceedings at law or in equity to enforce any such right shall be instituted, had and maintained in the manner herein provided and for the benefit and protection of all Holders of the Outstanding Bonds, subject to the provisions of this Indenture (including Section 6.2 hereof).
Section 7.7.    Obligation of Authority. Subject to Section 11.1 hereof, nothing in Section 7.6 or in any other provision of this Indenture (except the requirement for authentication by the Trustee in Section 2.5 hereof), or in the Bonds, shall affect or impair the obligation of the Authority to pay or cause to be paid through the Trustee the principal of, and the premium, if any, and interest on, the Bonds to the respective Holders of the Bonds at their date of maturity, or upon call for redemption, as herein provided, but only out of the Revenues and other assets herein pledged therefor, or affect or impair the right of such Holders to enforce such payment by virtue of the contract embodied in the Bonds.
Section 7.8.    Termination of Proceedings. In case any proceedings taken by the Trustee, the Credit Provider, if any, or any one or more Bondholders on account of any Event of Default shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Bondholders, then in every such case the Authority, the Trustee, the Credit Provider, if any, the Bank, if any, and the Bondholders, subject to any determination in such proceedings, shall be restored to their former positions and rights hereunder, severally and respectively, and all rights, remedies, powers and duties of the Authority, the Trustee, the Credit Provider, if any, and the Bondholders shall continue as though no such proceedings had been taken.
Section 7.9.    Remedies Not Exclusive. No remedy herein conferred upon or reserved to the Trustee, the Credit Provider, if any, the Bank, if any, or to the Holders of the Bonds is intended to be exclusive of any other remedy or remedies, and each and every such remedy, to the extent permitted by law, shall be cumulative and in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.
Section 7.10.    No Waiver of Default. No delay or omission of the Trustee, the Credit Provider, if any, the Bank, if any, or of any Holder of the Bonds to exercise any right or power arising upon the occurrence of any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Indenture to the Trustee, the Credit Provider, if any, the Bank, if any, or to the Holders of the Bonds may be exercised from time to time and as often as may be deemed expedient.
Section 7.11.    Consent of Credit Provider and Bank to Defaults and Waivers. This Section shall apply only if (i) a Letter of Credit is in effect or (ii) during a Bank Index Rate Period. Notwithstanding any other provision of this Article VII, and subject to Section 8.1(A) and Section 8.6(B) hereof, so long as the Credit Provider is not continuing wrongfully to dishonor drawings under the Letter of Credit, no Event of Default shall be declared pursuant to Section 7.1(C) or (D) hereof (except in a case resulting from the failure of the Borrower to pay the Trustee’s and the Authority’s fees and expenses or to indemnify the Trustee and the Authority), nor any remedies exercised with respect to any Event of Default (other than acceleration pursuant to Section 7.1 upon an Event of Default described in Section 7.1(E)(ii) hereof) by the Trustee or by the Bondholders (except in a case resulting from the failure of the Borrower to pay the Trustee’s fees and expenses or to indemnify the Trustee or failure of the Borrower to redeem the Bonds upon an Extraordinary

Mandatory Redemption pursuant to Section 4.1(A)(iii) hereof) and no Event of Default under this Indenture shall be waived by the Trustee or the Bondholders to the extent it may otherwise be permitted hereunder, without, in any case, the prior written consent of the Credit Provider (or, during a Bank Index Rate Period, and with respect to the related series of Bonds, the Bank) and, in the case of a waiver of an Event of Default under Section 7.1(E), rescission in writing by the Credit Provider of any notice of an event of default under the Reimbursement Agreement and (if applicable) reinstatement of the interest component of the Letter of Credit. No Event of Default can be waived, in any circumstance, unless the Trustee has received written notice from the Credit Provider that the Letter of Credit, if any, has been fully reinstated and is in full force and effect.
Section 7.12.    Authority’s Rights. Notwithstanding anything in this Indenture or in the Loan Agreement or in any of the other Loan Documents to the contrary, neither the Trustee nor the registered owners shall have the right to waive an Event of Default under any of the Loan Documents which arises out of a violation of a Reserved Right without the prior written consent of the Authority, which the Authority may give in its sole and complete discretion. Notwithstanding any other provision contained in this Indenture or any other Loan Document to the contrary, nothing herein or therein shall affect the Authority’s unconditional right to enforce its Reserved Rights.
Section 7.13.    Right of Sole Holder or Beneficial Owner to Require Assignment by Trustee. At any time during a Bank Index Rate Period, upon the occurrence and during the continuance of an Event of Default, the Bank, if it is then the sole Holder or Beneficial Owner of all of the Bonds then Outstanding, shall have the right, at its option, exercised by delivery of a written instrument to the Trustee with a copy to the Borrower, to require the Trustee to assign to such Holder or Beneficial Owner or, in either case, its designee all of the rights, powers, and prerogatives of the Trustee under this Indenture to enforce the provisions of this Indenture, exercise any remedies and otherwise take actions and institute proceedings for the benefit of and on behalf of the Holders and the Beneficial Owners, and the Trustee covenants and agrees that upon its release and indemnification with respect to any action or failure to act of such Holder or Beneficial Owner subsequent to the aforesaid assignment, it shall execute and deliver all such documents as are necessary to accomplish the foregoing and vest such rights, remedies and title in such Holder or Beneficial Owner or, in either case, its designee.
Article VIII
The Trustee, the Paying Agent, the Bond Registrar,
the Tender Agent, and the Remarketing Agent
Section 8.1.    Duties, Immunities and Liabilities of Trustee and Bond Registrar. (A)  The Trustee and the Bond Registrar shall, prior to an Event of Default, and after the curing of all Events of Default which shall have occurred, perform such duties and only such duties as are specifically set forth in this Indenture and shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the Bond Registrar, as the case may be. The Trustee shall, during the existence of any Event of Default (which has not been cured), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as prudent persons would exercise or use under the circumstances in the conduct of their own affairs. Notwithstanding any other provision of this Indenture, the Trustee shall perform all duties required of it hereunder.
No provision of this Indenture shall be construed to relieve the Trustee or the Bond Registrar from liability for its own negligent action or its own negligence in any failure to act, except that:
(1)    Prior to such an Event of Default hereunder and after the curing of all Events of Default which may have occurred,
(a)    the duties and obligations of the Trustee and the Bond Registrar, as the case may be, shall be determined solely by the express provisions of this Indenture, the Trustee and Bond Registrar, as the case may be, shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the Bond Registrar, as the case may be; and
(b)    in the absence of bad faith on the part of the Trustee or the Bond Registrar, as the case may be, the Trustee or the Bond Registrar, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Trustee or the Bond Registrar, as the case may be, conforming to the requirements of this Indenture, but in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee or the Bond Registrar, as the case may be, the Trustee or the Bond Registrar, as the case may be, shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture (but need not confirm or investigate the legal sufficiency of such certificate or opinion, accuracy of mathematical calculations or other facts stated therein); and
(2)    At all times, regardless of whether or not any Event of Default shall exist,
(a)    the Trustee and the Bond Registrar shall not be liable for any error of judgment made in good faith by a responsible officer, director or employee of the Trustee or the Bond Registrar unless it shall be proved that the Trustee or the Bond Registrar, as the case may be, was negligent in ascertaining the pertinent facts;
(b)    neither the Trustee nor the Bond Registrar shall be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority, or such smaller or larger percentage as may be required hereunder, in aggregate principal amount of the Bonds at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Bond Registrar, or exercising any trust or power conferred upon the Trustee or the Bond Registrar under this Indenture.
None of the provisions contained in this Indenture shall require the Trustee or the Bond Registrar to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers other than to notify the Authority in writing that it intends to take no particular action or to notify the Bondholders that it will take no action, if it has reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it. All indemnifications and releases from liability granted herein to the Trustee or the Bond Registrar shall extend to the directors, officers, employees and agents of the Trustee or the Bond Registrar. The rights of the Trustee to such indemnification shall survive the termination of this Indenture.
(B)    The Authority shall remove the Trustee at any time upon written request of the Borrower (provided there is no Loan Default Event existing under the Loan Agreement), or if at any time requested to do so by an instrument or concurrent instruments in writing signed by the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding (or their attorneys duly authorized in writing) or if at any time the Authority shall receive notice from the Trustee or the Borrower that the Trustee shall have ceased to be eligible in accordance with subsection (E) of this Section, or shall have become incapable of acting, or shall have been adjudged bankrupt or insolvent, or a receiver of the Trustee or its property shall have been appointed, or any public officer shall have taken control or charge of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, in each case by giving written notice of such removal to the Trustee, and thereupon the Authority shall appoint, at the written direction of the Borrower, a successor Trustee by an instrument in writing.
(C)    The Trustee may at any time resign by giving 60 days written notice of such resignation to the Borrower, the Bank, if any, and the Authority. Upon receiving such notice of resignation, the Authority shall promptly appoint, at the written direction of the Borrower (provided there is no Loan Default Event existing under the Loan Agreement), a successor Trustee by an instrument in writing. The successor Trustee shall provide the Bondholders notice of the Trustee’s resignation by mail at the addresses shown on the registration books maintained by DTC or, if there are some Bonds that are not Book‑Entry Bonds, maintained by the Trustee. If the Trustee has given such notice of resignation the Trustee may petition any court of competent jurisdiction for the appointment of a temporary successor Trustee to serve as Trustee until a successor Trustee has been duly appointed. The Trustee shall not be relieved of its duties until such successor Trustee has accepted appointment. The Trustee’s rights to indemnity and reimbursement of outstanding fees and expenses survive the Trustee’s resignation.
(D)    Any removal or resignation of the Trustee pursuant to (B) or (C) above and appointment of a successor Trustee shall become effective only upon acceptance of appointment by the successor Trustee. If no successor Trustee shall have been appointed and have accepted appointment within 90 days of giving notice of removal or notice of resignation as aforesaid, the resigning Trustee or any Bondholder (on behalf of itself and all other Bondholders) may, at the expense of the Borrower, petition any court of competent jurisdiction for the appointment of a successor Trustee, and such court may thereupon, after such notice (if any) as it may deem proper, appoint such successor Trustee. Any successor Trustee appointed under this Indenture shall signify its acceptance of such appointment by executing and delivering to the Borrower, the Authority, the Bank, if any, and to its predecessor Trustee a written acceptance thereof, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the moneys, estates, properties, rights, powers, trusts, duties and obligations of such predecessor Trustee, with like effect as if originally named Trustee herein; but, nevertheless at the written request of the Authority, the Borrower, the Bank, if any, or the successor Trustee, such predecessor Trustee shall execute and deliver any and all instruments of conveyance or further assurance and do such other things as may reasonably be required for more fully and certainly vesting in and confirming to such successor Trustee all the right, title and interest of such predecessor Trustee in and to any property held by it under this Indenture and shall pay over, transfer, assign and deliver to the successor Trustee any money or other property subject to the trusts and conditions herein set forth upon payment of the predecessor Trustee’s fees and expenses (including its counsel fees and expenses). Upon the written request of the Borrower, the Bank, if any, or the successor Trustee, the Authority shall execute and deliver any and all instruments as may be reasonably required for more fully and certainly vesting in and confirming to such successor Trustee all such moneys, estates, properties, rights, powers, trusts, duties and obligations. Upon acceptance of appointment by a successor Trustee as provided in this subsection, such successor Trustee shall mail a notice of the succession of such Trustee to the trusts hereunder to each Rating Agency which is then rating the Bonds, to the Bondholders at the addresses shown on the registration books maintained by the Trustee, and to any Credit Provider.
(E)    Any Trustee appointed under the provisions of this Section in succession to the Trustee shall be a trust company, bank or corporation having the powers of a trust company which either (i) has a combined capital and surplus of at least $50,000,000, and is subject to supervision or examination by federal or state authority or (ii) is a wholly owned subsidiary of a bank, trust company or bank holding company meeting, on an aggregate basis, the tests set out in clause (i). If such bank, trust company or corporation publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purpose of this subsection the combined capital and surplus of such bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this subsection (E), the Trustee shall resign immediately in the manner and with the effect specified in this Section and a successor Trustee shall be appointed and accept such appointment within 30 days.
(F)    The Trustee is not responsible for effecting, maintaining or renewing any policies of insurance or for any representations regarding the sufficiency of any policy of insurance.
(G)    The Trustee, at the direction of the Borrower or the Authority, shall be responsible for filing financing or continuation statements prepared and provided to the Trustee by or on behalf of the Borrower or the Authority, all at the Borrower’s expense.

(H)    Subject to the provisions of Sections 5.6 and 10.3 hereof, all moneys received by the Trustee and the Tender Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received and, except as provided below, need not be segregated from other funds. Moneys representing the proceeds of draws on the Letter of Credit or held in the Letter of Credit Account, all Available Moneys, all remarketing proceeds, all moneys being aged to become Available Moneys, all moneys held for the payment of particular Bonds and otherwise to the extent required by law or by this Indenture shall be held by the Trustee and the Tender Agent in separate and segregated accounts as provided herein. The Trustee and the Tender Agent shall be under no liability for interest on any moneys received by them hereunder except as provided in Section 5.5 hereof. Any moneys held by the Trustee or the Tender Agent shall be invested as provided in Section 5.5 hereof.
(I)    The Trustee shall not be responsible for monitoring or reviewing the Borrower’s insurance or be obligated to file claims or proofs of loss in the case of insurance, or to pay taxes or assessments.
Section 8.2.    Merger or Consolidation. Any company into which the Trustee may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Trustee may sell or transfer all or substantially all of its corporate trust business, provided such company shall be eligible under subsection (E) of Section 8.1, shall be the successor to such Trustee without the execution or filing of any paper or any further act, anything herein to the contrary notwithstanding. The Trustee shall provide written notice to the Authority and the Borrower and an accompanying certificate reflecting such eligibility and such merger.
Section 8.3.    Liability of Trustee. (A) The recitals of facts herein and in the Bonds contained shall be taken as statements of the Authority, and the Trustee shall assume no responsibility for the correctness of the same, or make any representations of the validity or sufficiency of this Indenture or of the Bonds. In addition, the Trustee shall assume no responsibility with respect to this Indenture or the Bonds other than in connection with the duties or obligations assigned to or imposed upon the Trustee herein or in the Bonds. The Trustee shall, however, be responsible for its representations contained in its certificate of authentication on the Bonds. The Trustee shall not be liable in connection with the performance of its duties hereunder, except for its own negligence or willful misconduct. The Trustee may become the Holder of Bonds with the same rights it would have if it were not Trustee and, to the extent permitted by law, may act as depositary for and permit any of their officers or directors to act as a member of, or in any other capacity with respect to, any committee formed to protect the rights of Bondholders, whether or not such committee shall represent the Holders of a majority in aggregate principal amount of the Bonds then Outstanding.
The Trustee may execute any of the trusts or powers set forth herein and perform the duties required of it hereunder by or through attorneys, agents, or receivers, and shall be entitled to the advice of counsel selected by it concerning all matters of trusts and its duties herein.

(B)    The Trustee shall not be liable for any error of judgment made in good faith by a responsible officer, director or employee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.
(C)    The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than 25% in aggregate principal amount of the Bonds at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.
(D)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Bondholders pursuant to the provisions of this Indenture unless such Bondholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, including but not limited to attorneys and expert fees, and liabilities which may be incurred therein or thereby.
(E)    The Trustee shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
(F)    Except for Events of Default under Sections 7.1(A), (B), (E) and (F), the Trustee shall not be deemed to have knowledge of any default or Event of Default hereunder unless and until a responsible officer of the Trustee has actual knowledge thereof, or shall have received written notice thereof, at its Corporate Trust Office. Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or of any of the documents executed in connection with the Bonds, or of the existence of a default or Event of Default thereunder. The Trustee shall not be responsible for the validity or effectiveness of any security interest in collateral given to or held by it.
(G)    The Trustee shall have no responsibility, opinion or liability with respect to any information statement or recital found in any official statement or other disclosure material, prepared or distributed with respect to the issuance of the Bonds, except for information provided by the Trustee.
(H)    The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.
(I)    It is the purpose of this Section 8.3(I) that there shall be no violation of any law of any jurisdiction (including particularly the law of the State) denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Loan Agreement, and in particular in case of the enforcement thereof in an Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise or hold any of the powers, rights, remedies, duties, obligations, claims, demands, causes of action, immunities, estates, titles, interests, or liens herein or therein granted to or vested in the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith (collectively, the “powers, duties, and interests of the Trustee”), the Trustee may appoint an additional institution as a separate or co‑Trustee, in which event all of such powers, duties, and interests expressed or intended by this Indenture or the Loan Agreement to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co‑Trustee, but only the extent necessary to enable such separate or co‑Trustee to exercise such powers, duties, and interests and every covenant and obligation necessary to the exercise thereof by such separate or co‑Trustee shall run to and be enforceable by either of them.
Should any deed, conveyance, or instrument in writing from the Authority be required by the separate or co‑Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such powers, duties, and interests of the Trustee, any and all such deeds, conveyances, and instruments in writing shall, on request, be executed, acknowledged, and delivered by the Authority. In case any separate or co‑Trustee, or a successor to either, shall become incapable of acting, resign, or be removed, all the powers, duties, and interests of such separate or co‑Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Trustee or successor to such separate or co‑Trustee. Any co‑Trustee appointed by the Trustee pursuant to this Section may be removed by the Trustee, in which case all powers, duties, and interests vested in such co‑Trustee shall again vest in the Trustee as if no such appointment of a co‑Trustee had been made.
Notwithstanding any provision to the contrary in this Indenture, the Borrower shall not be liable to any Trustee or successor Trustee for any costs, fees or expenses incurred in connection with the appointment of any separate or co‑Trustee or, without the express prior written approval of the Borrower, in connection with any duties or actions undertaken by such appointed separate or co‑Trustee, and such appointed separate or co‑Trustee shall be subject to the same terms and conditions, and entitled to the same benefits, of this Indenture as applicable to any Trustee or successor Trustee.
Section 8.4.    Right of Trustee to Rely on Documents. Subject to the standard of care stated herein, the Trustee shall be fully protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Authority, personally or by agent or attorney, at the sole cost of the Borrower and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. The Trustee may consult with counsel of its selection, who may be counsel of or to the Authority or the Borrower, with regard to legal questions, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance therewith.

Whenever in the administration of the trusts imposed upon it by this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a Certificate of the Authority, and such Certificate shall be full warrant to the Trustee for any action taken or suffered in good faith under the provisions of this Indenture in reliance upon such Certificate, but in its discretion the Trustee may, in lieu thereof, accept other evidence of such matter or may require such additional evidence as it may deem reasonable.
Section 8.5.    Preservation and Inspection of Documents. All documents received by the Trustee under the provisions of this Indenture shall be retained in its possession and shall be subject at all reasonable times to the inspection of the Authority, the Borrower and any Bondholder and their agents and representatives duly authorized in writing, at reasonable hours and under reasonable conditions. The Trustee shall retain possession of the First Mortgage Bonds until the Bonds have been paid or the Authority’s obligation with respect to the Bonds have been otherwise terminated.
Section 8.6.    Compensation and Indemnification. (A) The Trustee, the Tender Agent, the Paying Agent and the Bond Registrar shall be entitled to compensation as agreed to in writing from time to time between the Trustee (or the Tender Agent, the Paying Agent or the Bond Registrar, as the case may be) and the Borrower for all services rendered by them in the execution of the trusts created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, the Tender Agent, the Paying Agent or the Bond Registrar, as the case may be, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Borrower shall pay or reimburse the Trustee, the Tender Agent, the Paying Agent or the Bond Registrar, as the case may be, upon its request for reasonable out‑of‑pocket expenses, disbursements and advances incurred or made by the Trustee, the Tender Agent, the Paying Agent or the Bond Registrar, as the case may be, in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance determined to have been caused by its own negligence or willful misconduct. If any property, other than cash, shall at any time be held by the Trustee, the Tender Agent, the Paying Agent or the Bond Registrar, as the case may be, subject to this Indenture, or any Supplemental Indenture, as security for the Bonds, the Trustee, the Tender Agent, the Paying Agent or the Bond Registrar, as the case may be, if and to the extent authorized by a receivership, bankruptcy or other court of competent jurisdiction or by the instrument subjecting such property to the provisions of this Indenture as such security for the Bonds shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Borrower has also agreed in the Loan Agreement to indemnify the Trustee, the Tender Agent, the Paying Agent or the Bond Registrar, as the case may be, for, and to hold it harmless against, any loss, liability, claim, damage, judgments or expense incurred or made without negligence or willful misconduct on the part of the Trustee, the Tender Agent, the Paying Agent or the Bond Registrar, as the case may be, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises (including reasonable attorneys’ fees and expenses). Notwithstanding the foregoing, the Trustee shall make timely payments of principal of and interest on the Bonds with moneys on deposit in the Bond Fund as provided herein, shall make timely draws on a Letter of Credit as provided herein and shall accelerate the payment of principal on the Bonds when required by this Indenture without seeking any prior indemnification from the Borrower or any Bondholder. The rights of the Trustee, the Tender Agent, the Paying Agent and the Bond Registrar to compensation for their services and to payment or reimbursement for expenses, disbursements, liabilities and advances shall have priority over the Bonds in respect of all property and funds held or collected by the Trustee as such, except for moneys held in the Rebate Fund, proceeds of a drawing under the Letter of Credit or held in the Letter of Credit Account, Available Moneys, moneys being aged to become Available Moneys, remarketing proceeds, and other funds held in trust by the Trustee or the Tender Agent, as the case may be, for the benefit of the Holders of particular Bonds, including, without limitation, (i) moneys or securities held pursuant to Article X hereof; and (ii) moneys or securities held for the payment of Bonds upon maturity or redemption and prior to the presentation of such Bonds.
(B)    The Trustee shall be under no obligation to institute any suit or take any remedial proceeding under this Indenture, or to enter any appearance in or in any way defend any suit in which it may be made defendant, or to take any steps in the execution of the trusts hereby created or in the exercise of any rights or powers hereunder at the request, order or direction of any Holders of Bonds or otherwise (except declaring the principal of and interest on the Bonds to be due immediately under Section 7.1, drawing on a Letter of Credit, or making payment when due on the Bonds) until it shall be indemnified to its satisfaction against any and all reasonable costs and expenses, outlays, and counsel fees and other disbursements and against all liability not determined to have been caused by its own negligence or willful misconduct, provided, however, that if the Trustee intends to seek indemnification pursuant to this Section 8.6 prior to instituting any such action it shall so inform the Holders (as appropriate), the Authority and any Credit Provider in writing as soon as possible and provided further that the Borrower shall not be liable for any settlement of any such action without its consent, which consent shall not be unreasonably withheld.
Section 8.7.    Paying Agent. The Authority, at the expense and written direction of the Borrower and with the written approval of the Trustee, shall appoint and at all times have a Paying Agent in such cities as the Borrower deems desirable, for the payment of the principal of, and the interest (and premium, if any) on, the Bonds. It shall be the duty of the Trustee to make such credit arrangements with such Paying Agent as may be necessary to assure, to the extent of the moneys held by the Trustee for such payment, the prompt payment of the principal of, and interest (and premium, if any) on, the Bonds presented at either place of payment. The Trustee will not be responsible for the failure of any Credit Provider or any other party to make funds available to the Trustee or Paying Agent. The Trustee is the initial Paying Agent. If the Paying Agent is any entity other than the Trustee, it shall be subject to the same standards applicable to the Trustee as set forth in this Indenture.
Section 8.8.    Trustee and Authority Required to Accept Directions and Actions of Borrower. Whenever after a reasonable, specific written request by the Borrower, and if the Borrower is not in default under the Loan Agreement, the Authority shall fail, refuse or neglect to give any specific written direction to the Trustee or to require the Trustee to take any action which the Authority is required to have the Trustee take pursuant to the provisions of the Loan Agreement or this Indenture, the Borrower may give any such specific written direction to the Trustee or require the Trustee to take any such action (so long as such action does not adversely impair the rights of the Authority, the Trustee and the Bondholders hereunder or conflict with the terms of this Indenture), and the Trustee is hereby irrevocably empowered and directed to accept such specific written direction from the Borrower as sufficient for all purposes of this Indenture, provided the Trustee receives indemnity satisfactory to it. The Borrower shall have the right, on behalf of the Authority, to cause the Trustee to comply with any of the Trustee’s obligations under this Indenture to the same extent that the Authority is empowered so to do.
Certain actions or failures to act by the Authority under this Indenture may create or result in an Event of Default under this Indenture, and the Borrower, on behalf of the Authority, may, to the extent permitted by law, perform any and all acts or take such action (so long as such action does not adversely impair the rights of the Authority, the Trustee and the Bondholders hereunder or conflict with the terms of this Indenture) as may be necessary for and on behalf of the Authority to prevent or correct said Event of Default, and the Trustee shall take or accept such performance by the Borrower as performance by the Authority in such event provided the Trustee receives indemnity satisfactory to it; provided, however, that the foregoing shall not extend the time for performance required hereby.
The Authority hereby authorizes the Borrower to give all directions, do all things and perform all acts provided, and to the extent so provided, by this Section. The Borrower shall act reasonably pursuant to such authorization, and no action of the Borrower thereunder shall create any liability of the Authority, including any liability with respect to payment of the Bonds (except as otherwise provided in this Indenture).
Section 8.9.    Independent Counsel. The Trustee may consult with independent counsel, chosen by it with reasonable care, and shall not be liable for action taken or not taken in good faith in reliance upon the written advice or opinion of such counsel.
Section 8.10.    Limitation on Trustee’s Liability. Nothing in this Indenture shall be construed to impose any duties upon the Trustee beyond those set forth in this Indenture.
Section 8.11.    Notices to Rating Agency and Credit Provider. The Trustee shall provide each Rating Agency and any Credit Provider with prior written notice (to the extent the Trustee has received prior notice) upon the occurrence of: (i) the provision, expiration, termination or extension of a Letter of Credit; (ii) the discharge of liability on the Bonds pursuant to Section 10.2 hereof; (iii) the resignation or removal of the Trustee, Tender Agent, or Remarketing Agent; (iv) acceptance of appointment as successor Trustee, Tender Agent, or Remarketing Agent hereunder; (v) the redemption of all or any portion of the Bonds; (vi) conversion to a new Interest Rate Period; (vii) a change in this Indenture, the Loan Agreement, the First Mortgage Bonds or a Letter of Credit; and (viii)  when the Bonds are no longer Outstanding. The Trustee shall also notify any Rating Agency of any changes to any of the documents to which the Trustee is a party, upon its receipt of notification of any such changes. The Trustee shall not be liable to any party for failure to give notice as provided in this Section.

Section 8.12.    Duties of Remarketing Agent. The Borrower shall appoint the Remarketing Agent for the Bonds, all subject to the conditions set forth in Section 8.13 hereof and in the Remarketing Agreement. The Remarketing Agent shall designate to the Trustee its principal office and signify its acceptance of the duties and obligations imposed on it hereunder by a written instrument of acceptance delivered to the Borrower, the Authority and the Trustee under which the Remarketing Agent will agree to perform the obligations of the Remarketing Agent set forth herein and under which the Remarketing Agent will agree to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Authority, the Trustee and the Borrower at all reasonable times upon reasonable notice. The Remarketing Agent shall determine the interest rates on the Bonds and perform the other duties provided for in Section 2.3 and shall remarket Bonds as provided in Section 4.7 hereof. The Remarketing Agent shall hold all moneys delivered to it for the benefit of the person or entity which shall have so delivered such moneys until such moneys are delivered to the Trustee as provided herein. The Remarketing Agent may for its own account or as broker or agent for others deal in Bonds and may do anything any other Holder may do to the same extent as if the Remarketing Agent were not serving as such.
Section 8.13.    Eligibility of Remarketing Agent; Replacement. (A) Any Remarketing Agent shall be (i) an investment bank that is a member of the Financial Industry Regulatory Authority having a capitalization of at least $20,000,000 as shown in the most recent annual report of the Remarketing Agent or its parent or (ii) a commercial bank or trust company having a capitalization of at least $100,000,000 as shown in its (or its parent’s) most recent published annual report, organized and doing business under the laws of the United States or any state or the District of Columbia. The initial Remarketing Agent shall be U.S. Bancorp Investments, Inc.
(B)    The Remarketing Agent may resign by notifying the Authority, the Trustee, the Tender Agent, the Borrower and any Credit Provider in writing at least 30 days before the effective date of such resignation. The Borrower may remove the Remarketing Agent at any time on 30 days notice at its own discretion and appoint a successor by notifying the Remarketing Agent, the Credit Provider, the Authority and the Trustee. No removal shall become effective until the successor has delivered an acceptance of its appointment to the Trustee.
(C)    The Borrower, at its option, may appoint to serve with the Remarketing Agent, one or more co‑Remarketing Agents; provided that all interest rate determinations shall be made by the Remarketing Agent and not a co‑Remarketing Agent. In the event of appointment of a co‑Remarketing Agent, any such co‑Remarketing Agent shall be subject to this Section and Sections 8.12, 8.14 and 8.22 hereof.
Section 8.14.    Compensation of Remarketing Agent. The Remarketing Agent shall not be entitled to any compensation from the Authority or the Trustee but, rather, shall make separate arrangements with the Borrower for its compensation.
Section 8.15.    Appointment and Duties of Tender Agent. The Authority, at the direction of the Borrower, hereby appoints the Trustee as initial Tender Agent. The Tender Agent shall designate its principal office and signify its acceptance of all of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Authority, the Trustee, any Credit Provider and the Remarketing Agent. The Tender Agent shall perform the duties provided for in this Indenture and in exercising such duties shall be entitled to the same rights and immunities and indemnities applicable to the Trustee as set forth in this Indenture and shall not be liable for any action or omission to act except for its own negligence or willful misconduct. Notwithstanding any provision in this Indenture to the contrary, the Tender Agent shall not be responsible for any misconduct or negligence on the part of any agent, correspondent, attorney or receiver appointed with due care by it hereunder.
Section 8.16.    Eligibility of Tender Agent; Replacement. The Tender Agent and any successor to the Tender Agent shall be a corporation, bank or trust company organized and doing business under the laws of the United States, any state or the District of Columbia and shall either (i) have a combined capital and surplus of at least $50,000,000, and be subject to supervision or examination by federal or state authority or (ii) be a wholly owned subsidiary of a bank, trust company or bank holding company meeting, on an aggregate basis, the tests set out in clause (i). If such corporation, bank or trust company publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purpose of this subsection the combined capital and surplus of such corporation, bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. At all times when the Bonds are not Book‑Entry Bonds the Tender Agent shall have an office or agency for servicing the Bonds in New York, New York. In case at any time the Tender Agent shall cease to be eligible in accordance with the provisions of this Section 8.16, the Tender Agent shall resign immediately in the manner and with the effect specified in this Section, and a new Tender Agent shall be appointed and accept such appointment within 30 days.
The Tender Agent may resign by notifying the Authority, the Borrower, the Trustee, any Credit Provider, the Remarketing Agent and the Bondholders in writing at least 30 days before the effective date of such resignation. The Trustee, at the written direction of the Borrower, may remove the Tender Agent and appoint a successor by notifying the Tender Agent, the Remarketing Agent, any Credit Provider and the Authority in writing. No resignation or removal shall be effective until the successor has delivered an acceptance of its appointment to the Trustee and the predecessor Tender Agent.
In the event of the resignation or removal of the Tender Agent, such Tender Agent shall pay over, assign and deliver any moneys held by it as Tender Agent to its successor, or if there is no successor, to the Trustee. In the event that for any reason there shall be a vacancy in the office of Tender Agent, the Trustee shall act as such Tender Agent to the extent it has operational capacity to perform such tasks.
Section 8.17.    Compensation of Tender Agent. The Tender Agent shall not be entitled to any compensation from the Authority, the Remarketing Agent or the Trustee, but rather shall only be entitled to compensation from the Borrower.
Section 8.18.    Appointment and Duties of Bond Registrar. The Authority, at the direction of the Borrower, hereby designates the Trustee as initial Bond Registrar, provided that the Tender

Agent shall act as co‑Bond Registrar with respect to Bonds tendered pursuant to Sections 2.4, 4.6 and 4.8 hereof.
The Bond Registrar shall not be entitled to any compensation from the Authority, the Remarketing Agent, or the Trustee but, rather, shall only be entitled to compensation from the Borrower.
Section 8.19.    Eligibility of Bond Registrar. A Bond Registrar appointed pursuant to this Indenture shall be a corporation organized and doing business under the laws of the United States or any state or the District of Columbia, subject to supervision or examination by federal or state authorities and shall either (i) have a combined capital and surplus of at least $50,000,000, and be subject to supervision or examination by federal or state authority or (ii) be a wholly owned subsidiary of a bank, trust company or bank holding company meeting, on an aggregate basis, the tests set out in clause (i). If such corporation, bank or trust company publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purpose of this subsection the combined capital and surplus of such corporation, bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
Section 8.20.    Bond Registrar’s Performance of Duties. The Bond Registrar shall perform the duties provided for in this Indenture and in exercising such duties shall be entitled to the same rights and immunities and indemnities applicable to the Trustee as set forth in this Indenture and shall not be liable for any action or omission to act except for negligence or willful misconduct.
Section 8.21.    Replacement of Bond Registrar. The Bond Registrar may resign by notifying the Authority, the Trustee, any Credit Provider and the Borrower in writing at least 30 days before the effective date of such resignation. The Authority, at the written direction of the Borrower, may remove the Bond Registrar and appoint a successor by notifying the Bond Registrar, the Remarketing Agent, any Credit Provider and the Trustee. No resignation or removal shall be effective until the successor has delivered an acceptance of its appointment to the Trustee and the predecessor Bond Registrar.
In the event of the resignation or removal of the Bond Registrar, such Bond Registrar shall pay over, assign and deliver any moneys held by it as Bond Registrar to its successor, or if there is no successor, to the Trustee. In the event that for any reason there shall be a vacancy in the office of Bond Registrar, the Trustee shall act as such Bond Registrar to the extent it has operational capacity to perform such tasks.
Section 8.22.    Successor Remarketing Agent by Merger. If the Remarketing Agent consolidates with, merges or converts into, or transfers all or substantially all its underwriting business to, another entity, the resulting, surviving or transferee entity shall, if otherwise eligible to serve hereunder, be the successor Remarketing Agent without any further act. The Remarketing Agent shall provide written notice to the Trustee and the Borrower and an accompanying certificate reflecting such eligibility and such merger.

Section 8.23.    P.L. 2005 c. 92 Compliance. In accordance with P.L. 2005 c. 92, the Trustee agrees that all services performed by it under this Indenture and any subcontract hereunder shall be performed within the United States of America.
Section 8.24.    Compliance With L. 2005, c. 271 Reporting Requirements. The Trustee hereby acknowledges that it has been advised of its responsibility to file an annual disclosure statement on political contributions with the New Jersey Election Law Enforcement Commission (“ELEC”) pursuant to N.J.S.A. 19:44A‑20.27 (L. 2005, c. 271, section 3) if the Trustee enters into agreements or contracts such as this Indenture, with a State public entity (including the Authority), and receives compensation or fees of $50,000 or more in the aggregate from State public entities, in a calendar year. It is the Trustee’s responsibility to determine if filing is necessary. Failure to so file can result in the imposition of financial penalties by ELEC. Additional information about this requirement is available from ELEC at 888‑313‑3532 or at www.elec.state.nj.us.
Section 8.25.    Compliance With L. 2005, c. 51. The Trustee represents and warrants that all information, certifications and disclosure statements previously provided in connection with L. 2005, c. 51, which codified Executive Order No. 134 (McGreevey 2004), are true and correct as of the date hereof and all such statements have been made with full knowledge that the Authority and the State will rely upon the truth of the statements contained herein and therein in engaging the Trustee, as trustee in connection with the Bonds. The Trustee agrees that it shall maintain continued compliance with L. 2005, c. 51 and regulations promulgated thereunder while the Bonds are Outstanding. The Trustee acknowledges that upon its failure to make required filings thereunder or the making of a contribution prohibited thereunder the Trustee may be removed as Trustee under this Indenture and any remedies available may be exercised against the Trustee at law or in equity.
Section 8.26.    Compliance With Executive Order 117. The Trustee represents and warrants that all information, certifications and disclosure statements previously provided in connection with Executive Order No. 117 (Corzine 2008), are true and correct as of the date hereof and all such statements have been made with full knowledge that the Authority and the State will rely upon the truth of the statements contained herein and therein in engaging the Trustee, as trustee in connection with the Bonds. The Trustee agrees that it shall maintain continued compliance with Executive Order 117 (Corzine 2008) and regulations promulgated thereunder while the Indentured Bonds are Outstanding. The Trustee acknowledges that upon its failure to make required filings thereunder or the making of a contribution prohibited thereunder the Trustee may be removed as Trustee under this Indenture and any remedies available may be exercised against the Trustee at law or in equity.
Section 8.27.    [Reserved.]
Section 8.28.    Rule G‑34. After the execution and delivery of any Rule G‑34 Document in connection with any amendment, extension, renewal, replacement or termination thereof, the Trustee shall within one (1) Business Day of receiving a written request from the Remarketing Agent provide to the Remarketing Agent, by electronic delivery, a word‑searchable PDF file containing an executed copy of the relevant Rule G‑34 Document. If any Non‑Public Information has been redacted, the Trustee shall also provide to the Remarketing Agent a complete copy of the Rule G‑34 Document including such Non‑Public Information.

Article IX
Modification or Amendment of the Indenture, the Loan Agreement and
the First Mortgage Bonds
Section 9.1.    Amendments Permitted. (A) Except as provided in subsection (B), this Indenture and the rights and obligations of the Authority and of the Holders of the Bonds and of the Trustee may be modified or amended from time to time and at any time by an indenture or indentures supplemental hereto, which the Authority and the Trustee may enter into when the written consent of the Holders of a majority in aggregate principal amount of all Bonds then Outstanding (or, if such amendment only applies to a particular series of Bonds, the consent of the Holders of a majority in aggregate principal amount of all Bonds of such series then Outstanding or, in lieu thereof, of any Credit Provider as provided in Section 11.13 hereof) and an Approving Opinion shall have been filed with the Trustee. No such modification or amendment shall (1) extend the fixed maturity of any Bond, or reduce the amount of principal thereof, or change the rights of optional and mandatory tender or extend the time of payment, or change the method of computing the rate of interest thereon or create a privilege or priority of any Bond over any other Bond, or extend the time of payment of interest thereon, without the consent of the Holder of each Bond so affected, or (2) reduce the aforesaid percentage of Bonds the consent of the Holders of which is required to effect any such modification or amendment, or (3) permit the creation of any lien on the Revenues and other assets pledged under this Indenture prior to or on a parity with the lien created by this Indenture, or (4) deprive the Holders of the Bonds of the lien created by this Indenture on such Revenues, the First Mortgage Bonds and other assets (except as expressly provided in this Indenture), without the consent of the Holders of all of the Bonds then Outstanding and receipt by the Trustee of an Approving Opinion. It shall not be necessary for the consent of the Bondholders to approve the particular form of any Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof. Promptly after the execution by the Authority and the Trustee of any Supplemental Indenture pursuant to this subsection (A), the Trustee shall mail a notice, setting forth in general terms the substance of such Supplemental Indenture, to each Rating Agency then rating the Bonds, the Remarketing Agent and the Holders of the Bonds at the addresses shown on the registration books of the Trustee. Any failure to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.
(B)    This Indenture and the rights and obligations of the Authority, of the Trustee and of the Holders of the Bonds may also be modified or amended from time to time and at any time by an indenture or indentures supplemental hereto, which the Authority and the Trustee may enter into without the consent of any Bondholders, but with the consent of the Credit Provider (if a Letter of Credit is in effect) and the Bank (but only to the extent provided in the applicable Bank Index Rate Agreement), and only to the extent permitted by law, including, without limitation, for any one or more of the following purposes:
(1)    to add to the covenants and agreements of the Authority in this Indenture contained other covenants and agreements thereafter to be observed, to pledge or assign additional security for the Bonds, or to surrender any right or power herein reserved to or conferred upon the Authority;

(2)    to make such provisions for the purpose of curing any ambiguity, inconsistency or omission, or of curing or correcting any defective provision, contained in this Indenture, or in regard to matters or questions arising under this Indenture, as the Authority, at the direction of the Borrower, may deem necessary or desirable and not inconsistent with this Indenture, including amendments pursuant to Section 2.3(G)(3) hereof;
(3)    to modify, amend or supplement this Indenture in such manner as to permit the qualification hereof under the Trust Indenture Act of 1939, as amended, or any similar federal statute hereafter in effect, and to add such other terms, conditions and provisions as may be permitted by said act or similar federal statute;
(4)    to conform to the terms and provisions of any Letter of Credit or Alternate Letter of Credit or to obtain or maintain a rating on the Bonds;
(5)    to modify, alter, amend or supplement this Indenture in any other respect, including amendments which would otherwise be described in Section 9.1(A) hereof and including, but not limited to, amendments to permit one or more series of the Bonds to be secured by a separate indenture and no longer be secured hereunder, if (i) the effective date of such Supplemental Indenture is a date on which all Bonds affected thereby are subject to mandatory tender for purchase pursuant to Section 4.6 or 4.8 or (ii) notice of the proposed Supplemental Indenture is mailed to Holders of the affected Bonds at least 30 days before the effective date thereof and, on or before such effective date, such Bondholders have the right to demand purchase of their Bonds pursuant to Section 2.4(A) hereof; or
(6)    to make any other changes to this Indenture that do not materially adversely affect the rights of any Bondholder.
(C)    The Trustee and the Authority may in their discretion, but shall not be obligated to, enter into any such Supplemental Indenture authorized by subsections (A) and (B) of this Section which materially adversely affects the Trustee’s or the Authority’s own rights, duties or immunities, respectively, under this Indenture or otherwise.
(D)    Anything herein to the contrary notwithstanding, a Supplemental Indenture under this Section shall not become effective unless and until the Borrower shall have consented thereto in writing.
Section 9.2.    Effect of Supplemental Indenture. Upon the execution of any Supplemental Indenture pursuant to this Article, this Indenture shall be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Authority, the Trustee, the Credit Provider, if any, and all Holders of Bonds Outstanding shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendment, and all the terms and conditions of any such Supplemental Indenture shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Any such Supplemental Indenture shall comply with the terms of this Article IX, and the Trustee shall be entitled to receive and may conclusively rely on an Approving Opinion addressed to the Trustee that the Supplemental Indenture complies with the provisions therein.
Section 9.3.    Endorsement of Bonds; Preparation of New Bonds. Bonds delivered after the execution of any Supplemental Indenture pursuant to this Article may, and if the Trustee so determines shall, bear a notation by endorsement or otherwise in form approved by the Authority and the Trustee as to any modification or amendment provided for in such Supplemental Indenture, and, in that case, upon demand of the Holder of any Bond Outstanding at the time of such execution and presentation of such Holder’s Bond for the purpose at the office of the Trustee or at such additional offices as the Trustee may select and designate for that purpose, a suitable notation shall be made on such Bond. If the Supplemental Indenture shall so provide, new Bonds so modified as to conform, in the opinion of the Authority and the Trustee, to any modification or amendment contained in such Supplemental Indenture, shall be prepared and executed by the Authority and authenticated by the Trustee, and upon demand of the Holders of any Bonds then Outstanding shall be exchanged at the Corporate Trust Office of the Trustee without cost to any Bondholder, for Bonds then Outstanding, upon surrender for cancellation of such Bonds, in equal aggregate principal amounts.
Section 9.4.    Amendment of Particular Bonds. The provisions of this Article shall not prevent any Bondholder from accepting any amendment as to the particular Bonds held by it, provided that due notation thereof is made on such Bonds.
Section 9.5.    Amendment of Loan Agreement. As provided in Section 7.2 of the Loan Agreement, the Authority shall not amend, modify or terminate any of the terms of the Loan Agreement, or consent to any such amendment, modification or termination, without the prior written consent of the Trustee. The Trustee shall give such written consent only if (1)  the Trustee first obtains the written consent of the Holders of a majority in aggregate principal amount of the Bonds then Outstanding (or, if such amendment applies only to a particular series of Bonds, the consent of the Holders of a majority in aggregate principal amount of all Bonds of such series then Outstanding or, in lieu thereof, of any Credit Provider as provided in Section 11.13 hereof) to such amendment, modification or termination, (2) such amendment, modification or termination is made in connection with the amendment of this Indenture pursuant to Section 9.1(B) or (3) such amendment, modification or termination is made (a) to add to the covenants and agreements of the Authority and/or the Borrower in the Loan Agreement other covenants and agreements thereafter to be observed, to pledge or assign additional security for the Bonds, or to surrender any right or power herein reserved to or conferred upon the Authority or the Borrower, (b) to make such provisions for the purpose of curing any ambiguity, inconsistency or omission, or of curing or correcting any defective provision, contained in the Loan Agreement, or in regard to matters or questions arising under the Loan Agreement, as the Authority, at the direction of the Borrower, may deem necessary or desirable and not inconsistent with this Indenture and the Loan Agreement, (c) to conform to the terms and provisions of any Letter of Credit or Alternate Letter of Credit or to obtain or maintain a rating on the Bonds, or (d) to make any other changes to the Loan Agreement that do not materially adversely affect the rights of any Bondholder; provided that no amendment, modification or termination shall reduce the amount of Loan Payments or Purchase Price Payments to be made by the Borrower pursuant to the Loan Agreement, or extend the time for making such payments, without the written consent of all of the Holders of the Bonds then Outstanding. The Trustee shall be entitled to receive and may conclusively rely upon an Approving Opinion addressed to the Trustee with respect to the effect of any amendments hereto or to the Loan Agreement.
Section 9.6.    Amendment of First Mortgage Bonds or the Mortgage Indenture. The Trustee shall, without the consent of or notice to the registered owners of the Bonds, consent to any amendment, change or modification of the First Mortgage Bonds or the Mortgage Indenture as may be required or permitted (i) by the provisions of the Loan Agreement, the First Mortgage Bonds, the Mortgage Indenture or this Indenture, (ii) for the purpose of curing any formal ambiguity, inconsistency, defect or omission, (iii) in connection with any other change therein which is not materially adverse to the registered owners of the Bonds, (iv) to secure or maintain ratings on the Bonds from each Rating Agency, which changes will not restrict, limit or reduce the obligation of the Authority to pay the principal of and premium, if any, and interest on the Bonds as provided herein, or otherwise materially adversely affect the owners hereunder, (v) to add to the covenants and agreements of the Borrower contained in any document, other covenants or agreements thereafter to be observed, or to assign or pledge additional security for any of the Bonds, or to surrender any right or power reserved or conferred upon the Authority or the Borrower, and (vi) to provide for any additional procedures, covenants or agreements necessary to maintain the Tax‑exempt status of the interest on the Bonds, (vii) to modify, alter, amend or supplement the First Mortgage Bonds or the Mortgage Indenture in any other respect, if the effective date of such supplement or amendment is a date on which all of the Bonds affected thereby are subject to mandatory purchase and are so purchased.
Notwithstanding the foregoing and without limiting the generality of the foregoing, the Trustee shall, without the consent of or notice to the Authority or the Bondholders, consent to any and all amendments, changes and modifications of the Mortgage Indenture requested in writing by the Borrower that affect any provision of the Mortgage Indenture that by its terms is effective only so long as certain series of bonds thereunder heretofore or hereafter issued (other than any series of bonds thereunder delivered to the Authority or Trustee pursuant to the Loan Agreement) are outstanding under the Mortgage Indenture.
Except as described in the immediately two preceding paragraphs, the Trustee shall not consent to any other amendment, change or modification of the First Mortgage Bonds or the Mortgage Indenture without notice to and the consent of the registered owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding (or, if such amendment applies only to a particular series of Bonds, the consent of the registered owners of a majority in aggregate principal amount of all Bonds of such series then Outstanding); provided that the Trustee shall not, without the unanimous consent of the registered owners of all Bonds then Outstanding, consent to any amendment which would change the maturity date or the date of payment of principal (including redemption price) or any installment of interest of the First Mortgage Bonds.
Before the Trustee consents to any amendment, change or modification of the First Mortgage Bonds, (a) the Trustee shall have caused notice of such proposed amendment, change or modification to be provided to each Rating Agency and stating that a copy thereof is on file at the office of the Trustee and (b) there must have been delivered to the Trustee an Approving Opinion.
Article X
Defeasance
Section 10.1.    Discharge of Indenture. Bonds may be paid by the Authority in any of the following ways, provided that the Authority also pays or causes to be paid any other sums payable hereunder by the Authority:
(A)    by paying or causing to be paid (with Available Moneys when a Letter of Credit is then in effect) the principal of, and interest and premium, if any, on, the Bonds then Outstanding as and when the same become due and payable;
(B)    by depositing with the Trustee, in trust, at or before maturity or the redemption date thereof, money or securities in the necessary amount (as provided in Section 10.3 hereof) to pay or redeem (with Available Moneys when a Letter of Credit is then in effect) all Bonds then Outstanding; or
(C)    by delivering to the Trustee, for cancellation by it, the Bonds then Outstanding.
If the Authority shall also pay or cause to be paid all other sums payable hereunder by the Authority, then and in that case, at the election of the Authority (evidenced by a Certificate of the Authority, filed with the Trustee, signifying the intention of the Authority to discharge all such indebtedness and this Indenture), and notwithstanding that any Bonds shall not have been surrendered for payment, this Indenture and the pledge of Revenues and other assets made under this Indenture and all covenants, agreements and other obligations of the Authority under this Indenture shall cease, terminate, become void and be completely discharged and satisfied except only as provided in Section 10.2 hereof. In such event, upon specific written request of the Authority, the Trustee shall cause an accounting for such period or periods as may be requested by the Authority to be prepared and filed with the Authority and shall execute and deliver to the Authority all such instruments as may be necessary or desirable to evidence such discharge and satisfaction (provided satisfactory indemnity is provided to it) and the Trustee shall pay over, transfer, assign or deliver all moneys or securities (including surrendering the First Mortgage Bonds to the Borrower for cancellation by the Mortgage Trustee) or other property held by it pursuant to this Indenture (other than the Rebate Fund) which are not required for the payment or redemption of Bonds not theretofore surrendered for such payment or redemption and which are otherwise not amounts owed to the Trustee hereunder in the following order (1) first, to the Bank, to the extent amounts are owed to the Bank pursuant to the applicable Bank Index Rate Agreement; (2) second, to any Credit Provider to the extent of any amounts due to the Credit Provider pursuant to the Reimbursement Agreement with respect to the Letter of Credit and (3) third, to the Authority, to pay any Administrative Fees and Expenses or any other amounts due and owing to the Authority and (4) fourth, to the Borrower, provided, however, that the Borrower may not receive any funds derived from a draw on a Letter of Credit, remarketing proceeds, or moneys held for the payment of particular Bonds (including moneys held for non‑presented Bonds).
Section 10.2.    Discharge of Liability on Bonds. Upon the deposit with the Trustee pursuant to Section 10.1, in trust, at or before maturity or redemption, as the case may be, of money or securities in the necessary amount (as provided in Section 10.3 hereof) to pay or redeem any Outstanding Bond (whether upon or prior to its maturity or the redemption date of such Bond), provided that, if such Bond is to be redeemed prior to maturity, notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for the giving of such notice, then all liability of the Authority in respect of such Bond shall cease, terminate and be completely discharged, except only that the Holder thereof shall thereafter be entitled to payment of the principal of, and premium, if any, and interest on, such Bond by the Authority, and the Authority shall remain liable for such payment, but only out of such money or securities deposited with the Trustee as aforesaid for their payment and such money or securities shall be pledged to such payment; provided further, however, that the provisions of Sections 5.4 and 10.4 hereof shall apply in all events.
The Authority may at any time surrender to the Trustee for cancellation by it any Bonds previously issued and delivered, which the Authority may have acquired in any lawful manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.
Section 10.3.    Deposit of Money or Securities with Trustee. Whenever in this Indenture it is provided or permitted that there be deposited with or held in trust by the Trustee money or securities in the necessary amount to pay or redeem any Bonds, the money or securities to be deposited or held may include money or securities held by the Trustee in the funds and accounts established pursuant to this Indenture (exclusive of the Rebate Fund, the Letter of Credit Account, and the account described in Section 4.7(G) hereof) and shall be any combination of:
(A)    moneys (Available Moneys when a Letter of Credit is then in effect) in an equal amount to the principal amount of such Bonds, and all unpaid interest thereon to maturity except that, in the case of Bonds which are to be redeemed prior to maturity and in respect of which notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for the giving of such notice, the amount to be deposited or held shall be the principal amount or redemption price of such Bonds and all unpaid interest thereon to the redemption date; or
(B)    Government Obligations or bonds, notes or other obligations of any state of the United States or any political subdivision of any state, which are rated by S&P as “AAA” or its equivalent, and, when a Letter of Credit is then in effect, which are purchased with Available Moneys, the principal of and interest on which when due and without reinvestment will provide money sufficient to pay the principal of, premium, if any, and all unpaid interest to maturity or to the redemption date on the Bonds to be paid or redeemed, as such principal and interest become due, with maturities no longer than 30 days or as may be necessary to make the required payment on the Bonds, provided that, in the case of Bonds which are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for the giving of such notice;
provided, in each case, that the Trustee shall have been irrevocably instructed (by the terms of this Indenture or by written request of the Authority) to apply such money or securities to the payment of such principal, premium, if any, and interest with respect to such Bonds and provided further that each Rating Agency then rating such Bonds and the Trustee shall have received a report of an Accountant that the moneys or Investment Securities on deposit are sufficient to pay the principal, premium, if any, and interest on the Bonds to maturity or the redemption date, and, if a Letter of Credit is then in effect, a legal opinion from a nationally recognized firm in bankruptcy law that payment of the Bonds from such moneys will not be a voidable preference in the event of the bankruptcy of the Borrower or the Authority.
Section 10.4.    Payment of Bonds After Discharge of Indenture Obligation. Notwithstanding any provisions of this Indenture, any moneys deposited with the Trustee in trust for the payment of the principal of, or interest or premium on, any Bonds remaining unclaimed after the principal of any Bond has become due and payable (whether at maturity or upon call for redemption or by declaration as provided in this Indenture), shall be disposed of as provided by law and the Holders of such Bonds shall thereafter be entitled to look only to the transferee of such moneys for payment thereof, and all liability of the Trustee with respect to such moneys shall thereupon cease; provided, that before the disposition of such moneys as aforesaid, the Trustee may (at the cost of the Borrower) first publish at least once in a Qualified Newspaper a notice, in such form as may be deemed appropriate by the Trustee, in respect of the Bonds so payable and not presented and in respect of the provisions relating to the disposition of the moneys held for the payment thereof.
Article XI
Miscellaneous
Section 11.1.    Liability of Authority Limited to Revenues. None of the Authority, the Trustee, any Authority or Trustee member or representative or any person executing the Bonds is liable personally on the Bonds or subject to any personal liability or accountability by reason of their issuance. The Bonds are special and limited obligations of the Authority, payable solely from and secured by the pledge of the Revenues and other amounts payable under the Loan Agreement (except for Authority’s Reserved Rights and except to the extent paid out of moneys attributable to Bond proceeds or the income from the temporary investment thereof and under certain circumstances proceeds from insurance and condemnation awards) and shall be a valid claim of the respective holders thereof only against the funds established under this Indenture which constitute a part of the “trust estate” and other moneys held by the Trustee for the benefit of the Bonds and the payments due or to become due upon or under the Loan Agreement (except for Authority’s Reserved Rights), all of which are hereby assigned and pledged hereunder for the equal and ratable payment of the Bonds and shall be used for no other purpose than to pay the principal of and interest on the Bonds, except as may be otherwise expressly authorized in this Indenture.

The Bonds do not constitute a debt, or liability of the State or of any agency or political subdivision thereof, other than a special and limited obligation of the Authority, or a pledge of the faith and credit of the State or any agency or political subdivision thereof, other than a special and limited obligation of the Authority, but shall be payable solely from the funds pledged therefor in accordance with this Indenture. The issuance of the Bonds under the provisions of the Act does not directly, indirectly or contingently obligate the State or any agency or political subdivision thereof to levy any form of taxation for the payment thereof or to make any appropriation for their payment, and the Bonds and the interest payable thereon do not now and shall never constitute a debt of the State or any agency or political subdivision thereof within the meaning of the Constitution or the statutes of the State and do not now and shall never constitute a charge against the credit or taxing power of the State or any agency or political subdivision thereof. The State shall not in any event be liable for the payment of the principal of, purchase price or interest on the Bonds or for the performance of any pledge, obligation or agreement of any kind whatsoever which may be undertaken by the Authority. No breach by the Authority of any such pledge, mortgage, obligation or agreement may impose any liability, pecuniary or otherwise, upon the State or any charge upon its general credit or against its taxing power. The Authority has no power to levy taxes for any purposes whatsoever.
In the exercise of the powers of the Authority and its members, directors, officers, employees, attorneys or agents under this Indenture and the Loan Agreement, and including without limitation the application of moneys, the investment of funds, and the assignment or other disposition of the Trust Estate in the event of default by the Borrower, neither the Authority nor its members, directors, officers, employees, attorneys or agents shall be accountable to the registered or beneficial owners of the Bonds, the Trustee or the Borrower for any action taken or omitted by it or them in good faith and believed by it or them to be authorized or within the discretion or rights or powers conferred. The Authority and its members, directors, officers, employees, attorneys and agents shall be protected in its or their acting upon any paper or document believed by it or them to be genuine, and it and they may conclusively rely upon the advice of counsel and may (but need not) require further evidence of any fact or matter before taking any action. No covenant or agreement contained in the Bonds or in this Indenture shall be deemed to be the covenant or agreement of any member, director, officer, agent, attorneys, or employee of the Authority in his individual capacity, and neither the members of the Authority nor any official or attorney executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.
Section 11.2.    Successor Is Deemed Included in All References to Predecessor. Whenever in this Indenture either the Authority, any Credit Provider or the Trustee is named or referred to, such reference shall be deemed to include the successors or assigns thereof, and all the covenants and agreements in this Indenture contained by or on behalf of the Authority, any Credit Provider or the Trustee shall bind and inure to the benefit of the respective successors and assigns thereof whether so expressed or not. All the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of the Authority, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not. If any of the powers or duties of the Authority shall hereafter be transferred by any law of the State, and if such transfer shall relate to any matter or thing permitted or required to be done under this Indenture by the Authority, then the body or official of the State who shall succeed to such powers or duties shall act and be obligated in the place and stead of the Authority as in this Indenture provided.
The Holder owning a majority of the aggregate principal amount of the Bonds the Outstanding may designate an alternate Person to serve as the Bank under this Indenture by delivery of a written notice to the Borrower and the Trustee, and such Person accepts and agrees to act as the Bank hereunder and as “Purchaser” under the applicable Bank Index Rate Agreement. Upon acceptance and notification thereof to the Borrower and the Trustee, the successor to the Bank for such purposes shall thereupon succeed to and become vested with all of the rights, powers, privileges and responsibilities of the Bank, and any Person being replaced as the Bank shall be discharged from its duties and obligations as the Bank under this Indenture.
Section 11.3.    Limitation of Rights to Parties and Bondholders. Nothing in this Indenture or in the Bonds expressed or implied is intended or shall be construed to give to any person other than the Authority, the Trustee, the Borrower, any Credit Provider, the Remarketing Agent, the Direct Participants (as provided in Section 2.4 hereof) and the Holders and Beneficial Owners of the Bonds, any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Authority, the Trustee, the Borrower, any Credit Provider, the Remarketing Agent, the Direct Participants (as provided in Section 2.4 hereof) and the Holders and Beneficial Owners of the Bonds.
Section 11.4.    Waiver of Notice. Whenever in this Indenture the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person entitled to receive such notice. In any such case the giving of a notice, or lack of giving notice to such entitled person who has waived such right shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Section 11.5.    Disposal of Bonds. Whenever in this Indenture provision is made for the cancellation by the Trustee and the delivery to the Authority of any Bonds, the Trustee may, in lieu of such cancellation and delivery, dispose of such Bonds in its customary manner, and deliver a certificate of such disposal to the Authority if so requested.
Section 11.6.    Severability of Invalid Provisions. If any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, then such provision or provisions shall be deemed severable from the remaining provisions contained in this Indenture and such invalidity, illegality or unenforceability shall not affect any other provision of this Indenture, and this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. The Authority and the Trustee each hereby declares that it would have entered into this Indenture and each and every other Section, paragraph, sentence, clause or phrase hereof and authorized the issuance of the Bonds pursuant thereto irrespective of the fact that any one or more Sections, paragraphs, sentences, clauses or phrases of this Indenture may be held illegal, invalid or unenforceable.

Section 11.7.    Governing Law; Venue. This Indenture shall be governed by and construed in accordance with the laws of the State of New Jersey (without regard to the State's conflicts of laws principles).
Section 11.8.    Notices. Notices shall be delivered to each Bondholder by first‑class mail, postage prepaid, at the address set forth for such Bondholder on the registration books of the Trustee. Any notice to or demand upon the Trustee may be served or presented by first‑class mail, postage prepaid and such demand may be made, at the Corporate Trust Office of the Trustee, which, as of the date of adoption of this Indenture, is located as the following address:
U.S. Bank National Association
333 Thornall Street, 4th Floor
Edison, New Jersey 08837
Attention: Corporate Trust Dept.
or at such other address as may have been filed in writing by the Trustee with the Authority and the Borrower. Any notice to or demand upon the Authority, the Borrower, the Credit Provider or the Remarketing Agent shall be deemed to have been sufficiently given or served for all purposes by being mailed by first‑class mail, postage prepaid, addressed as follows:
To the Authority:        New Jersey Economic Development Authority
PO Box 990
Trenton, New Jersey 08625‑0990
Attention: Director of Bonds and Incentives
To the Borrower:        New Jersey Natural Gas Company
1415 Wyckoff Road
P.O. Box 1464
Wall, New Jersey 07719
Attention: Treasurer
(with a concurrent copy to the General Counsel)
To the Remarketing Agent:    U.S. Bancorp Investments, Inc.
214 North Tryon Street, 30th Floor
Charlotte, North Carolina 28202
Attention: Hector Hernandez

To the Bank:	When applicable, at the address the Bank designates to the Authority, the Trustee and the Borrower.
or such other addresses as may have been filed in writing with the Trustee.
Section 11.9.    Evidence of Rights of Bondholders. (A)  Any request, consent or other instrument required or permitted by this Indenture to be signed and executed by Bondholders may be in any number of concurrent instruments of substantially similar tenor and shall be signed or executed by such Bondholders in person or by an agent or agents duly appointed in writing. Proof of the execution of any such request, consent or other instrument or of a writing appointing any such agent, or of the holding by any person of Bonds transferable by delivery, shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee and of the Authority if made in the manner provided in this Section.
(B)    The fact and date of the execution by any person of any such request, consent or other instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgments of deeds, certifying that the person signing such request, consent or other instrument acknowledged to such notary public or other officer the execution thereof, or by an affidavit of a witness of such execution duly sworn to before such notary public or other officer.
(C)    The ownership of registered Bonds shall be proved by the bond registration books held by the Trustee. The Trustee and the Authority may conclusively assume that such ownership continues until written notice to the contrary is served upon the Trustee. The fact and the date of execution of any request, consent or other instrument and the amount and distinguishing numbers of Bonds held by the person so executing such request, consent or other instrument may also be proved in any other manner which the Trustee may deem sufficient. The Trustee may nevertheless, in its discretion, require further proof in cases where it may deem further proof desirable.
Any request, consent, or other instrument or writing of the Holder of any Bond shall bind every future Holder of the same Bond and the Holder of every Bond issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Authority in accordance therewith or reliance thereon.
Section 11.10.    Disqualified Bonds. In determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent or waiver under this Indenture, Bonds which are owned or held by or for the account of the Authority or the Borrower, or by any other obligor on the Bonds, or by any person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Authority or the Borrower or any other obligor on the Bonds, shall (unless all of the Bonds are so owned) be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that, for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, direction, consent or waiver, only Bonds which the Trustee knows to be so owned shall be disregarded.
Section 11.11.    Money Held for Particular Bonds. (a) The money held by the Trustee for the payment of the interest, principal or premium due on any date with respect to particular Bonds (or portions of Bonds in the case of registered Bonds redeemed in part only) shall, on and after such date and pending such payment, be set aside on its books and held uninvested in trust by it for the Holders of the Bonds entitled thereto, subject, however, to the provisions of Section 10.4 hereof.
(b)    If the Authority deposits with the Trustee funds sufficient to pay the principal or Redemption Price of any Bonds becoming due, either at maturity or by call for redemption or otherwise, together with all interest accruing thereon to the due date, all interest on such Bonds shall cease to accrue on the due date and all liability of the Authority with respect to such Bonds shall likewise cease, except as hereinafter provided. Thereafter the Holders of such Bonds shall be restricted exclusively to the funds so deposited for any claim of whatsoever nature with respect to such Bonds, provided that such restriction shall not affect the obligations of the Borrower to make payments for the benefit of the Holders of the Bonds pursuant to this Indenture or the Loan Agreement, and the Trustee shall hold such funds in trust for such Holders.
(c)    If any Bond or evidence of beneficial ownership of such Bond shall not be presented for payment when the principal thereof becomes due (whether at maturity, by acceleration, upon call for redemption, upon purchase or otherwise), all liability of the Authority to the registered owner thereof for the payment of such Bond, shall forthwith cease, terminate and be completely discharged if funds sufficient to pay such Bond and interest due thereon, if any, are held by the Trustee uninvested for the benefit of the registered owner thereof. Thereupon it shall be the duty of the Trustee to comply with the Uniform Unclaimed Property Act, N.J.S.A. 46:30B‑1 et seq., with respect to such funds. The registered owner shall thereafter be restricted exclusively to such funds for any claim of whatever nature on his part under this Indenture or on, or with respect to, such Bond.
Section 11.12.    Funds and Accounts. Any fund or account required by this Indenture to be established and maintained by the Trustee may be established and maintained in the accounting records of the Trustee, either as a fund or an account, and may, for the purposes of such records, any audits thereof and any reports or statements with respect thereto, be treated either as a fund or as an account; but all such records with respect to all such funds and accounts shall at all times be maintained in accordance with corporate trust industry standards and with due regard for the requirements of Section 6.5 hereof and for the protection of the security of the Bonds and the rights of every Holder thereof. The Trustee may establish and maintain for so long as is necessary one or more temporary funds and accounts under this Indenture, including but not limited to a temporary fund for holding the proceeds of the Bonds.
Section 11.13.    Rights of Credit Provider. Notwithstanding anything in this Indenture to the contrary, so long as a Letter of Credit is then in effect and the Credit Provider has not failed or refused to honor a properly presented and conforming draw under the Letter of Credit, the Credit Provider, and not the Owners of the Bonds, shall be deemed to be the Owner of 100% of the Outstanding Bonds at all times for the purpose of giving any approval, request, consent, direction (other than pursuant to Sections 2.3(A), 2.4, 2.6, 2.7, 7.6, 9.4 and 11.9 hereof), declaration, rescission or amendment which under this Indenture is to be given by the Owners of the Bonds at the time Outstanding; provided, however, that the Credit Provider shall not consent to any modification or amendment of this Indenture or the Loan Agreement requiring the consent of the Owners of 100% in aggregate principal amount of the Bonds Outstanding or which would cause the interest on the Bonds to be no longer excluded from gross income for federal income tax purposes unless the actual Owners of 100% in aggregate principal amount of the Bonds Outstanding shall have also consented thereto or unless the Credit Provider is also the registered owner of 100% of the Bonds Outstanding; and provided further, that the Credit Provider shall have no right to deprive any Owner of the Bonds of the benefit of the Letter of Credit under the circumstances and in the manner contemplated as set forth herein.
Section 11.14.    Waiver of Personal Liability. No recourse shall be had for the payment of the principal of or interest on any of the Bonds issued under this Indenture or for any claim based thereon or upon any obligation, covenant or agreement contained in this Indenture or the Loan Agreement or any agreement supplemental thereto, against any past, present or future officer, director, employee, member or agent of the Authority, or any incorporator, officer, director, employee, trustee, member or agent of any successor corporation or body politic, as such, either directly or through the Authority or any successor corporation or body politic, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, officer, director, employee, member, trustee or agent as such, is hereby expressly waived and released as a condition of and consideration for the execution of this Indenture or the Loan Agreement and the issuance of any of the Bonds.
Section 11.15.    Authority May Rely On Certificates. The Authority shall be protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, in good faith and in accordance with the terms of this Indenture, upon any resolution, order, notice, request, consent, waiver, certificate, statement, affidavit, requisition, bond or other paper or document which it shall in good faith believe to be genuine and to have been adopted or signed by the proper board or person or to have been prepared and furnished pursuant to any of the provisions of the Loan Agreement or this Indenture, or upon the written opinion of any attorney, engineer, accountant or other expert believed by it to be qualified in relation to the subject matter, and the Authority shall not be under any duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument.
Section 11.16.    Authority Not Responsible. (a) The Authority is not under any obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Borrower, or to report, or make or file claims or proof of loss for, any loss or damage insured against or which may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made. The Authority shall have no responsibility in respect of the sufficiency of the security provided by this Indenture. The Authority shall not be under any obligation to see that any duties herein imposed upon any party other than itself, or any covenants herein contained on the part of any party other than itself to be performed, shall be done or performed, and the Authority shall not be under any liability for failure to see that any such duties or covenants are so done or performed.
(b)    The immunities and exemptions from liability of the Authority hereunder shall extend to its directors, members, attorneys, officers, employees and agents.
Section 11.17.    Business Day. If any payment is to be made hereunder or any action is to be taken hereunder on any date that is not a Business Day, such payment or action otherwise required to be made or taken on such date shall be made or taken on the immediately succeeding Business Day with the same force and effect as if made or taken on such scheduled date.

Section 11.18.    Complete Agreement. This Indenture represents the complete agreement between the parties with respect to the Bonds and related matters. There are no oral agreements between the parties hereto.
Section 11.19.    Execution in Several Counterparts. This Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts, or as many of them as the Authority and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.
Section 11.20.    Application of New Jersey Contractual Liability Act. Notwithstanding anything to the contrary contained herein, the foregoing is subject to the limitations of the provisions of the New Jersey Contractual Liability Act, N.J.S.A. 59:13‑1, et seq. and the New Jersey Tort Claims Act, N.J.S.A. 59:2‑1, et seq. While the New Jersey Contractual Liability Act, N.J.S.A. 59:13‑1, et seq. is not applicable by its terms to claims arising under contracts with the Authority, the Trustee hereby agrees that such statute (except N.J.S.A. 59:13‑9) shall be applicable to all claims arising against the Authority under the Indenture.

In Witness Whereof, the Authority has caused this Indenture to be executed on its behalf and attested by its duly authorized officers, and the Trustee, in token of its acceptance of the trusts created hereunder, has caused this Indenture to be signed in its corporate name and attested by its duly authorized officers, all as of the day and year first above written but effective on the Effective Date.

Attest:	New Jersey Economic Development Authority

/s/ Richard T. LoCascio	By: /s/ Daniel T. Weick‑‑‑‑‑‑‑‑‑‑‑‑

Richard T. LoCascio	Daniel T. Weick

Assistant Secretary	Managing Director - Post Closing
Financial Services

[Authority Signature Page to Amended and Restated Indenture]

Attest:	U.S. Bank National Association,
as Trustee

/s/ Stephanie Roche	By: /s/ Christopher E. Golabek

Stephanie Roche	Christopher E. Golabek

Vice President	Vice President

[Trustee Signature Page to Amended and Restated Indenture]

Consent of the Borrower
New Jersey Natural Gas Company, as the Borrower under the Indenture of Trust dated as of October 1, 2005, between the New Jersey Economic Development Authority (the “Authority”) and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, National Association), as trustee (the “Prior Trustee”), as supplemented and amended by the Supplement and Amendment of Agreements dated as of September 24, 2014 by and among the Authority, the Prior Trustee and the Borrower, hereby consents to the execution and delivery of the Amended and Restated Indenture between the Authority and U.S. Bank National Association, as successor trustee to the Prior Trustee, in the form attached hereto.

New Jersey Natural Gas Company

By: /s/ Mark G. Kahrer
Name: Mark G. Kahrer
Title: Vice President - Regulatory Affairs

Date: April 18, 2019

[Borrower Signature Page to Amended and Restated Indenture Consent]

Consent of the Bondholder
Pursuant to Section 902 of the Indenture of Trust dated as of October 1, 2005 between the New Jersey Economic Development Authority (the “Authority”) and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, National Association), as trustee (the “Prior Trustee”), as supplemented and amended by the Supplement and Amendment of Agreements dated as of September 24, 2014 by and among the Authority, New Jersey Natural Gas Company, as borrower, and the Prior Trustee, the undersigned, New Jersey Natural Gas Company (the “Bondholder”), as owner of all of the Authority’s (i) $10,300,000 in aggregate principal amount of Natural Gas Facilities Refunding Revenue Bonds, Series 2005A (New Jersey Natural Gas Company Project), (ii) $10,500,000 in aggregate principal amount of Natural Gas Facilities Refunding Revenue Bonds, Series 2005B (New Jersey Natural Gas Company Project) and (iii) $15,000,000 in aggregate principal amount of Natural Gas Facilities Revenue Bonds, Series 2005C (New Jersey Natural Gas Company Project), hereby consents to the execution and delivery of the Amended and Restated Indenture dated as of April 1, 2019 between the Authority and U.S. Bank National Association, as successor trustee to the Prior Trustee, in the form attached hereto.

New Jersey Natural Gas Company

By: /s/ Mark G. Kahrer
Name: Mark G. Kahrer
Title: Vice President - Regulatory Affairs

Date: April 18, 2019

[Bondholder Signature Page to Amended and Restated Indenture Consent]

Consent of the Bond Insurer
Pursuant to Section 902 of the Indenture of Trust dated as of October 1, 2005 between the New Jersey Economic Development Authority (the “Authority”) and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, National Association), as trustee (the “Prior Trustee”), as supplemented and amended by the Supplement and Amendment of Agreements dated as of September 24, 2014 by and among the Authority, New Jersey Natural Gas Company, as borrower, and the Prior Trustee (collectively, the “Indenture”), the undersigned as the Bond Insurer of the Bonds Outstanding under the Indenture hereby consents to the execution and delivery of the Amended and Restated Indenture dated as of April 1, 2019 between the Authority and U.S. Bank National Association, as successor trustee to the Prior Trustee, in the form attached hereto.

National Public Finance Guarantee Corporation

By:	/s/ Daniel E. McManus Jr.
Name: Daniel E. McManus Jr.
Title: General Counsel

Date: April 18, 2019

[Bond Insurer Signature Page to Amended and Restated Indenture Consent]

Exhibit A

Form of Bonds
The Transferability of this Bond is Restricted as Described in
Section 2.6 of the Indenture
THE STATE OF NEW JERSEY IS NOT OBLIGATED TO PAY, AND NEITHER THE FAITH AND CREDIT NOR TAXING POWER OF THE STATE OF NEW JERSEY IS PLEDGED TO THE PAYMENT OF, THE PRINCIPAL, PURCHASE PRICE OR PREMIUM, IF ANY, OF OR INTEREST ON THIS BOND. THIS BOND IS A SPECIAL, LIMITED OBLIGATION OF THE AUTHORITY, PAYABLE SOLELY OUT OF THE REVENUES OR OTHER RECEIPTS, FUNDS OR MONEYS OF THE AUTHORITY PLEDGED UNDER THE INDENTURE AND FROM ANY AMOUNTS OTHERWISE AVAILABLE UNDER THE INDENTURE FOR THE PAYMENT OF THE BOND. THE BOND DOES NOT NOW AND SHALL NEVER CONSTITUTE A CHARGE AGAINST THE GENERAL CREDIT OF THE AUTHORITY. THE AUTHORITY HAS NO TAXING POWER.

No. R‑__	$[Amount]
New Jersey Economic Development Authority
Natural Gas Facilities [Refunding] Revenue Bond
Series 2005[A][B][C]
(New Jersey Natural Gas Company Project)

Dated:	Maturity Date:	[CUSIP:]

Registered Owner:	____________________
Principal Amount:	____________________________ Dollars
The New Jersey Economic Development Authority (the “Authority a public body corporate and politic constituting an instrumentality of the State of New Jersey (the “State”), for value received, hereby promises to pay (but only out of Revenues as hereinafter provided) to the registered owner identified above or registered assigns, on the maturity date set forth above (the “Maturity Date”), the principal sum set forth above and to pay (but only out of Revenues as hereinafter provided) interest on the balance of said principal amount from time to time remaining unpaid from and including the date hereof until payment of said principal amount has been made or duly provided for, at the rates and on the dates determined as described herein and in the Indenture (as hereinafter defined), and to pay (but only out of Revenues as hereinafter provided) interest on overdue principal at the rate borne by this Bond commencing on the initial date of such delinquency until such amount has been paid, except as the provisions hereinafter set forth with respect to acceleration of maturity, redemption prior to maturity or purchase may become applicable hereto; provided, however, that in no event shall the rate of interest on this Bond exceed at any time the Maximum Rate. If an Event of Default shall have occurred and be continuing under the Indenture, then all Bonds bearing interest at (i) a Daily Interest Rate, a Weekly Interest Rate or an Index Interest Rate shall bear interest at the Alternate Rate, (ii) a Term Index Rate shall bear interest at the rate on the Bonds on the day before the Event of Default occurred, or (iii) a Bank Index Rate shall bear interest at the Default Rate, in each case from the date of such Event of Default until such Event of Default shall be cured or waived. The principal of and premium, if any, on this Bond are payable at final maturity, acceleration or redemption in lawful money of the United States of America upon surrender hereof at the Corporate Trust Office of U.S. Bank National Association, as trustee, or its successor in trust (the “Trustee”). Interest payments on this Bond shall be made on each Interest Payment Date (as defined below) commencing August 1, 2019, to the person appearing on the bond registration books of the Bond Registrar as the Bondholder thereof on the Record Date (as hereinafter defined), such interest to be paid by the Paying Agent to such Bondholder (i) by check mailed on the Interest Payment Date to such Bondholder’s address as it appears on the registration books or at such other address as has been furnished to the Bond Registrar as provided below, in writing by such Bondholder not later than the Record Date, (ii) for any Bondholder holding Bonds of such series accruing interest at the Daily Interest Rate, the Weekly Interest Rate, the Index Interest Rate or the Bank Index Rate by wire transfer in immediately available funds at an account maintained in the United States at such wire address as such Bondholder shall specify in its written request (any such written request shall remain in effect until rescinded in writing by such Bondholder), or (iii) during a Term Interest Rate Period upon written request, at least three Business Days prior to the applicable Record Date of the Bondholder of Bonds aggregating not less than $1,000,000 in principal amount of a series, by wire transfer in immediately available funds at an account maintained in the United States at such wire address as such Bondholder shall specify in its written notice (any such written request shall remain in effect until rescinded in writing by such Bondholder); except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the Bondholder in whose name any such Bonds are registered at the close of business on the fifth Business Day next preceding the date of payment of such defaulted interest. Both the principal of and premium, if any, on the Bonds shall be payable upon surrender thereof in lawful money of the United States of America at the Corporate Trust Office of the Trustee.
The principal of, premium, if any, and interest on the Bonds are payable by the Authority solely from Revenues, as defined in the Indenture hereinafter referred to, including all proceeds derived pursuant to a Letter of Credit, if a Letter of Credit is in effect.
This Bond is one of a duly authorized issue of bonds designated as “Natural Gas Facilities [Refunding] Revenue Bonds (New Jersey Natural Gas Company Project)” (the “Bonds”), limited in total aggregate principal amount to $35,800,000. This Bond is one of a duly authorized series of the Bonds with the further designation “Series 2005[A][B][C],” limited in aggregate principal amount to [$10,300,000][$10,500,000][$15,000,000]. The Bonds, including two other series with the further designations “2005[A][B][C] and 2005[A][B][C]” are all issued under and secured by and entitled to the benefits of an Amended and Restated Indenture, dated as of April 1, 2019 (as it may be amended, restated and supplemented from time to time, the “Indenture”), between the Authority and the Trustee. Proceeds from the sale of the Bonds were used to refund certain outstanding bonds of the Authority, the proceeds of which were used to finance the Projects, and to finance the 2005C Project under the terms of a Loan Agreement, dated as of October 1, 2005, as supplemented and amended by the Supplement and Amendment, as further supplemented and amended by the Second Amendment to Loan Agreement dated as of April 1, 2019 (as it may be further amended, restated and supplemented from time to time, the “Loan Agreement”), between the Authority and New Jersey Natural Gas Company (the “Borrower”). Capitalized terms not defined herein shall have the meanings ascribed thereto in the Indenture.
The Loan Agreement is secured by the Borrower’s First Mortgage Bonds, [Series WW due 2042] [Series XX due 2038] [Series YY due 2059]. The First Mortgage Bonds are issued under and secured by the Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement by and between the Borrower and U.S. Bank National Association, as trustee, dated as of September 1, 2014, as supplemented and amended. The Bonds are issued pursuant to and in full compliance with the Constitution and laws of the State, particularly the Act, and pursuant to a resolution adopted by the Authority on September 13, 2005, which resolution authorizes the execution and delivery of the Loan Agreement and the Indenture and a resolution adopted by the Authority on November 9, 2018, which resolution authorized, among other matters, an amendment and restatement of the Indenture and the issuance of the Bonds in replacement of the Bonds originally issued. The Bonds are special limited obligations of the Authority and, as provided in the Indenture, are payable solely from payments to be made by the Borrower under the Loan Agreement and the First Mortgage Bonds, from a Letter of Credit as described below (but only so long as a Letter of Credit is in effect) and from any other moneys held by the Trustee under the Indenture for such purpose, and other than as provided in the Loan Agreement, there shall be no recourse against the Authority or any other property now or hereafter owned by it. The principal, purchase price or premium, if any, of the Bonds and the interest thereon do not constitute an indebtedness, a general obligation or a pledge of the faith and credit or the taxing power of the State or any agency or political subdivision of the State, including the Authority, within the purview of any constitutional or statutory limitation or provision, and shall not constitute or give rise to a charge against the general credit or taxing powers of the State or any agency or political subdivision thereof, including the Authority, but shall be a special and limited obligation of the Authority, payable solely from the revenues and income derived from the Borrower under the Loan Agreement, including the First Mortgage Bonds, and from certain moneys and investments held by the Trustee under the Indenture. The Authority has no taxing power. Neither the State nor the Authority shall be liable for the payment of the principal of or interest on the Bonds or for the performance of any pledge, obligation or agreement of any kind whatsoever which may be undertaken by the Authority, except from the sources described above in this paragraph. No breach by the Authority of any such pledge, obligation or agreement may impose any liability, pecuniary or otherwise, upon the State or any agency or political subdivision thereof or any charge upon its or their general credit or against its or their taxing power.
The Bonds shall be secured under the Indenture by payments received by the Trustee under the Loan Agreement, including the First Mortgage Bonds, with certain exceptions set forth in the Indenture; moneys drawn by the Trustee under any irrevocable letter of credit that may be issued under the Loan Agreement (together with any Alternate Letter of Credit (as that term is defined in the Indenture) issued in substitution therefor in accordance with the Loan Agreement, the “Letter of Credit”) in favor of the Trustee, issued at the request and for the account of the Borrower, subject, however, to termination as provided therein and in the Indenture; and by other moneys held by the

Trustee under the Indenture for such purpose (all of the foregoing, the “Revenues”), and there shall be no other recourse against the Authority or any property now or hereafter owned by it.
Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights thereunder of the registered Bondholders of the Bonds, of the nature and extent of the security, of the rights, duties and immunities of the Trustee and of the rights and obligations of the Authority thereunder, to all of the provisions of which Indenture and of the Loan Agreement, the First Mortgage Bonds, any Letter of Credit, the Holder of this Bond, by acceptance hereof, assents and agrees.
The Bonds are issuable as fully registered bonds without coupons in Authorized Denominations.
This Bond is transferable by the Bondholder hereof, in person, or by its attorney duly authorized in writing, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer a new fully registered Bond or Bonds, in an Authorized Denomination or Denominations, for the same aggregate principal amount, will be issued to the transferee in exchange therefor. The Authority and the Trustee may treat the Bondholder hereof as the absolute Bondholder hereof for all purposes, and the Authority and the Trustee shall not be affected by any notice to the contrary.
The term of the Bonds will be divided into consecutive Interest Rate Periods, as provided in the Indenture, during each of which the Bonds shall bear interest at Daily Interest Rates, Weekly Interest Rates, Index Interest Rates, Bank Index Rates or a Term Interest Rate. The Interest Rate Period for the Bonds commencing on the Effective Date shall be a Term Interest Rate Period. The interest rate determination method for the Bonds (in whole or in part) may be subsequently changed from time to time by the Borrower, without the consent of the Holders of the Bonds, as provided in the Indenture. The Trustee shall give notice to Holders of the Bonds, as provided in the Indenture, prior to any change in the interest rate determination method.
Interest on the Bonds with respect to each Interest Period will be paid on the immediately succeeding Interest Payment Date provided that if any Interest Payment Date is not a Business Day, such interest shall be mailed or wired as provided above on the next succeeding Business Day with the same effect as if made on the day such payment was due. During a Variable Interest Rate Period or a Term Interest Rate Period of six calendar months or less, interest on the Bonds shall be computed upon the basis of a 365‑day year or 366‑day year, as applicable, for the number of days actually elapsed. During any other Term Interest Rate Period, interest on the Bonds shall be computed upon the basis of a 360‑day year, consisting of twelve 30‑day months. During any LIBOR Index Rate Period, interest on the Bonds shall be computed on the basis of a 360‑day year for the actual number of days elapsed. Interest on the Bonds accruing at the Default Rate shall be computed upon the basis of a 365‑day year or a 366‑day year, as applicable, for the number of days actually elapsed. During any Bank Index Rate Period, other than a LIBOR Index Rate Period, interest on the Bonds shall be computed as set forth and in accordance with the terms of the applicable Bank Index Rate Agreement.

Interest on the Bonds shall bear interest from and including the Issuance Date (as defined in the Indenture) until payment of the principal or redemption price thereof has been made or provided for, whether at maturity, upon redemption or otherwise, or until the Bonds have been accelerated.
The Bonds shall bear interest at a Daily Interest Rate, a Weekly Interest Rate, an Index Interest Rate, a Bank Index Rate or a Term Interest Rate as provided in the Indenture.
U.S. Bancorp Investments, Inc. (the “Remarketing Agent”), was appointed as the Remarketing Agent. The Remarketing Agent may be removed or replaced in accordance with the provisions of the Remarketing Agreement and the Indenture.
Determination of the interest rate by the Remarketing Agent and the Calculation Agent, as applicable, shall be conclusive and binding upon the registered Bondholders of the Bonds, the Authority, the Borrower and the Trustee.
The Bonds are subject to redemption as provided in the Indenture.
The Bonds are subject to mandatory and optional tender for purchase as provided in the Indenture.
The Holder of this Bond shall have no right to institute any suit, action or proceeding at law or in equity, for any remedy under or upon the Indenture or to enforce a drawing on the Letter of Credit, except as provided in the Indenture.
The Indenture may be supplemented or amended as provided in the Indenture.
The Indenture prescribes the manner in which it may be discharged and after which the Bonds shall no longer be secured by or entitled to the benefits of the Indenture, except for the purposes of transfer and exchange of Bonds and of payment of the principal of and premium, if any, and interest on the Bonds as the same become due and payable, including a provision that under certain circumstances the Bonds shall be deemed to be paid if certain securities, as defined in the Indenture, maturing as to principal and interest in such amounts and at such times as to insure the availability of sufficient moneys to pay the principal of, and premium, if any, and interest on, such Bonds and all necessary and proper fees, compensation and expenses of the Trustee shall have been deposited with the Trustee. So long as a Letter of Credit is then in effect and the Credit Provider has not failed or refused to honor a properly presented and conforming draw under the Letter of Credit, the Credit Provider, and not the registered owners of the Bonds, shall be deemed to be the Owner of 100% of the Outstanding Bonds at all times for the purpose of giving any approval, request, consent, direction (other than related to a demand purchase by the Owner of this Bond and as otherwise provided in the Indenture), declaration, rescission or amendment which under the Indenture is to be given by the registered owners of the Bonds at the time Outstanding; provided, however, that the Credit Provider shall not consent to any modification or amendment of the Indenture or the Loan Agreement requiring the consent of the Owners of 100% in aggregate principal amount of the Bonds Outstanding or which would cause the interest on the Bonds to be no longer excluded from gross income for federal income tax purposes unless the actual Owners of 100% in aggregate principal amount of the Bonds Outstanding shall have also consented thereto or unless the Credit Provider is also the registered owner of 100% of the Bonds Outstanding; and provided further, that the Credit Provider shall have no right to deprive any Owner of the Bonds of the benefit of the Letter of Credit under the circumstances and in the manner contemplated as set forth in the Indenture.
The New Jersey Economic Development Authority Act, constituting Chapter 80 of the Pamphlet Laws of 1974 of the State of New Jersey, approved on November 7, 1974, as amended and supplemented (the “Act”) provides that no member of the Authority nor any person executing bonds for the Authority shall be liable personally on this Bond by reason of the issuance hereof.
It is hereby certified and recited that all conditions, acts and things required by the Constitution or statutes of the State of New Jersey or the Indenture to exist, to have happened or to have been performed precedent to or in the issuance of this Bond, exist, have happened and have been performed and that said issue of Bonds, together with all other indebtedness of the Authority, is within every debt and other limit prescribed by said Constitution or statutes.
This Bond shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication hereon endorsed shall have been manually signed by the Trustee.

In Witness Whereof, the New Jersey Economic Development Authority has caused this Bond to be signed in its name and on its behalf by the manual or facsimile signature of its Director of Closing Services or any other Authority Officer and its corporate seal to be hereunto affixed, impressed or otherwise reproduced, and attested by the manual or facsimile signature of its Assistant Secretary, and this Bond to be dated the Dated Date.

[Seal]	New Jersey Economic Development Authority
Attest:

______________________________	By: __________________________

[Name]	[Name]

[Title]	[Title]

Trustee’s Certificate of Authentication
Dated: ____________, 2019
This is one of the Bonds described in the within‑mentioned Indenture.

U.S. Bank National Association,
as Trustee

By: ___________________________________
Authorized Representative
[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Authority or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof Cede & Co., has an interest herein.]

Assignment
For value received the undersigned do(es) hereby sell, assign and transfer unto _______________________________________________ [name, address and tax i.d. number of transferee] the within‑mentioned Registered Bond and do(es) hereby irrevocably constitute and appoint _____________________________________________ attorney, to transfer the same on the books of the Trustee with full power of substitution in the premises.
Dated: ___________, 20__             Signed: __________________________________

Note:
The signature(s) to this Assignment must correspond with the name(s) as written on the face of the within Registered Bond in every particular, without alteration or enlargement or any change whatsoever.

Signature guaranteed by:

Notice: Signature guarantee should be made by a guarantor institution participating in the Securities, Transfer Agents Medallion Program or in such other program acceptable to the Bond Registrar.

Exhibit B

Form of Investor Letter

[Date]
New Jersey Economic Development
Authority
36 West State Street
Trenton, New Jersey 08625

New Jersey Natural Gas Company
1415 Wyckoff Road
Wall, New Jersey 07719
U.S. Bank National Association
333 Thornall Street, 4th Floor
Edison, New Jersey 08837
Attention: Corporate Trust Dept.

[Transferor Address]

New Jersey Economic Development Authority
$10,300,000 Natural Gas Facilities Refunding Revenue Bonds, Series 2005A
(New Jersey Natural Gas Company Project) (the “Series 2005A Bonds”)
and
$10,500,000 Natural Gas Facilities Refunding Revenue Bonds, Series 2005B
(New Jersey Natural Gas Company Project) (the “Series 2005B Bonds”)
and
$15,000,000 Natural Gas Facilities Revenue Bonds, Series 2005C
(New Jersey Natural Gas Company Project) (the “Series 2005C Bonds”)
Ladies and Gentlemen:
[Name of Purchaser] (the “Purchaser”) has agreed to purchase the above‑referenced Series 2005[A][B][C] Bonds in the amount of $____________ which were issued in the original aggregate principal amount of $____________ by the New Jersey Economic Development Authority (the “Authority”) bearing the ___________ Rate as set forth in the Amended and Restated Indenture dated as of April 1, 2019 (the “Amended and Restated Indenture”), between the Authority and U.S. Bank National Association, as trustee (the “Trustee”). All capitalized terms used herein, but not defined herein, shall have the respective meanings set forth in the Amended and Restated Indenture. The undersigned, an authorized representative of the Purchaser, hereby represents to you that:

1.    We understand that the Series 2005[A][B][C] Bonds have not been registered pursuant to the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state, nor has the Amended and Restated Indenture been qualified pursuant to the Trust Indenture Act of 1939, as amended, in reliance upon certain exemptions set forth therein. We acknowledge that the Bonds (i) are not being registered or otherwise qualified for sale under the “blue sky” laws and regulations of any state, (ii) will not be listed on any securities exchange, and (iii) will not carry a rating from any rating service.
2.    We have not offered, offered to sell, offered for sale or sold any of the Series 2005[A][B][C] Bonds by means of any form of general solicitation or general advertising, and we are not an underwriter of the Series 2005[A][B][C] Bonds within the meaning of Section 2(11) of the 1933 Act.
3.    We have sufficient knowledge and experience in financial and business matters, including purchase and ownership of municipal and other Tax‑exempt obligations, to be able to evaluate the risks and merits of the investment represented by the purchase of the Series 2005[A][B][C] Bonds.
4.    We have the authority to purchase the Series 2005[A][B][C] Bonds and to execute this letter and any other instruments and documents required to be executed by the Purchaser in connection with the purchase of the Series 2005[A][B][C] Bonds.
5.    The undersigned is a duly appointed, qualified and acting representative of the Purchaser and is authorized to cause the Purchaser to make the certifications, representations and warranties contained herein by execution of this letter on behalf of the Purchaser.
6.    The undersigned is a “qualified institutional buyer” as defined in Rule 144A promulgated under the 1933 Act that is a commercial bank organized under the laws of the United States, or any state thereof, or any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country and, in any such case, has a combined capital and surplus, determined as of the date of purchase of the Series 2005[A][B][C] Bonds, of not less than $5,000,000,000.
7.    The undersigned understands that no official statement, prospectus, offering circular, or other comprehensive offering statement is being provided with respect to the Series 2005[A][B][C] Bonds. The undersigned has made its own inquiry and analysis with respect to the Authority, the Borrower, the Series 2005[A][B][C] Bonds and the security therefor, and other material factors affecting the security for and payment of the Series 2005[A][B][C] Bonds.
8.    The undersigned acknowledges that it has either been supplied with or been given access to information, including financial statements and other financial information, regarding the Borrower, to which a reasonable investor would attach significance in making investment decisions, and has had the opportunity to ask questions and receive answers from knowledgeable individuals concerning the Borrower, the Series 2005[A][B][C] Bonds and the security therefor, so that as a reasonable investor, it has been able to make its decision to purchase the Series 2005[A][B][C] Bonds.
9.    The Series 2005[A][B][C] Bonds are being acquired by the Purchaser for investment for its own account and not with a present view toward resale or distribution; provided, however, that the Purchaser reserves the right to sell, transfer or redistribute the Series 2005[A][B][C] Bonds, but agrees that any such sale, transfer or distribution by the Purchaser shall be only with the consent of the Borrower, in the case of transfer described in (c) below, and to a Person:
(a)    that is an affiliate of the Purchaser;
(b)    that is a trust or other custodial arrangement established by the Purchaser or one of its affiliates, the owners of any beneficial interest in which are limited to “qualified institutional buyers” as defined in Rule 144A promulgated under the 1933 Act; or
(c)    that the Purchaser reasonably believes to meet the requirements set forth in paragraph 6 of this letter and who executes an investor letter substantially in the form of this letter.

[Name of Purchaser]

By:     _____________________________
Name: ____________________________
Title: _________________________

Exhibit C

Form of Bank Index Rate Period Conversion Notice
[Date]
U.S. Bank National Association
333 Thornall Street, 4th Floor
Edison, New Jersey 08837
Attention: Corporate Trust Dept.
Re:    New Jersey Economic Development Authority
Natural Gas Facilities [Refunding] Revenue Bonds, Series 2005[A][B][C]
(New Jersey Natural Gas Company Project)

Ladies and Gentlemen:
Reference is hereby made to that:
A.    Amended and Restated Indenture, dated as of April 1, 2019 (the “Indenture”), between the New Jersey Economic Development Authority (the “Authority”) and U.S. Bank National Association, as Trustee;
B.    Loan Agreement dated as of October 1, 2005, as supplemented and amended (the “Agreement”), between the Authority and New Jersey Natural Gas Company (the “Borrower”); and
C.    _________________________ dated as of [Date] (the “Bank Index Rate Agreement”) between the Borrower and ___________________________, as Bank (the “Bank”).
All capitalized terms contained herein which are not specifically defined shall have the meanings assigned to such terms in the Indenture.
The Borrower hereby elects, pursuant to Section 2.3(E) of the Indenture, to change the Interest Rate Period to a new Bank Index Rate Period as follows:
1.    Conversion Date: __________________________________.
2.    New Interest Rate Mode: Bank Index Rate Period.
3.    New Bank Index Rate: [LIBOR Index Rate] [other Bank Index Rate].

4.    New Bank Purchase Date: _________________________.
5.    New Applicable Factor: _______%.
6.    New Applicable Spread: _____ basis points (___%); provided, however, that in the event that any change in any credit rating assigned to the long‑term unenhanced debt of the Borrower by Moody’s, Fitch or S&P, the Applicable Spread shall be the number of basis points associated with such new rating as set forth in the following schedule:

Tier	Credit Ratings (Moody’s/Fitch/S&P)	Applicable Spread
I	__/__/__	_____%
II	__/__/__	_____%
III	__/__/__	_____%
IV	__/__/__	_____%
V	__/__/__	_____%
VI	__/__/__	_____%
In the event credit ratings are assigned by any two or all three Rating Agencies, and two credit ratings assigned are equivalent ratings, the Applicable Spread shall be based on the tier corresponding to the two equivalent ratings; (ii) in the event credit ratings are assigned by all three Rating Agencies and no two such ratings are equivalent, the Applicable Spread shall be based on the tier corresponding to the middle such rating; and (iii) in the event credit ratings are assigned by only two Rating Agencies and such credit ratings are not equivalent, the Applicable Spread shall be based on the tier corresponding to the higher of such two ratings; provided however, if one of the credit ratings is two or more tiers lower than the other, the Applicable Spread shall be based on the tier next above the tier of the lower of the two credit ratings. References in the definition of Applicable Spread are to rating categories as presently determined by the Rating Agencies, and in the event of the adoption of any new or changed rating system or a “global” rating scale by any such Rating Agency, the rating categories shall be adjusted accordingly to a new rating which most closely approximates the requirements as set forth herein. Any change in the Applicable Spread shall apply to the LIBOR Index Reset Date or other Bank Rate Reset Date (as set forth and in accordance with the terms of the applicable Bank Index Rate Agreement), as applicable, next succeeding the date on which the change occurs.
Very truly yours,
New Jersey Natural Gas Company
By: ___________________________________
Name: _____________________________

Title: _______________________________

The Bank hereby agrees, subject to the satisfaction all requirements of the Indenture, to purchase the Series 2005[A][B][C] Bonds in the new Bank Index Rate Period upon the foregoing terms on the Conversion Date,
_________________________________,
as Purchaser
By: ___________________________________
Name: ______________________________
Title: _______________________________

In the judgment of the Market Agent, having due regard for prevailing market conditions for bonds or other securities the interest comparable as to credit and maturity to the Series 2005[A][B][C] Bonds, the interest rates at which the Purchaser has agreed to purchase the Series 2005[A][B][C] Bonds as set forth above is necessary, but does not exceed the interest rate necessary, which would enable the Market Agent to place the Bonds at a price of par on the Conversion Date.
[Market Agent],
as Market Agent
By: ___________________________________
Name: ______________________________
Title: _______________________________

Acknowledged:

U.S. Bank National Association,
as Trustee
By: _________________________________
Name: ___________________________
Title: ____________________________